As filed with the Securities and Exchange Commission on July ____2000

                                                   Registration No.  333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                                 AMENDMENT NO. 1
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                           SPENCER'S RESTAURANTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                      The Rattlesnake Holding Company, Inc.
                                  (Former Name)

          Delaware                             5812                       06-1369616
  (State or Other Jurisdiction      (Primary Standard Industrial       (I.R.S. Employer
of Incorporation or Organization)    Classification Code Number)    Identification Number)

                                106 Federal Road
                                Danbury, CT 06810
                            Telephone: (203) 798-1390

          (Address and Telephone Number of Principal Executive Offices)

                                  Kenneth Berry
                                    President
                           Spencer's Restaurants, Inc.
                                106 Federal Road
                                Danbury, CT 06810
                            Telephone: (203) 798-1390

            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                             Stuart M. Sieger, Esq.
                               Seth I. Rubin, Esq.
                    Ruskin, Moscou, Evans & Faltischek, P.C.
                              170 Old Country Road
                                Mineola, NY 11501
                            Telephone: (516) 663-6546

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box:   |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: _____

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: _____

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: _____

     If delivery of the  prospectus is expected to be made pursuant to Rule 434,
please check the following box:   |_|



                         CALCULATION OF REGISTRATION FEE

                                                                Proposed                 Proposed
 Title of Each Class                                             Maximum                 Maximum
 of Securities to be               Number of Shares to        Offering Price        Aggregate Offering          Amount of
     Registered                       be Registered            Per Share (1)             Price (1)           Registration Fee
 -------------------               -------------------        --------------        ------------------       ----------------
Common Stock                       200,000,000 Shares             $0.05                $10,000,000                 $2,640

Total Registration Fee:                    ----                    ----                $10,000,000                  *

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

* Registration fee paid with original filing of S-1 Registration Statement on August 16, 1999.

                           --------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              CROSS REFERENCE SHEET

                     Item and Heading Location in Prospectus
--------------------------------------------------------------------------------

1.       Forepart of the Registration Statement Outside        Front Page of Prospectus
         Front Cover
2.       Inside Front and Outside Back Cover Inside Front      Back Cover Pages of Prospectus
         and Outside Pages of Prospectus
3.       Summary Information, Risk Factors Summary of          Summary Information, Risk Factors Summary of
         Prospectus; and Ratio of Earnings to Fixed Charges    Prospectus; and Ratio of Earnings to Fixed Charges Risk
         Risk Factors                                          Factors
4.       Use of Proceeds                                       Use of Proceeds
5.       Determination of Offering Price                       Determination of Offering Price
6.       Selling Security Holders                              Selling Security Holders
7.       Plan of Distribution                                  Plan of Distribution
8.       Description of Securities to be Registered            Description of Securities to be Registered
9.       Interest of Named Experts and Legal Matters           Legal Matters; Experts
10.      Information with Respect to the Registrant            Information with Respect to the Registrant
11.      Incorporation of certain information                  Incorporation of certain information
12.      Disclosure of Commission Position on                  Position on Indemnification Act
         Indemnification for Securities
13.      Other Expenses of Issuance and Distribution           Other Expenses of Issuance and Distribution
14.      Indemnification of Officers and Directors             Indemnification of Directors and Officers
15.      Exhibits                                              Exhibits
16.      Undertakings                                          Undertakings

                   SUBJECT TO COMPLETION, DATED JULY ___, 2000

                                   PROSPECTUS

                           SPENCER'S RESTAURANTS, INC.

              200,000,000 SHARES OF COMMON STOCK OFFERED BY SELLING
                                SECURITY HOLDERS

     This is an offering of up to 200,000,000 shares (the "Shares") of Common Stock of Spencer's Restaurants, Inc., f/k/a The Rattlesnake Holding Company, Inc. (the "Company"), by the Selling Security Holders named herein. The selling security holders may be deemed to be underwriters when they sell their shares. See "Plan of Distribution."

     The Company will pay certain costs and expenses incurred in connection with the registration of the shares of Common Stock ("Shares") offered hereby, but the Selling Security Holders shall be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of such Shares. See "Plan of Distribution." The Company anticipates incurring expenses totaling approximately $__________ payable in connection with the shares being registered hereby.

     The Common Stock of the Company, par value $.001 per share, is quoted on the NASDAQ Bulletin Board under the symbol "SPST"; prior to September 9, 1999, it traded under the symbol "RTTL." On July 14, 2000 the closing sale price of the Company's Common Stock on the NASDAQ Bulletin Board was $.05 per share. The Selling Security Holders may sell all or a portion of the Shares offered hereby in private transactions or in the over-the-counter market at prices related to the prevailing prices of the Shares on the NASDAQ Bulletin Board at the time of sale. Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold by a Selling Security holder under Rule 144 rather than pursuant to this Prospectus. See "Plan of Distribution."

INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE SHARES AND THE SELLING SECURITY HOLDERS ARE NOT SOLICITING AN OFFER TO BUY THE SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 THE DATE OF THIS PROSPECTUS IS _________, 2000.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that you should consider before deciding to invest in our shares. We urge you to read this entire prospectus carefully including the "Risk Factors" section which begins on page __ and the consolidated financial statements and the notes to those statements. An investment in these securities involves a high degree of risk.

     This prospectus includes forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed under the heading "Risk Factors."

     In this "Prospectus Summary" section, "we," "our" and "ours" refer to the Company, and "you," "your" and "yours" refer to a purchaser of the Shares offered by this prospectus.

                                   The Company

General

     Spencer's Restaurants, Inc. (formerly known as The Rattlesnake Holding Company, Inc.), a Delaware corporation (unless the context otherwise indicates, with its subsidiaries, the "Company"), was formed and commenced operations in 1993, and effected an initial public offering of its stock in 1995 to develop, build and operate a chain of casual dining southwestern restaurants under the name Rattlesnake(R) Southwestern Grill. At one time, we operated a total of 8 restaurants in the New York metropolitan area. Management was unable to operate the restaurants profitably, failed to control general and administrative expenses and did not develop a workable growth strategy. As a consequence, we experienced substantial losses and incurred a significant amount of debt. In 1997, our Board of Directors elected certain of its members as officers to take control of operations and replace the existing management pursuant to its cost reduction plan (the "Cost Reduction Plan"). We then disposed of development projects and non-performing restaurants, negotiated severance agreements with the former management, and sharply reduced general and administrative expenses.

      In late fiscal 1998, the Company modified its expansion and operating strategy to facilitate a more rapid course to profitability and accelerate the reduction of losses pursuant to the Cost Reduction Plan. This new strategy incorporates a sharpened focus on existing profitable restaurants, the elimination or conversion of unprofitable restaurants and the implementation of aggressive cost cutting measures designed to reduce operating expenses and improve restaurant operating performance. The Company has, accordingly, terminated operations at seven locations.

     In fiscal 1998, in furtherance of the Cost Reduction Plan, we terminated operations at its Lynbrook, New York and Danbury, Connecticut facilities, and in November 1998, terminated operations at its Flemington, New Jersey facility as well, for which we recorded an impairment charge in 1998.

     In fiscal 1999, 106 Federal Road Restaurant Corp., our wholly-owned subsidiary, purchased the Danbury, Connecticut facility previously closed. The restaurant has been remodeled and reconfigured to serve as the first location for our new restaurant concept opened in November 1999.

     We continue to operate a self-sustaining Rattlesnake(R) Southwestern Grill in South Norwalk, Connecticut.

     In October 1998, we commenced a private placement offering (the "Offering") of our securities, pursuant to which we offered investors Series B Convertible Preferred Shares. See "Description of Securities - Preferred Shares." Upon completion of the Offering in July 1999, we had raised approximately $6,000,000 and converted approximately $1,350,000 of debt to equity. After satisfying certain of our remaining debts, disbursements of and commissions to the placement agent, and payment of other expenses of the Offering, we secured approximately $4,000,000 for working capital use.

     We have commenced concept development of a multi-regional chain of mid-priced steakhouses, to feature price/value steak and distinctive shrimp (and other) dishes, tentatively named Spencer's. Spencer's is a price/value oriented restaurant concept which is designed to provide fresh, high quality food at moderate prices in a relaxed atmosphere.

     The principal office of the Company is 106 Federal Road, Danbury, CT 06810 and our telephone number is (203) 798-1390.

                                  The Offering

     Common   Stock   Offered...................................   200,000,000 shares

     Common Stock Outstanding After the Offering................   229,973,019 shares

     Use of Proceeds............................................   We will not receive any of the  proceeds
                                                                   of the  shares of Common  Stock  sold by
                                                                   the  Selling   Security   Holders.   See
                                                                   "Plan  of   Distribution"   and  Use  of
                                                                   Proceeds".

     Risk Factors...............................................   This Offering  involves a high degree of
                                                                   risk.  See "Risk Factors".

     Over-the-Counter Bulletin Board Symbol.....................   "SPST" (formerly "RTTL")

                                  RISK FACTORS

     An investment by you in the shares offered by this prospectus is speculative and involves a high degree of risk. You should only purchase these securities if you can afford to lose your entire investment. Before making an investment, you should carefully consider the following risks and speculative factors, as well as the other information contained in this prospectus. As discussed in the Summary, this prospectus contains forward-looking statements that involve risks and uncertainties. The actual results of the Company's operations could be significantly different from the information contained in those forward-looking statements. Those differences could result from the risk factors discussed immediately below, as well as factors discussed in other places in this prospectus.

     We have a history of operating losses. We have a history of losses since our inception in 1993. As of the end of our June 30, 1999 fiscal year, losses aggregated $18,777,090 including losses of $3,236,039 and $3,352,035 for our fiscal years ended June 28, 1998 and June 30, 1999, respectively. For the nine months ended March 27, 2000, we recorded losses of $1,085,524 before preferred dividends payable in stock. Our future profitability will depend upon, among other things, our ability to generate a level of revenues sufficient to offset our cost structure in addition to reducing our operating costs on a per location basis. We believe that generation of that level of revenues is dependent upon the timely opening of restaurants and achieving and maintaining market acceptance. There can be no assurance that we will achieve significantly increased revenues or maintain profitable operations.

     We need significant capital and have no agreements to obtain same. Our capital requirements have been significant and our cash requirements have been exceeding our cash flow from operations (at March 27, 2000, we had a working capital deficit of $1,151,726) due to, among other things, costs associated with the prior development and operation of our Rattlesnake(R) Southwestern Grill restaurants and our Spencer's Restaurants operations. At March 27, 2000, current liabilities totaled approximately $1,838,000. We have been dependent upon sales of our equity securities and loans to finance our working capital requirements. We have no current arrangements with banks or otherwise with respect to, or potential sources of additional financing, and it is not anticipated that any officers, directors or stockholders will provide loans to us. Consequently there can be no assurance that any additional financing will be available to us when needed, on commercially reasonable terms, or at all. Any inability to obtain additional financing when needed would have a material adverse effect on us, including requiring us to curtail our expansion efforts. In addition, any additional equity financing may involve substantial dilution to the interests of our then existing stockholders.

     We are involved in litigation. We are a party defendant to certain litigation and may, in the future, be involved in additional litigation. If such litigations are concluded on unfavorable terms, the litigations could have a material adverse effect on us and our prospects. (See "Legal Proceedings.")

     We depend on key management and advisors. The success of the Company will be dependent on its ability to attract and retain experienced management and restaurant industry personnel. We anticipate the receipt of strategic advice from Stephan A. Stein, and full time services from Kenneth Berry as President. These individuals have entered into agreements with us including varying levels of commitment. The loss of the advice or services of any one or more of these persons could have a material adverse effect on the business and prospects of the Company. We face considerable competition from other food service businesses for personnel, many of which have significantly greater resources than we have. There can be no assurance that we will be able to attract and retain personnel in the future, and the inability to do so could have a material adverse effect on us.

     Our business is highly competitive. The restaurant industry is intensely competitive with respect to price, service, location and food quality and variety. There are many well-established competitors with substantially greater financial and other resources than we have, as well as a significant number of new market entrants. Such competitors include national, regional and local full-service casual dining chains, many of which specialize in or offer steak and seafood products, as well as single location restaurants. Some of our competitors have been in existence for substantially longer periods than we have, may be better established in the markets where our restaurants are or will be located and engage in extensive advertising and promotional campaigns, both generally and in response to efforts by competitors to open new locations or introduce new concepts or menu offerings. We can also be expected to face competition from a broad range of other restaurants and food service establishments which specialize in a variety of cuisines. While we believe that we are focusing on exciting and profitable menu items, there can be no assurance that consumers will regard our menu and concepts as sufficiently distinguishable from competitive menus and restaurant concepts or that substantially equivalent menus and restaurant concepts will not be introduced by our competitors.

     We have experienced a high failure rate of restaurants we opened. The opening of new restaurants is characterized by a very high failure rate, such as our Rattlesnake Southwestern Grill restaurants. We propose to initiate and construct a new restaurant chain. During the initial operation of a newly opened restaurant, such restaurant could operate at a loss. In the event of a prolonged period of unfavorable operating results for a restaurant, we may be required to close such restaurant, which could have a material adverse effect on the financial condition and results of operations of the Company. In the short term, we will remain dependent upon a limited number of restaurants for substantially all of its revenues. The lack of success or closing of our existing restaurants, or the unsuccessful operation of a new restaurant, could have material adverse effect upon the financial condition and results of operations of the Company.

     Our new concept is unproven and expansion carries high risks. We are currently implementing a strategy to change our concept and build a restaurant chain. We have limited experience in effectuating rapid expansion and in managing a large number of locations or locations that are geographically dispersed. Our proposed expansion will be dependent on, among other things, achieving significant market acceptance for our Spencer's concept, developing customer recognition and loyalty for the Spencer's name, identifying a sufficient number of prime locations and entering into lease arrangements for such locations on favorable terms, timely development and construction of locations, securing required governmental permits and approvals, hiring, training and retaining skilled management and other personnel, our ability to integrate new restaurants into our operations and the general ability to successfully manage growth (including monitoring restaurant operations, controlling costs and maintaining effective equality controls). In the event that cash flow from operations is insufficient or that we are unable to obtain adequate equipment, food vendor or landlord financing, or other unexpected events occur, such as delays in identifying suitable locations, negotiating leases, obtaining permits or design and construction delays, we may not be able to open all of such locations in a timely manner, or at all. Moreover, we are using a new name and developing a new concept, both of which will have to be tested and will have to demonstrate commercial acceptance and financial viability. There can be no assurance that we will be successful in opening the number of restaurants currently planned in a timely manner, or at all, or that, if opened, those restaurants will operate profitably.

     Our restaurants will have significant startup expenses. Our restaurant start-up cycle, which generally commences with site selection and ends upon the opening of the restaurant to customers, will vary by location and could extend for a period of months. Difficulties or delays in site selection or events over which we will have no control, such as delays in construction due to governmental regulatory approvals, shortage of or the inability to obtain labor and/or materials, inability of the general contractor or subcontractors to perform under their contracts, strikes or availability and cost of needed debt or lease financing, could materially adversely affect the start-up costs and completion times of new locations. We expect that future quarterly operating results will fluctuate as a result of the timing of, and expenses related to, the openings of new restaurants (since we will incur significant expenses during the months preceding the opening of a restaurant), as well as due to various other factors, including the seasonal nature of its business and weather conditions. Accordingly, our sales and earnings may fluctuate significantly from quarter to quarter and operating results for any quarter will not necessarily be indicative of the results that may be achieved for a full year. In addition, the capital resources required to construct each new location are significant. We estimate that the costs of opening our future locations (location acquisition and concept conversion) will be approximately $700,000 per location, net of any anticipated landlord contributions. We expect that we will incur approximately $75,000 in additional pre-opening costs in connection with the opening of future sites. There can be no assurance that the costs to construct and open a new location will not be significantly higher than currently anticipated.

     Our restaurants must meet changing consumer preferences. The restaurant industry is characterized by the continuing introduction of new concepts and is subject to rapidly changing consumer preferences, tastes and eating and purchasing habits. While the demand for steak restaurants has grown significantly over the past several years, there can be no assurance that such demand will continue to grow or that these trends will not be reversed. Our success will depend on our ability to anticipate and respond to changing consumer preferences, tastes and eating and purchasing habits, as well as other factors affecting the food service industry, including new market entrants, demographic trends and unfavorable national, regional and local economic conditions, inflation, increasing seafood and other food and labor costs. Failure to respond to such factors in a timely manner could have a material adverse effect on our business.

     We will concentrate in the New York Metropolitan area. Our existing restaurant, and the initial site selection(s), are to be in the New York metropolitan tri-state area. Given our geographic concentration, adverse publicity relating to our restaurants could have a more pronounced adverse effect on our operating results than might be the case if our restaurants were more geographically dispersed. A decline in tourism, or in general economic conditions, which affects the New York metropolitan area economy or tourism industry, particularly during the time of peak sales, could have a material adverse effect on our operations and prospects.

     Our business is less active in extreme Summer and Winter seasons. The restaurant business is seasonal, and could be adversely affected by extreme weather during what would otherwise be a period of higher sales.

     Our menu features steak and shrimp. The focus of our restaurant expansion will be on a menu featuring mid-priced steaks and a variety of shrimp selections (as well as other foods). Although we believe that this menu will prove attractive, it is very limited in relation to the variety of foods served in a "full menu" restaurant. Accordingly, if these menu items do not prove attractive, we will be adversely affected and would have to restructure its menu, with the attendant costs and loss of momentum resulting from a second start up effort.

     Our product costs are subject to fluctuation. Our profitability is dependent on our ability to anticipate and react to increases in food, labor, employee benefits, and similar costs over which we have limited control. Specifically our dependence on frequent deliveries of meat, seafood and produce subjects us to the risk of possible shortages or interruptions in supply caused by adverse weather, labor, transportation or other conditions which could affect the availability and cost of such items. We believe we will be able to anticipate and react to fluctuations in food costs through selected menu price adjustments, purchasing steak and shrimp directly from suppliers and promoting certain alternative menu selections (in response to price and availability of supply). However, there can be no assurance that we will be able to continue to anticipate and respond to such supply and price fluctuations in the future or that we will not be subject to significantly increased costs in the future. Moreover, we do not maintain long term supply contracts with any of our suppliers, and purchases products pursuant to purchase orders placed from time to time in the ordinary course of business. Although we believe that our relationships with our suppliers are satisfactory and that alternative sources are available, the loss of certain suppliers, or substantial price increases, could have a material adverse effect on us.

     Our alcoholic beverage sales can expose us to liability. Our restaurants are subject to "dram-shop" statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. A vendor can similarly be held liable if it knowingly provides alcoholic beverages to a person who is in a noticeable state of intoxication, knows that person will soon thereafter be driving a motor vehicle and injury or damage is caused by that person. In addition, significant national attention is focused on the problem of drunk driving, which could result in the adoption of additional legislation and increased potential liability of the Company for damage or injury caused by our customers. We carry insurance for this liability.

     We are subject to extensive government regulation. We are subject to extensive state and local government regulation by various governmental agencies, including state and local licensing, zoning, land use, construction and environmental regulations and various regulation relating to the sale of food and beverages, sanitation, disposal of refuse and waste products, public health, safety and fire standards. Our restaurants are subject to periodic inspections by governmental agencies to assure conformity with such regulations. Difficulties or failure in obtaining required licensing or other regulatory approvals could delay or prevent the opening of a new restaurant, and the suspension of, or inability to renew, a license at an existing restaurant would adversely affect the operations of the Company. Restaurant operating costs are also affected by other government actions which are beyond our control, including increases in the minimum hourly wage requirements, workers compensation insurance rates, health care insurance costs and unemployment and other taxes. The Federal Americans With Disabilities ("ADA") prohibits discrimination on the basis of disability in public accommodations and employment. Our restaurants are currently designed to be accessible to the disabled, and we believe that we are in compliance with all current applicable regulations relating to accommodations for the disabled. However, there can be no assurance that we will not be deemed to violate the ADA, and could be required to expend significant funds to provide service to or make reasonable accommodations for disabled persons.

     We may be unable to protect our proprietary information. Our business prospects will depend in part on our ability to develop favorable consumer recognition of the Spencer's name, which is only a proposed name and not a trademark. Although we applied for trademark registration for use of the Spencer's name by the United States Patent and Trademark Office, there can be no assurance that: (i) our registration will be issued and will not violate the proprietary rights of others or that our trademarks would be upheld; or (ii) that we would not be prevented from using our trademarks, if challenged, any of which could have an adverse effect on us. In addition, we will rely on trade secrets and proprietary know-how, and will employ various methods, to protect our concepts and recipes. However, such methods may not afford adequate protection and there can be no assurance that others will not independently develop similar know-how or obtain access to our know-how, concepts and recipes. We do not maintain confidentiality and non-competition agreements with all of our executives, key personnel or suppliers. There can be no assurance that we will be able to adequately protect our trade secrets. In the event competitors independently develop or otherwise obtain access to our know-how, concepts, recipes or trade secrets, we could be adversely affected.

     We don't plan to pay dividends. We have never paid any dividends on our Common Stock and does not anticipate paying cash dividends in the foreseeable future, except for possible cash dividends on the Preferred Shares. We currently intend to retain any and all earnings for use in connection with the expansion of our business and for general corporate purposes. The declaration and payment of future cash dividends, if any, will be at the sole discretion of our Board of Directors and will depend upon our profitability, financial condition, cash requirements future prospects, and other factors deemed relevant by the Board of Directors.

     We have a large number of shares eligible for future sale. As of March 27, 2000, we had approximately 200,000,000 shares of Common Stock outstanding (assuming conversion of convertible securities but no exercise of any warrants or options), of which approximately 15,000,000 shares of Common Stock are freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"). All of the remaining shares of Common Stock outstanding are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act and all of such restricted shares will become eligible for sale, pursuant to Rule 144, at the present time or later, but in no event later than one year from the date hereof, subject to the agreements set forth below. We filed a registration statement under the
Securities Act of 1933 in August 1999 including substantially all of the restricted securities which may be issued upon the conversion of convertible securities and the exercise of options and warrants (approximately 300,000,000 shares of common stock). It is anticipated that such registration statement will become effective during the third quarter of calendar 2000. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or even the availability of such shares for sale will have on the market prices prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold in the public market is likely to adversely affect the prevailing market price for the Common Stock and could impair our ability to raise capital through the sale of its equity securities at future dates.

     Our outstanding options and warrants are many time the number of shares now outstanding. There are approximately 165,000,000 shares of Common Stock reserved for issuance upon conversion of our outstanding Series B Preferred Stock, and an additional approximately 125,000,000 shares reserved for issuance upon the exercise of other options and warrants. Upon issuance of these shares, dilution of the interests of the holders of our Common Stock will occur and any sales in the public market of the shares may adversely affect prevailing market prices for the Common Stock. Moreover, the terms upon which we will be able to obtain additional equity may be adversely affected since the holders of the Series B Preferred Stock, outstanding warrants and options can be expected to convert or exercise them at a time when we would, in all likelihood, be able to obtain capital on terms more favorable to us than those provided by such securities.

     The Delaware Anti-Takeover Statute and the issuance of preferred stock would make a take-over more difficult. As a Delaware corporation, we will become subject to prohibitions imposed by Section 203 of the Delaware General
Corporation Law ("DGCL"). In general, this statute prohibits us from entering into certain business combinations without the approval of our Board of Directors and/or stockholders and, as such, could prohibit or delay mergers or other attempted takeovers or changes in control with respect to the Company. Such provisions may discourage attempts to acquire us. In addition, our Certificate of Incorporation authorizes the board of Directors to issue up to 5,000,000 shares of "blank check" preferred shares (the "Preferred Shares") without stockholder approval, in one or more series and to fix the dividend rights, terms, conversation rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges, and restrictions applicable to each new series of Preferred Shares. The issuance of shares of Preferred Shares in the future could, among other results, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, could make it difficult for a third party to gain control of the Company, prevent or substantially delay a change in control, discourage bids for the Common Stock at a premium, or otherwise adversely affect the market price of the Common Stock.

     Our NASDAQ Bulletin Board listing limits interest in our stock. We will seek to list the Common Stock on Nasdaq Small Cap or National Market System as soon as deemed practical. We would have approximately 300,000,000 shares of Common Stock outstanding, assuming conversion of all convertible securities and the exercise of all outstanding options and warrants (of which there can be no assurance). It would be necessary for us to seek authorization from our stockholders for a Common Stock combination (ie: a reduction in the outstanding number of shares of Common Stock) to achieve a market price which will enable us to obtain a Nasdaq listing. If approved, this could sharply reduce the number of shares of Common Stock outstanding (and the number of shares owned by any stockholder). There are also stringent net worth requirements that we do not currently meet, and may not meet in the future. The failure to meet listing or maintenance criteria will result in the failure to effect the listing of our Common Stock on Nasdaq, and trading, if any, in our Common Stock would be limited to the non-Nasdaq Bulletin Board market. As a result, there would be a significant lack of liquidity, and an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock.

     The price of our stock results in additional regulation. The Securities and Exchange Commission (the "Commission") regulations define a "penny stock" to be an equity security not registered on a national securities exchange, or for which quotation information is disseminated not on the Nasdaq SmallCap Market, that has a market price (as therein defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to a transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The foregoing required penny stock restrictions will not apply to our Common Stock if the Common Stock becomes listed on the Nasdaq SmallCap Market, and if certain price and volume information is provided on a current and continuing basis or, or if we meet certain minimum net tangible assets or average return criteria. In any event, even if the Common Stock was exempt from such restrictions, we would remain subject to Section 15(b)(6) of the Securities Act, as amended, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Common Stock remains subject to the rules on penny stocks, the market liquidity for our securities could be materially and adversely affected. Any disruption in the liquid market of the Common Stock could limit our access to the equity markets in the future, and could have a materially adverse effect on our business, financial conditions and results of operations.

                       SUMMARY CONSOLIDATED FINANCIAL DATA

Statement of Operations Data:

                                      Year         Year         Year         Year          Year           Nine Months Ended
                                     ended        ended        ended         ended        ended          March 31,      March 27,
                                    June 30,    June 30,      June 29,     June 28,      June 30,          1999           2000
                                      1995         1996         1997         1998          1999

               (dollars in thousands, except share per share data)
Consolidated Statement of
  Operations Data:
Restaurant sales, net                $5,341      $8,243        $7,852       $3,761        $1,627         1,365          1,724
Cost of restaurant expenses           5,222       8,402         7,988        3,935         1,813         1,534          1,785
Income (loss) from                      119       (159)         (136)        (174)         (186)         (169)           (61)
  restaurant operations
Selling, general and                  1,583       2,810         2,715        1,280         2,850         2,050            932
  administrative expense
Loss on closure of restaurant           ---         192         1,732        1,465           365           365             43
  sites and impairment
  charges
Interest expense and                  1,292         109           173          261           175           196             27
  amortization of debt
  issuance costs
Loss before income taxes and        (2,758)     (3,283)       (4,798)      (3,236)       (3,894)       (3,004)        (1,063)
  extraordinary item
Income taxes                            ---         ---           ---          ---           ---           ---             23
                                   --------    --------     ---------    ---------      --------      --------       --------
Net loss before                     (2,758)     (3,283)       (4,798)      (3,236)       (3,894)       (3,004)        (1,086)
  extraordinary
  item
Extraordinary item:  Gain
on  forgiveness of debt                 ---          90            --           --           512           343            ---
                                   --------    --------     ---------    ---------      --------      --------       --------
Net loss                            (2,758)     (3,193)       (4,798)      (3,236)       (3,352)       (2,661)        (1,086)

Dividends on preferred
shares                                  ---          ---        (104)        (104)         (199)           ---          (521)
                                   --------    --------     ---------    ---------      --------      --------       --------
Net loss applicable to
  common stockholders              $(2,758)    $(3,193)      $(4,902)     $(3,340)      $(3,551)      $(2,661)       $(1,607)
                                   ========    ========      ========     ========      ========      ========       ========
Net loss per share -
  Basic and diluted:
Loss before extraordinary
  item                              $(2.46)     $(1.26)       $(1.85)      $(0.80)       $(0.21)       $(0.19)        $(0.05)
Extraordinary item                      ---         .03            --         --             .03          0.02            ---
                                   --------    --------     ---------    ---------      --------      --------       --------
Net loss                            $(2.46)     $(1.23)       $(1.85)      $(0.80)       $(0.18)       $(0.17)        $(0.05)
                                    =======     =======     =========    =========       =======       =======       ========
Shares used in computing net
  loss per share, basic and
  diluted                         1,122,678   2,605,808     2,645,335    4,173,985    19,205,208    15,609,352     29,979,013
                                  =========   =========     =========    =========    ==========    ==========     ==========
Consolidated Balance
  Sheet Data:
Cash                             $       28      $1,922      $     68      $   311        $2,338        $3,660       $    605
Total assets                         10,293       6,500         2,262          785         3,918         3,888          2,849
Long-term debt, including
  current portion                     3,299       1,833         1,380        1,808           298           482            258
Total stockholders' equity
  (deficit)                           5,084       3,321       (1,212)      (3,062)         1,882         2,171          1,011

                                 DIVIDEND POLICY

     We have not declared or paid any Common Stock dividends in the past and do not anticipate doing so in the foreseeable future. We intend to retain any earnings to finance our growth. Any future payments of dividends will be at the discretion of our Board of Directors and will depend upon such factors as the Board of Directors deems relevant. We cannot assure you that we will pay dividends in the foreseeable future.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of March 27, 2000. The table should be read in conjunction with our consolidated financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus.

                                                                                                 As of
                                                                                            March 27, 2000

Current maturities of long-term debt                                                            $258,344
Notes payable, net of current maturities                                                             -0-
                                                                                                --------

         Total long-term debt                                                                   $258,344
                                                                                                --------
Stockholder's equity:

        Series B Preferred stock $0.10 par value, 5,000,000 shares authorized,
        356,909 shares issued and outstanding                                                     35,690

        Common stock,  $.001 par value,  400,000,000  shares authorized at March 27,              29,980
        2000,  29,979,013 issued and outstanding

Additional paid-in capital                                                                    20,986,092
Accrued dividends                                                                               (178,450)
Accumulated deficit                                                                          (19,862,614)
                                                                                             -----------

        TOTAL STOCKHOLDERS' EQUITY                                                            $1,010,698
                                                                                              ----------
        TOTAL CAPITALIZATION                                                                  $1,269,042
                                                                                              ==========

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     The following discussion and analysis contains forward-looking statements which involve risks and uncertainties. When used herein, the words "anticipate," "believe," "estimate," and "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements.

     The Company's original strategy of aggressive growth, utilizing a low cost Rattlesnake Southwestern Grill restaurant concept adaptable to different leasehold configurations in a short construction timetable, met with significant difficulty, particularly in the areas of inconsistent operational performance of newer units. As a result, the Board of Directors voted in January 1997 to adopt a revised business plan (the "Cost Reduction Plan") that focused on profitability of existing restaurants and the closing of marginal restaurants.

     In late fiscal 1998, the Company modified its expansion and operating strategy to facilitate a more rapid course to profitability and accelerate the reduction of losses pursuant to the Cost Reduction Plan. This new strategy incorporates a sharpened focus on existing profitable restaurants, the elimination or conversion of unprofitable restaurants and the implementation of aggressive cost cutting measures designed to reduce operating expenses and improve restaurant operating performance. The Company has, accordingly, terminated operations at seven locations.

     At March 27, 2000, The Rattlesnake Holding Company, Inc. was the parent corporation of two operating subsidiary company, Rattlesnake Ventures, Inc., operating a Rattlesnake Grill in South Norwalk, Connecticut and the parent corporation of one subsidiary company, 106 Federal Road, owner of the site at which the Company opened its first Spencer's restaurant November 3, 1999.

Nine Months and Three Months Ended March 27, 2000 as Compared with Nine Months and Three Months Ended March 31, 1999

Restaurant Sales

     Net restaurant sales increased 177.3% to $865,811 for the quarter ended March 27, 2000 from $312,260 for the quarter ended March 31, 1999. For the nine months ended March 27, 2000 net restaurant sales increased 26.2% to $1,723,718 from $1,365,409. These increases in restaurant sales for the nine months and quarter ended March 27, 2000 are due to the new Spencer's restaurant opening in November of 1999 and to a 16.3 % sales increase at the Rattlesnake restaurant.

Promotional Sales

     Promotional sales increased from $10,548, for the three months ended March 31, 1999 to $28,058 for the quarter ending March 27, 2000. This 166.0% increase is attributable to the commencement of operations of the new Spencer's restaurant which opened November 3, 1999. Promotional sales for the nine months ended March 27, 2000 decreased from $55,664 for the nine months ended March 31, 1999 to $51,962, a 6.7% decrease.

Food and Beverage Costs

     Cost of food and beverage sales increased as a percentage of net sales from 31.6% for the three months ended March 31, 1999 to 34.6% for the quarter ended March 27, 2000. The cost of food and beverage sales increased to $299,778 for the three months ended March 27, 2000 from $98,763 for the three months ended March 31, 1999. For the nine months ended March 27, 2000, the cost of food and beverage sales decreased as a percentage of net sales from 38.1% for the nine months ended March 31, 1999 to 35.6%. The percentage increase for the three months ended March 27, 2000 is attributable to the Spencer's restaurant which features a high quality, high value menu. The cost of food and beverage sales increased to $613,688 for the nine months ended March 27, 2000 from $520,759 for the nine months ended March 31, 1999.

Restaurant Salaries and Fringe Benefits

     Restaurant salaries and fringe benefits, which consist of direct salaries of restaurant managers, hourly employee wages and related fringe benefits, increased to $467,100 for the three months ended March 27, 2000 from $112,429 for the three months ended March 31, 1999. Restaurant salaries and fringe benefits as a percentage of net sales increased to 53.9% for the three months ended March 27, 2000 from 36.0% for the three months ended March 31, 1999. For the nine months ended March 27, 2000 restaurant salaries and fringe benefits increased to $1,029,164 from $560,770 for the nine months ended March 31, 1999. For the nine months ended March 27, 2000 restaurant salaries and fringe benefits as a percentage of net sales increased to 59.7% from 41.1% for the nine months ended March 31, 1999. This increase is primarily attributable to the new Spencer's restaurant, the preparation of the staff for the opening of such restaurant and a Manager in Training Program geared toward future expansion.

Occupancy and Related Expenses

     Occupancy and other related expenses, which include linen, repairs, maintenance, utilities, rent, insurance and other occupancy related expenses, increased to $48,082 for the three months ended March 27, 2000 from $40,271 for the three months ended March 31, 1999. The increase is due to the additional restaurant, Spencer's. As a percentage of net restaurant sales, these costs decreased from 12.9% in the three months ended March 31, 1999 to 5.6% for the quarter ended March 27, 2000. For the nine months ended March 27, 2000 occupancy and other related expenses decreased to $103,611 from $416,747 for the nine months ended March 31, 1999. As a percentage of net restaurant sales these costs decreased from 30.5% to 6.0% for the nine months ended March 31, 1999 and March 27, 2000 respectively. The decrease in occupancy and other related expenses as a percentage of sales is due to the fact the Company no longer incurs rent at its Danbury location as the Company has purchased the property.

Depreciation and Amortization Expenses

     Depreciation and amortization expense increased from $13,893 for the three months ended March 31, 1999, to $20,786 for the three months ended March 27, 2000. As a percentage of net sales, depreciation and amortization expense decreased from 4.4% for the three months ended March 31, 1999 to 2.4% for the three months ended March 27, 2000. Depreciation and amortization expense increased from $36,175 for the nine months ended March 31, 1999 to $38,357 for the nine months ended March 27, 2000. As a percentage of net sales, depreciation and amortization expense decreased from 2.6% of net sales to 2.2% of net sales for the nine months ended March 27, 2000. The percentage reduction from prior year is the result of added sales from the new Spencer's restaurant opened November 1999.

Selling, General and Administrative Expenses

     Selling, general and administrative expenses decreased from $1,587,185, or 508.3% of net sales for the quarter ended March 31, 1999, to $358,121, or 41.4% of net sales, for the three months ended March 27, 2000. Selling, general and administrative expenses decreased from $2,050,405 or 150.2% of net restaurant sales for the nine months ended March 31, 1999 to $932,367 or 54.1% of net restaurant sales for the nine months ended March 27, 2000. Selling, general and administrative expenses in the prior year included costs attributable to the value of a warrant issued to a consultant pursuant to the terms of a consulting agreement, $1,075,000, which was immediately exercisable and not subject to a forfeiture provision.

Interest Expenses

     The Company incurred interest expense, net, for the three months ended March 27, 2000 and for the nine months ended March 27, 2000 of $26,663 compared to costs of $65,154 and $196,340 for the three months ended March 31, 1999 and the nine months ended March 31, 1999 respectively. Interest expense is for Series B notes payable, due July 2000 that carry interest of 15% per annum.

Litigation Award

     The Company was a co-defendant in an action brought by an owner of an apartment above the South Norwalk Company restaurant for negligence per se, intentional infliction of emotional distress, negligent infliction of emotional distress, and violations of the Connecticut Unfair Trade Practices Act (CUTPA) based upon alleged excessive noise and rude and/or threatening conduct of employees. The jury awarded a verdict in the amount of $625,000 against various defendants, including the Company's former Chairman on August 5, 1998.
Accordingly, the Company recorded a $625,000 charge in the quarter ended September 30, 1998 to accrue this judgment. On November 20, 1998, the Court set aside the jury's verdict as to all counts against the Company except for the plaintiff's claim for negligence per se and accordingly reduced the jury's award to $225,000. Accordingly, the Company reduced by $400,000, in the quarter ended December 31, 1998; the amount of the charge recognized in the quarter ended September 30, 1998. In June 2000, all claims against the Company were settled by aggregate payments by the Company of approximately $60,000.

Fiscal Year Ended June 30, 1999 as Compared with Fiscal Year Ended June 28, 1998

     Net restaurant sales decreased 56.7% to $1,627,245 in fiscal 1999 from $3,761,300 in fiscal 1998. The decrease in net restaurant sales resulted from the closing of the Danbury, CT and Flemington, NJ restaurants. In fiscal 1999, the Company generated a net loss of $3,352,035 as compared to a net loss of $3,236,039 in fiscal 1998, an increase of $115,996.

     The increased loss was attributable to a combination of several factors including; $1,569,940 increase in selling, general and administrative expenses attributable to a $1,075,000 charge incurred for the issuance of warrants to Mr. Frank and increased professional fees; a litigation charge of $225,000 relating to a verdict in an action brought by an owner of an apartment above the South Norwalk restaurant; a $1,100,000 reduction in losses on closure of restaurant sites and impairment charges and a $512,429 extraordinary gain in 1999 on the extinguishment of debt.

     Restaurant Sales

     Gross restaurant sales decreased 56.4% to $1,696,679 in fiscal 1999 from $3,888,643 in fiscal 1998. The decrease in restaurant sales resulted from the decrease in number of operating restaurants during the fiscal year 1998 period due to the closure of the Danbury, Connecticut and Flemington, New Jersey restaurants, and lack of working capital to adequately support restaurant operations. Same store sales for comparable periods for fiscal year ended June 30, 1999 decreased by $78,252.

     Promotional Sales

     Promotional sales decreased from $127,343 in fiscal 1998 to $69,434 in fiscal 1999. This decrease is attributed to a reduction in the number of restaurants operating during the period. Promotional sales have increased as a percentage of gross sales in fiscal 1999 to 4.1% from 3.3% in fiscal 1998. This increase as a percentage of sales is the result of increase usage of discount dining services.

     Food and Beverage Costs

     Food and beverage costs increased as a percentage of net restaurant sales at 38.2% in fiscal 1999 and 32.6% in fiscal 1998. The percentage increase is attributable to inefficiencies of the Flemington unit closed in November 1998. The cost of food and beverage sales decreased to $621,595 for fiscal 1999, as compared with $1,225,982 for fiscal 1998, resulting from the reduction in the number of restaurants operating during the period.

     Restaurant Salaries and Fringe Benefits

     Restaurant salaries and fringe benefits, which consist of direct salaries of restaurant managers, hourly employee wages and related fringe benefits, decreased to $662,343 in fiscal 1999 as compared to $1,322,119 in fiscal 1998. This decrease is attributable to the operation of fewer restaurants during fiscal 1999. As a percentage of net sales, these costs increased to 40.7% in fiscal 1999 from 35.2% in fiscal 1998, principally due to allocating management salaries over a smaller restaurant base.

     Occupancy and Related Expenses

     Occupancy and related expenses, which include linen, repairs, maintenance, utilities, rent, insurance and other occupancy related expenses, decreased to $485,200 in fiscal 1999 from $1,072,796 in fiscal 1998. As a percentage of net restaurant sales, these costs increased to 29.9% in fiscal 1999 from 28.5% in fiscal 1998. The decrease in actual occupancy costs is attributable to a reduction in the number of units operating during the period.

     Depreciation and Amortization Expense

     Depreciation and amortization expenses decreased as a percentage of net restaurant sales to 2.7% in fiscal 1999 from 8.3% in fiscal 1998. These expenses decreased to $44,096 in fiscal 1999 from $314,017 in fiscal 1998. This decrease is primarily attributable to the reduction in the number of restaurants which were in operation during fiscal 1999.

     General and Administrative Expenses

     General and administrative expenses increased to $2,849,771 in fiscal 1999 from $1,279,831 in fiscal 1998. This increase is attributable to a $1,075,000 charge incurred for the issuance of warrants to Mr. Frank and increased professional fees.

     Interest Expenses

     Interest expense decreased to $175,248 in fiscal 1999 from $261,276 in fiscal 1998. This decrease resulted from the reduction of outstanding indebtedness attributable to debt conversions, principal reductions and forgiveness of debt associated with the private placement of Series B Preferred Stock.

Loss of Closure of Restaurant Sites and Impairment Charges

     The loss on closure of restaurant sites and impairment charges is attributable to: (1) pursuant to the March 1998 agreement to acquire the Ottomanelli Group, additional consideration, due to anti-dilution provisions contained in the agreements, common stock was payable to the Ottomanelli Group shareholders, as a result of the private placement. In February 1999, 5,000,000 shares of common stock were issued pursuant to such anti-dilution provisions, which included a maximum addition which was met. As the Company recorded an impairment charge in fiscal 1998 relating to the termination of the operations of the Ottomanelli restaurants, the fair value of the common stock issued, $250,000 was recognized as a further impairment loss in 1999. (2) A note receivable of $230,000, which was received as partial consideration for the sale of the Company's Fairfield facility, was exchanged with a value assigned of $115,000 in partial satisfaction of a $425,000 note payable and an additional $115,000 loss on restaurant closure was recognized in 1999.

Litigation Award

     In August 1998, a jury awarded a verdict in the amount of $625,000 against various defendants, including the Company and our former Chairman. On November 20, 1998, the Court set aside the jury's verdict as to all counts against us except for plaintiff's claim for negligence per se and accordingly reduced the jury's award to $225,000. We recorded a charge in the 1999 Statement of Operations of $225,000 for the litigation award. The jury's award is currently on appeal by the Company, and plaintiff has appealed the Court's decision to set aside a portion of the jury's verdict and reduce the award. There are also potential claims of indemnification by other defendants against us in the event the plaintiff's appeal is successful.

Extraordinary Gain

     We recorded an extraordinary gain on the forgiveness of debt of $512,429 in 1999, principally resulting from a series of debt satisfaction agreements associated with our private placement of Series B Preferred Stock and related settlements with trade creditors.

Subsequent Events

     On July 2, 1999, we sold an additional 2,000 shares of its Series B Preferred Stock for a value of $50,000 as part of its Offering.

     On September 9, 1999, we formally changed our name with the appropriate authorities to Spencer's Restaurants, Inc. (symbol: "SPST") from The Rattlesnake Holding Company Inc. (symbol: "RTTL").

     In September 1999, we finalized our agreement with the landlord of our previously closed restaurant in Flemington, New Jersey. The agreement completely satisfied all remaining obligations for past due rents, real estate taxes, utilities and outstanding $39,998 note payable. We assigned the liquor license in satisfaction of the note payable and issued 4,660 shares of Series B Preferred Stock with a valuation of $116,500 to complete the settlement.

     In September 1999, the holders of a majority of the issued and outstanding shares of our common stock by written consent in lieu of a meeting pursuant to Delaware Law adopted an option plan providing for incentive stock options and non-incentive stock options for employees and non-employees, under which options may be granted for a total of 25,000,000 shares of common stock and adopted an option plan for the members of the Board of Directors under which options may be granted for a total of 10,000,000 shares of common stock.

     In September 1999, we paid $198,846 of dividends to the preferred shareholders of record by issuing 7,954 additional shares of Series B Preferred Stock in lieu of cash payments.

     On December 15, 1999, the Company's contract with its Chief Financial Officer was terminated without payment or further remuneration.

     On December 31, 1999, a contract scheduled to expire October, 2001 for consulting services being provided the Company was terminated by the consultant. A new contract, effective January 10, 2000 and scheduled to expire December 31, 2000, was substituted.

     On January 31, 2000, the Company accepted the resignation of its Senior Vice President, Nicolo Ottomanelli. Mr. Ottomanelli remains on the Board of Directors and provides consulting services to the Company on an as-needed basis. Mr. Ottomanelli's contract was terminated effective with the resignation and without payment or further remuneration.

     On February 9, 2000, at the Annual Shareholders Meeting, the shareholders approved the 1999 Stock Option Plan and the 1999 Non-Employee Director's Stock Option Plan. The shareholders also re-elected to the Board: Kenneth R. Berry to a three-year term, Stephan A. Stein to a two-year term and Nicolo Ottomanelli to a one-year term. To date, employee stock options were issued to purchase 2,575,000 of the 25,000,000 shares allocated for the 1999 Stock Option Plan. All options were granted at fair market value on the day of grant.

     In March 2000, the Company paid dividends to holders of Series B Preferred Stock in the form of 13,732 additional shares of Series B Preferred Stock.

Fiscal Year Ended June 28, 1998 as Compared with Fiscal Year Ended June 29, 1997

     Net restaurant sales decreased 52.1% to $3,761,300 for the fiscal year ended June 28, 1998 from $7,851,950 for the twelve months ended June 29, 1997. The decrease in net restaurant sales resulted from the closing of the Fairfield, Connecticut, White Plains and Yorktown Heights, New York restaurants in fiscal 1997. For the fiscal year ended June 28, 1998, the Company generated a net loss of $3,236,039 as compared to a net loss of $4,797,857 for the fiscal year ended June 29, 1997, a decrease of $1,561,818. The decreased loss was principally attributed to the modified expansion and operating strategy adopted by the Board of Directors in January of 1997.

     Restaurant operating losses were $173,614 for the fiscal year ended June 28, 1998 as compared with $136,256 for the fiscal year ended June 29, 1997. This decrease in operating losses was principally attributable to the implementation of the Company's Cost Reduction Plan and closure of unprofitable restaurants. Restaurant salaries and benefits were reduced as a result of a reduction in the number of personnel being reduced. Furthermore, depreciation and amortization reduced as the number of operating restaurant facilities was reduced.

     Restaurant Sales

     Gross restaurant sales decreased 53% to $3,888,643 for the fiscal year ended June 28, 1998 from $8,265,474 for the fiscal year ended June 29, 1997. The decrease in restaurant sales resulted from the decrease in number of operating restaurants during the fiscal year 1998 period, the closure of the Danbury, Connecticut restaurant, and lack of working capital to adequately maintain and provide the restaurant operations. Store sales for comparable periods for fiscal year ended June 28, 1998 decreased $897,008.

     Promotional Sales

     Promotional sales decreased from $413,524 for fiscal year ended June 29, 1997 to $127,343 for fiscal year ended June 28, 1998. This decrease is attributed to a reduction in direct mail advertisement incentives and closer controls of in-house manager promotions. Promotional sales have decreased as a percentage of gross sales in fiscal year 1998 to 3.3% from 5.0% in fiscal year 1997. This decrease as a percentage of sales is the result of Corporate policy to reduce promotional sales.

     Food and Beverage Costs

     Food and beverage costs increased slightly as a percentage of net restaurant sales at 32.6% in fiscal year 1998 and 31.1% in 1997. The cost of food and beverage sales decreased to $1,225,982 for the fiscal year ended June 28, 1998, as compared with $2,443,860 for the fiscal year ended June 29, 1997. The slight increase is due to menu changes, price increases and the loss of purchasing efficiencies based on fewer restaurants in operation. This decrease as a percentage of sales is the result of the beneficial effects of clustered marketing efforts and shared costs among all of the Company's restaurants.

     Restaurant Salaries and Fringe Benefits

     Restaurant salaries and fringe benefits, which consist of direct salaries of restaurant managers, hourly employee wages and related fringe benefits, decreased to $1,322,119 for the fiscal year ended June 28, 1998 as compared to $2,792,622 for the fiscal year ended June 29, 1997. This decrease is attributable to the operation of fewer restaurants during fiscal 1998. As a percentage of net sales, these costs decreased to 35.2% in fiscal 1998 from 35.6% in fiscal 1997, principally due to the implementation of the Company's cost reduction plan under which it reduced restaurant management and staff during the fourth quarter of fiscal year 1997.

     Occupancy and Related Expenses

     Occupancy and related expenses, which include linen, repairs, maintenance, utilities, rent, insurance and other occupancy related expenses, decreased to $1,072,796 for the fiscal year ended June 28, 1998 from $2,025,198 for the fiscal year end June 29, 1997. As a percentage of net restaurant sales, these costs increased to 28.5% in fiscal 1998 from 25.8% in fiscal 1997. The increase as a percentage of sales can be attributed primarily to the costs associated with the maintenance of the Fairfield restaurant which closed in fiscal year 1997 and which was not sold until March 24, 1998.

     Depreciation and Amortization Expense

     Depreciation and amortization expenses decreased as a percentage of net restaurant sales to 8.3% for the fiscal year ended June 28, 1998 from 9.3% for the fiscal year end June 29, 1997. These expenses decreased to $314,017 in fiscal year ended June 28, 1998 from $726,526 for the fiscal year end June 29, 1997. This decrease is primarily attributable to the reduction in the number of restaurants which were in operation during fiscal year 1998.

     General and Administrative Expenses

     Selling, general and administrative expenses decreased to $1,279,831 in fiscal year ended June 28, 1998 from $2,715,293 for the fiscal year end June 29, 1997. As a percentage of net sales, selling, general and administrative expenses increased from 34.6% in 1997 to 34.0% in 1998. These reductions in expense are a direct result of the Company's implementation of its cost reduction plan.

     Interest Expenses

     Interest expense increased to $261,276 for the fiscal year ended June 28, 1998 from $172,886 for the fiscal year end June 29, 1997. This increase resulted from additional borrowing by the Company and the increased interest rate relating to the extension of the Series C Notes payable.

Loss of Closure of Restaurant Sites and Impairment Charges

     In fiscal 1998, we performed a further analysis of historical and projected operating results, which reflected a pattern of historical operating losses and negative cash flow, as well as future projected negative cash flow and operating results for fiscal 1999 for its Flemington restaurant. Accordingly, we recorded an impairment charge for this restaurant to write-down the impaired asset of $558,282 in fiscal 1998 and contemplated the future closure based upon future operating results. The restaurant was subsequently closed in November 1998.

     On June 22, 1998, we closed our Danbury, Connecticut facility and subsequently lost its tenancy pursuant to a foreclosure action. Accordingly, we recognized a loss of $270,426 in fiscal 1998 relating to the closure.

     In fiscal 1998, our management concluded that the operations of the former Ottomanelli Group were inconsistent with our operating plans and were terminated in fiscal 1998, including the operations of its two New Jersey restaurants. Accordingly, we concluded that the goodwill relating to the acquisition was impaired and recorded an impairment charge of approximately $436,000 in fiscal 1998.

     In fiscal 1998, we recorded an additional loss of $88,559 relating to the ultimate sale of the Fairfield, Connecticut location closed in June 1997 and an additional loss of $55,725 relating to the Lynbrook facility closed in September 1997.

Seasonality and External Influences
on Quarterly Results

     Our sales and earnings reflect the seasonality of the business. Quarterly results have been and, in the future are likely to be, substantially affected by the timing of new restaurant openings. Because of the impact of new restaurant openings, results for any quarter are not necessarily indicative of the results that may be achieved for a full fiscal year and cannot be used to indicate financial performance for the entire year.

Recent Accounting Announcements

     In April 1998, Statement of Position 98-5 ("SOP 98-5"), "Reporting the Cost of Start-up Activities," was issued. SOP 98-5 requires that costs incurred during start-up activities, including pre-opening costs, be expensed as incurred. The Company will adopt SOP 98-5 in the first quarter of fiscal 2000 and management does not believe that the adoption of SOP 98-5 will have a material impact on the Company's financial position or results of operations.

     In June 1998, Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("Statement 133"), was issued which is effective for fiscal years beginning after June 15, 2000. Statement 133 standardizes the accounting for derivative instruments and requires that all derivative instruments be carried at fair value. The Company has not determined the impact that Statement 133 will have on its financial statements and believes that such determination will not be meaningful until closer to the date of initial adoption.

Liquidity and Capital Resources

     The Company has a long history of losses, which has depleted its capital resources and has resulted in the incurrence of a significant amount of indebtedness. Without additional funds, the Company will have to abandon its long-term plans for the Spencer's concept development and the opening of additional restaurants, and drastically reduce its corporate overhead. The Company estimates that the financing obtained at the Offering will enable the Company to affect some expansion and to operate through 2000. There can be no assurance that the Company will have adequate resources after such time unless it conducts profitable operations and/or obtains additional financing of which there can be no assurance. The Company continues to explore equity investments but there is no assurance the Company will be successful.

     The Company has incurred aggregate losses since inception of $19,862,614 inclusive of a net loss for the nine months ended March 27, 2000 of $1,085,524. Based upon interim financial information prepared by management, the Company has continued to incur losses through the remainder of fiscal 2000.

     Subsequent to the completion of the private placement in February 1999, which effectively satisfied all short and long-term debt that was in default, the Company has assembled a new management team and developed a new restaurant theme, which was introduced at the recently reacquired Danbury, Connecticut location (as described in note number one above in "Description of Business").

     On October 27, 1998, the Company commenced an offering (the "Offering") of its Series B Convertible Preferred Shares, $.10 par value. Between February 17, 1999 and July 2, 1999, the Company sold approximately $6,000,000 of Series B Preferred Shares pursuant to the Offering and converted approximately $1,350,000 of its debt to Company equity. During the Offering, the Company satisfied, by payment of cash and/or equity in the form of preferred and/or common stock, the following: (a) all outstanding Series C promissory notes; (b) certain outstanding Series B promissory notes; (c) all outstanding promissory notes related to the now closed Fairfield facility; and (d) all outstanding promissory notes from (i) September 1997, (ii) March through June 1998, and (iii) October and November 1998, effectively satisfying all short term and long term debt which was in default.

     In connection with this financing, the holders of 56,500 shares of Series A Preferred Stock exchanged their holdings for 55,370 shares of Series B Preferred Stock and waived the payment of accumulated dividends of $259,545.

     On July 2, 1999 the Company sold an additional 2,000 shares of its Series B Preferred Stock for a value of $50,000 as part of its Offering.

     The preferred shares will be convertible, at the option of the holder at any time after November 1999, at a conversion price initially equal to $0.05 per share of common stock. The conversion rate will be reduced by 10% per month for each month the Company fails to comply with its obligations to file, and in good faith process, a registration statement.

     The Company did file a registration statement on August 16, 1999, which has not yet been declared effective.

     The conversion price is subject to the adjustments on the terms set forth in the Certificate of Designation. The outstanding preferred shares shall be converted, with no action on the part of the holder, if, at any time after February 2000, the common stock into which the same is converted is registered under the Securities Act and the closing bid price of the common stock for twenty consecutive trading days is at least four times the conversion price ($0.20 based on the initial conversion price of $0.05).

     Holders of preferred shares are entitled to receive, semi-annually, dividends at the rate of 8% per annum before any dividends may be paid with respect to the Common Stock, which shall be paid in cash or preferred shares at the election of the Company. If there is a failure to pay dividends, the Placement Agent, on behalf of such holders, has the right to designate one director to the Company's Board. In addition, if the Company fails to comply with its obligations to file and process a Registration Statement, the dividend rate will increase to 14% per annum from issuance.

     Dividends for the third quarter were accrued at 8% per annum.

     Dividends were paid in September 1999 and March 2000 in the form of 7,954 and 13,732 additional shares of Series B Preferred Stock respectively.

     In April 1999, 106 Federal Road Corporation, a wholly owned subsidiary of the Company, purchased the former Rattlesnake Restaurant building and accompanying land in Danbury, CT. for $1,350,000 in cash. Federal Road Restaurant Corporation, another wholly owned subsidiary of the Company leases this building from 106 Federal Road Corporation as the building has been renovated and styled per the new Spencer's Restaurants theme. The Company is pursuing refinancing for this property but there is no assurance when or if this will occur. The Company is also seeking to obtain capital through the sale of additional equity. Such financing, or the aforesaid refinancing, will be required for continued operations for the next twelve months until March 26, 2001.

     Cash flows used in operating activities for the nine months ended March 27, 2000 were ($1,118,562) as opposed to ($1,274,367) for the same period in the previous year.

     Cash flows used in investing activities were ($663,766) for the nine months ended March 27, 2000 whereas in 1999, for the first nine months, ($26,900) accounted for the cash flows used in investing activities. This difference can be attributed to the preparations of the new restaurant, Spencer's. The Company does not have further commitments for capital expenditures beyond the completion of the Danbury location except those normally associated with day-to-day operations. However, the Company does plan to expand the Spencer's concept and should that occur, further capital expenditures would be required.

     Cash flows from financing activities were $50,000 for the nine months ended March 27, 2000 due to the sale of Series B Preferred Stock in July 1999, whereas in 1999 for the first nine months cash flows from financing activities were $4,650,293. The increase during the prior year is attributable to the sale of approximately $6,000,000 of Series B Preferred Stock.

     Given the above, cash during the nine months' ended March 27, 2000 decreased by $1,732,328 as compared to a increase of $3,349,026 during the same nine months in 1999. The increase during prior year is attributable to the successful sale of approximately six million dollars in Series B stock.

     At March 27, 2000, the following obligations are past due and in default; $18,750 of Series C subordinated notes payable, matured in August 1997, and a $2,089 subordinated note payable matured in August 1996 (the Company has been unable to locate either noteholder).

Inflation

     The impact of general inflation on our business has been insignificant to date and we believe that it will continue to be insignificant for the foreseeable future.

Market Risk

     We are not subject to interest rate risk, as substantially all borrowings are fixed rate obligations. However, we have exposure to commodity risk, including the dependence on the rapid availability of food, principally steak and shrimp, and fluctuations in price of these commodities. Although we believe that our relationships with suppliers are satisfactory and that alternative sources are available, the loss of certain suppliers, or substantial price increases, could have a material adverse effect on us.

Year 2000 Modifications

     The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of our computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process certain transactions, send invoices, or engage in similar normal business activities.

     The Company believes that its internal computer systems and applications are Year 2000 compliant, and has not experienced any adverse impact as a result of Year 2000 issues relating to its internal computer systems and applications, nor as a result of any Year 2000 issues affecting any of its key suppliers, vendors or other entities with which the Company does business. The Company does not anticipate any significant costs or future adverse impact on its business, results of operations, or financial condition as a result of the Year 2000 issue.

     In the event our computer systems, or the systems of our external agents, are materially adversely affected by the Year 2000 issue, our business and operations could be materially adversely affected by disruptions in the operations of other entities with which we interact. However, we believe that the most likely worst case scenario is that there will be some localized disruptions of systems that will affect individual facilities or services for a short time rather than systematic or long-term problems affecting its business operations as a whole. In such event, we have contingency plans for certain critical applications and we are working on plans for others. These contingency plans involve, among other actions, increasing inventories, and adjusting staffing strategies.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds of the shares of Common Stock sold by the Selling Security Holders. See "Plan of Distribution". We will pay expenses of Offering which we estimate will be $100,000.

                         DETERMINATION OF OFFERING PRICE

     The shares of Common Stock sold by the Selling Security Holders will be sold in customary brokerage transactions at then-prevailing market prices.


                   [Balance of Page Intentionally Left Blank]

                            SELLING SECURITY HOLDERS

     The following table sets forth the number of shares of Common Stock beneficially owned by each of the Selling Security Holders as of the date of this Prospectus, the number of shares (the "Shares") covered by this Prospectus and the amount and percentage ownership of the Selling Security Holders after the offering assuming all the shares covered by this Prospectus are sold by the Selling Security Holders. Except as otherwise indicated by footnote below, none of the Selling Security Holders has had any position, office or other material relationship with us within the past three years other than as a result of the ownership of the Shares or other of our securities.


  NAME OF                     COMMON STOCK                   NUMBER OF                    COMMON STOCK
  SELLING                BENEFICIALLY OWNED PRIOR              SHARES               BENEFICIALLY OWNED AFTER
  SECURITY                   TO THE OFFERING**               REGISTERED                   THE OFFERING
  HOLDER                                                     HEREUNDER
                       NUMBER              PERCENT***                             NUMBER             PERCENT***
  --------             ------              ----------        ----------           ------             ----------
Abrams, Richard        900,000             2.9                900,000             ---                ---
Abrams, Rodney         900,000             2.9                900,000             ---                ---
Adametz, James                                                                                       ---
Adams, Richard         3,000               *                  3,000               ---                ---
Adinaro, Joseph
Al Bahar, Alya         1,000,000           3.2                1,000,000           ---                ---
Anasazi Partners       962,500             2.1                962,500             ---                ---
Anderson, Don
Anderson,
 Ferdinand F., Jr.     1,000,000           3.3                1,000,000           ---                ---
Andriopoulos,
 William               2,000               *                  2,000               ---                ---
Appelbaum, Michael     883,329             2.8                883,329             ---                ---
Apploff, Evelyn        5,598               *                  5,598               ---                ---
Ardigliano,
 Pasquale J.           200                 *                  200                 ---                ---
Asciutto, Basil        194,771             *                  194,771             ---                ---
Astor, Michael
 R.L.                  500,000             1.6                500,000             ---                ---
Aukstuolis, Jim        500,000             1.6                500,000             ---                ---
Baddour, Elias &       200,000             *                  200,000             ---                ---
Rosanne
Baker, Chris           912,500             2.8                912,500             ---                ---
Ballin, Scott          500,000             1.6                500,000             ---                ---
Baquet, William
Bayat, Behrouz         100,000             *                  100,000             ---                ---
Benninger, Thomas W.   400,000             1.3                400,000             ---                ---
Berglund, Donald       200,000             *                  200,000             ---                ---
Berk, Lawrence         405,625             1.3                405,625             ---                ---
Berman, Marc G.        200,000             *                  200,000             ---                ---
Berry, Kenneth         20,000,000          40                 20,000,000          ---                ---
Beuret, Robert         1,727,334           5.4                1,727,334           ---                ---
Bitner, Mark           300,000             *                  300,000             ---                ---
Blitz, Craig &         200,000             *                  200,000             ---                ---
Annette
Blitz, Craig           32,880              *                  32,880              ---                ---
Blomstedt, Jeffrey &
Susan Lascala
BNB Associates         2,000,000           6.6                2,000,000           ---                ---
Boatright, Modyk       700,000             2.3                700,000             ---                ---
Bodmer, Hans           5,000,000           16.6               5,000,000           ---                ---
Bollag, Michael        3,000,000           10                 3,000,000           ---                ---
Bolognue, Joseph T.    500,000             1.6                500,000             ---                ---
Bowert, James          6,325               *                  6,325               ---                ---
Braun, Elliott         166,500             *                  166,500             ---                ---
Briggs, Tom P.         800,000             2.6                800,000             ---                ---
Profit Sharing Plan
Brown, Ralph           2,000,000           6.6                2,000,000           ---                ---
Bull, Belinda Breeze
Calabrese Property     10,000              *                  10,000              ---                ---
Management
Campanella, Richard    77,556              *                  77,556              ---                ---
Capriolo, Maragaret    100                 *                  100                 ---                ---
A. Soca - Custodian
for Edward Guy
Capriolo
Carbone, Anthony F.    100                 *                  100                 ---                ---
Cardwell, J.A.         1,000,000           3.3                1,000,000           ---                ---
Cardwell, J.A., Jr.    500,000             1.6                500,000             ---                ---
Carlegren, Anders      200,000             *                  200,000             ---                ---
Cass, C. Wyllys &      500,000             1.6                500,000             ---                ---
Ellen M.
Cede & Co.
Celenatnao, Lucille
Chedda, Vasant         253,777             *                  253,777             ---                ---
Clariden Bank
Clark, Oliver &        200,000             *                  200,000             ---                ---
Sharon
Clemens, John Barry    500,000             1.6                500,000             ---                ---
Cohen, David           2,000,000           6.6                2,000,000           ---                ---
Cole, Julia R.         2,000,000           6.6                2,000,000           ---                ---
Cole, Robert S.        200,000             *                  200,000             ---                ---
Collins, William       178                 *                  178                 ---                ---
Commonwealth           15,650,000          36.1               15,650,000          ---                ---
Associates
Conzett Europa -       4,000,000           13.3               4,000,000           ---                ---
Invest Ltd.
Corney, David &        1,500,000           5                  1,500,000           ---                ---
Victoria
Coyle, David           1,000,000           3.3                1,000,000           ---                ---
Cummings, Orman F.     500,000             1.6                500,000             ---                ---
D'Avanzo, Thomas &     200,000             *                  200,000             ---                ---
Marie
Dacey, Karen           21,196              *                  21,196              ---                ---
Daniel, Jerry          790,000             2.6                790,000             ---                ---
Daughney, Brian        49,634              *                  49,634              ---                ---
Davenport, James &     500,000             1.6                500,000             ---                ---
Rebecca
DeAtkine, David, Jr.   500,000             1.6                500,000             ---                ---
DeFini, Joseph         2,957               *                  2,957               ---                ---
DeStefano, Philip      5,823               *                  5,823               ---                ---
Delaware Charter
Guarantee & Trust
Company Custodian
FBO David A.
Schechter
Dell, Samuel M. &      121,220             *                  121,220             ---                ---
Geraldine M.
Despland, George       100,000             *                  100,000             ---                ---
Diagi, Scott
Dickey, David L. &     700,000             2.3                700,000             ---                ---
Susan M.
DiGioia, Victor        223,357             *                  223,357             ---                ---
DiLallo, Lisa A.       100                 *                  100                 ---                ---
Dold, Richard          1,000,000           3.3                1,000,000           ---                ---
DW Trustees (BV1)      500,000             3.3                500,000             ---                ---
Limited:  The
Rectory Farm
Settlement:  Main
Fund
DW Trustees (BV1)      1,000,000           *                  1,000,000           ---                ---
Limited:  The
Rectory Farm
Settlement:
Children's Fund
Eldridge, Cornelia F.  100,000             *                  100,000             ---                ---
Elmo, Robert
Engfer, Abrams, Jodi   200,000             *                  200,000             ---                ---
Epstein, Dr.           500,000             1.6                500,000             ---                ---
Fredrick B.
Epstein, Richard       500,000             *                  500,000             ---                ---
Falk, Else             5,598               *                  5,598               ---                ---
Falk, Michael S.       2,225,410           3.3                2,225,410           ---                ---
Falk Family            636,547             2.1                636,547             ---                ---
Foundation
Falknor, Harry &       100                 *                  100                 ---                ---
Andrea - Joint
Tenants
Feldman, Emily -       10,000              *                  10,000              ---                ---
Trustee
Ferrell, Ann           650                 *                  650                 ---                ---
Finkle, S. Marcus      1,000,000           3.3                1,000,000           ---                ---
Fioretti, Charles      1,000,000           3.3                1,000,000           ---                ---
Edward
Fleming (Jersey) Ltd.
FM Grandchildren       500,000             *                  500,000             ---                ---
Trust
Fox, Karen A.          200,000             *                  200,000             ---                ---
Frank, Shelly          45,000,000          60                 45,000,000          ---                ---
French, Joshua W.      25                  *                  25                  ---                ---
Friedlander, Charles   500,000             1.6                500,000             ---                ---
L.
Friedlander,           500,000             1.6                500,000             ---                ---
Lawrence & Nancy
Friedman, Richard      1,335,500           4.4                1,335,000           ---                ---
Fusco, Donna Kae       500                 *                  500                 ---                ---
Fusco, Donna -
Custodian
Fusco, Tara            500                 *                  500                 ---                ---
Gaba, Ilya & Alice     200,000             *                  200,000             ---                ---
Galena, Dr. Harold     400,000             1.3                400,000             ---                ---
Gangel Roth IRA,       722,190             2.4                722,190             ---                ---
Martin
Garcao, Jose
Gardos, Stephen        239,333             *                  239,333             ---                ---
Generation Capital
Associates
Gersh, Steven T.       500,000             1.6                500,000             ---                ---
Giambattista, Aflred   1,090               *                  1,090               ---                ---
Giambattista, Joseph   500                 *                  500                 ---                ---
Giambattista, Sarah    3,562               *                  3,562               ---                ---
Giardina, Anthony J.   118,948             *                  118,948             ---                ---
Giordano, Charles      1,334               *                  1,334               ---                ---
Giordano, Chris        2,939               *                  2,939               ---                ---
Glaser, Bruce          277,670             *                  277,670             ---                ---
Glazier, Edwin M.      500,000             1.6                500,000             ---                ---
Godbout, Jacqueline    1,780               *                  1,780               ---                ---
Goffredi, Lawrence &   540                 *                  540                 ---                ---
Patricia - Joint
Tenants
Goldberg, Mark &       400,000             1.3                400,000             ---                ---
Joanna
Goldenheim, Paul D.    500,000             1.6                500,000             ---                ---
Goldman, Fred          300,000             1                  300,000             ---                ---
Goldstein, Stanley     223,357             *                  223,357             ---                ---
Greenfield, William    100,000             *                  100,000             ---                ---
Griffin, Paul          300                 *                  300                 ---                ---
Gruenwald, John        1,000,000           3.2                1,000,000           ---                ---
Thomas
Grysikiewicz, Bryan    500                 *                  500                 ---                ---
S.
Gubitosa, Paul &       30,000              1                  30,000              ---                ---
Linda
Gustafson, A. William  200,000             *                  200,000             ---                ---
Haag, Bernadette
Hannahs, Gerald E.
Hart, Kenneth &
Catherine - Joint
Tenants
Hart, Frank
Heinrich, Claudia, J.
Henderson, Phyllis     1,000               *                  1,000               ---                ---
Henry, William O.E.    500,000             1.6                500,000             ---                ---
Hicks, S. Maurice,     600,000             2                  600,000             ---                ---
Jr.
Hodas, Martin          336,437             1.1                336,437             ---                ---
Holladay, Judy, IRA    200,000             *                  200,000             ---                ---
Horseflesh, LLC
Howell, Robert O.      5,200               *                  5,200               ---                ---
Hubbard, Richard L.,   397,000             1.3                397,000             ---                ---
IRA
Hyman, Alan            1,000,000           3.3                1,000,000           ---                ---
Ianazzi, Jeanine       10,457              *                  10,457              ---                ---
Jahn, Robert J.
Janowitz, Norman
Jeffers Family         250,000             *                  250,000             ---                ---
Limited Partnership
JLB of Nevada, Inc.    347,222             1.1                347,222             ---                ---
Johnson, L. Wayne      257,390             *                  257,390             ---                ---
Jones, Lelia M.
Joos-Vanderwalle,
John
Jordan, Bette P.       231,000             *                  231,00              ---                ---
Jordan, Edward         250,000             *                  250,000             ---                ---
K & K Development      500,000             1.6                500,000             ---                ---
Kabuki Partners ADP    1,000,000           3.3                1,000,000           ---                ---
G.P.
Kahla, Nicolas         8,773,095           28.6               8,773,095           ---                ---
Kaiser, Jay            200,000             *                  200,000             ---                ---
Kalafer, Milton        2,000               *                  2,000               ---                ---
Kalifer, Steve
Kasper, Martin         1,469               *                  1,469               ---                ---
Kay, Scott & Regina    734,500             *                  734,500             ---                ---
- Joint Tenants
Keating, Patrick N.    500,000             1.6                500,000             ---                ---
Kelley, Brad M.        500                 *                  500                 ---                ---
Kelley, Jaclyn         500                 *                  500                 ---                ---
Kennett, David R.      200,000             *                  200,000             ---                ---
Kessler, Rita G.
Khaled, Lulwa Al       300,000             1                  300,000             ---                ---
(Bahar JT.)
Khulpateea,            300,000             1                  300,000             ---                ---
Neekianund
Kirsner, Bernard,      400,000             1.3                400,000             ---                ---
Trust
Koniver, Garth A.      535,000             1.7                535,000             ---                ---
Kuhe, James H.         374                 *                  374                 ---                ---
Lama, Julian F.        100                 *                  100
Landau, Haskell        397,500             1.3                397,500             ---                ---
Lauer, Michael
Layne, Marlene P.      10,000              *                  10,000              ---                ---
Leppla, Craig          65,167              *                  65,167              ---                ---
Lerner, Brian C.       200,000             *                  200,000             ---                ---
Letertre-Vogel,        100,000             *                  100,000             ---                ---
Sophie
Levy, Stephan R.       200,000             *                  200,000             ---                ---
Libby, Daniel M.       400,000             1.3                400,000             ---                ---
Licona, Gladys         28,000              *                  28,000              ---                ---
Lim, Cassandra         10,916              *                  10,916              ---                ---
Lipman, Beth Kramer    50,000              *                  50,000
Little, John
LoBue, Katelyn         210,450             *                  210,450             ---                ---
Loeb, Chris            400                 *                  400                 ---                ---
Low, Eng-Chye
Luck, John V.          500,000             1.6                500,000             ---                ---
Maffucci, Todd         31,828              *                  31,828              ---                ---
Magnusen, Robert       275                 *                  275                 ---                ---
Malikow, Katherine     1,000               *                  1,000               ---                ---
L.
Malikow, Louis R.      1,056,714           3.5                1,056,714           ---                ---
Malikow, Marvin        1,178               *                  1,178               ---                ---
Mallis, Stephen        250,000             *                  250,000             ---                ---
Mandarino, Joseph      85,422              *                  85,422
Marcus, Jed            308,865             1                  308,865             ---                ---
Marguet, Pierre Alain  320,000             1.3                320,000             ---                ---
Markatos, Peter C.     36,084              *                  36,084              ---                ---
Martin, John &         500,000             1.6                500,000             ---                ---
Victoria
Matar, Emily
Charlotte
Mazzocchi, Dr. Leo     1,000,000           3.3                1,000,000           ---                ---
McClain, Robert        200,000             *                  200,000             ---                ---
McCleeary, Robert A.   500,000             1.6                500,000             ---                ---
McGrath, Richard &     320,000             1.3                320,000             ---                ---
Eleanor
McLellan, Elizabeht    1,000               *                  1,000               ---                ---
A.
McNamee, John H.       300                 *                  300                 ---                ---
McWilliams, Adam       300                 *                  300                 ---                ---
McWilliams, Alston     300                 *                  300                 ---                ---
McWilliams, Cody       300                 *                  300                 ---                ---
Meinershagen, Alan J.  1,000,000           3.3                1,000,000           ---                ---
Meshel, Miriam &       1,756,500           5.8                1,756,500           ---                ---
Robert
Meshel, Robert E.
Metzger, James         166,500             *                  166,500             ---                ---
Meyers, Fred           103,000                                103,000
Michael Association,   250,000,000                            250,000,000         ---                ---
The
Miller, Walter
Million Dollar
Mediat Inc.
Monie, Vijaykumar S.   500,000             1.6                500,000             ---                ---
Moravec, John E.       500,000             1.6                500,000             ---                ---
Morfesis, F. Andrew    1,000,000           3.3                1,000,000           ---
& Gail
Moriber, Lloyd A.      500,000             1.6                500,000             ---                ---
Morley, David          500,000             1.6                500,000             ---                ---
Flemming Jersey, Ltd.
Moschetta, Ron         1,287,264           4.1                1,287,264           ---                ---
Mulkey II Limited      500,000             1.6                500,000             ---                ---
Partnership
Muzea, George          190,964                                190,964             ---                ---
Nelson, David R. &     800,000             2.6                800,000             ---                ---
Donna L.
Nelson, Edward E.      250,000                                250,000             ---                ---
Nelson, Virginia R.,   1,000,000           3.3                1,000,000           ---                ---
Trust
Norman, Greg           500,000             1.6                500,000             ---                ---
Nussbaum, Samuel R.
O'Banner-Owens,        100                 .0000033           100                 ---                ---
Jeanette - Trustee
O'Neill, David         1,000               *                  1,000               ---                ---
O'Neill Foundation,
Inc. - Mark O'Neill
O'Sullivan, Robert A.  298,298             *                  298,298             ---                ---
O'Toole, Diana         10,457              *                  10,457              ---                ---
Olsen, Ken             140,000             *                  140,000
Opper, Lincoln         1,000               *                  1,000               ---                ---
Opper, Thomas          61,087              *                  61,087              ---                ---
Opper, William         526,917             1.7                526,917             ---                ---
Ornstein, Steven       50,000              *                  50,000              ---                ---
Ottomanelli, Daniel    100,000             *                  100,000             ---                ---
and Rosie
Ottomanelli, Gary      100,000             *                  100,000             ---                ---
and Michelle
Ottomanelli, Gina      100,000             *                  100,000             ---                ---
Ottomanelli, Joseph    3,911,029           14.2               3,911,029           ---                ---
Ottomanelli, Joseph    100,000             *                  100,000             ---                ---
and Kristine
Ottomanelli, Nicolo    4,815,749           16.1               4,815,749           ---                ---
Ottomanelli, Suzanne   100,000             *                  100,000             ---                ---
Ottomanelli, Joseph    1,200               *                  1,200               ---                ---
P. - Custodian for
Angela Ottomanelli
Ottomanelli, Joseph    1,200               *                  1,200               ---                ---
P. - Custodian for
Joseph Anthony
Ottomanelli
Ovits, Jacob
Palmer, Richard &      500,000             1.6                500,000             ---                ---
Lynne
Pamela Equities Corp.  500,000             1.6                500,000             ---                ---
Pannu, Jaswant &       250,000             *                  250,000             ---                ---
Debra
Panzer, Sid
Partoyan, Garo A.      500,000             1.6                500,000             ---                ---
Patil, Jayakumar &     500,000             1.6                500,000             ---                ---
Purinama
Perreira, Richard      5,598               *                  5,598               ---                ---
Petrus, Paul F.        200,000             *                  200,000             ---                ---
Piccolo, August        300,000             1                  300,000             ---                ---
Piccolo, John          500,000             1.6                500,000             ---                ---
Pizitz, Richard
Pocisk, Anna M.        700,000             2.3                700,000             ---                ---
Porter, Craig M.       400                 *                  400                 ---                ---
Priddy, Robert L.,     4,606,428           15                 4,606,428           ---                ---
IRA
Priddy, Robert L.      5,273,095           17.2               5,273,095           ---                ---
Pucci Family           2,016,000           6.7                2,106,000           ---                ---
Foundation
Purvis, Davis S.       532,964             1.7                532,964             ---                ---
Raimondi, Peter J.     1,000               *                  1,000               ---                ---
Raimondi, Peter J. -   1,000               *                  1,000               ---                ---
Custodian For
Jessica Raimondi
Rankin, Roger          837,352.65          2.7                837,352.65          ---                ---
Rankin, Roger -        1,000               *                  1,000               ---                ---
Custodian for Ashley
Diane Bentley
Rappaport, David A.    400,000             1.3                400,000             ---                ---
Rappaport, A.G. and    1,273,095           4.1                1,273,095           ---                ---
Diane M. - Joint
Tenants
Raulston, O.D.         504,000             1.8                504,000             ---                ---
Reichelt, Kurt V. &    300,000             1                  300,000             ---                ---
Laura M.
Reynolds, Suzan        500                 *                  500                 ---                ---
Richardson, Donald     200,000             *                  200,000             ---                ---
Richter, Faye J.
Rev. Trust
Rion, James H., Jr.    500,000             1.6                500,000             ---                ---
Robinson, Tom
Rodler, Lawrence J.    500,000             1.6                500,000             ---                ---
Roeske, Charles        8,000,000           26.7               8,0000,000          ---                ---
Roggen, Jesse
Ronco, Edmund J.       200,000             *                  200,00              ---                ---
Rosenblum, Keith       513,239             1.6                513,239             ---                ---
Rosenblum, Stanley     397,500             1.3                397,500             ---                ---
Rosenfield, Larry &    400,000             1.3                400,00              ---                ---
Jan
Rothenberg, James
Rothenberg, Stephen    500                 *                  500                 ---                ---
Rothman, Douglas       1,469               *                  1,469               ---                ---
Rubin, Alan J.         166,500             *                  166,500             ---                ---
Runckel, Douglas &     500,000             1.6                500,000             ---                ---
Evelyn
Sadler, Steven -       1,000               *                  1,000               ---                ---
Custodian for
Matthew Sadler
Salkind, Scott
Samela, Steven J.      500                 *                  500                 ---                ---
Samuels, James P.
Sanderson, Stephanie   500,000             1.6                500,000             ---                ---
Sandhu, Baljeet        255,110             *                  255,110             ---                ---
Sandnu, Autar
Schechter, David A.    2,707,142           8.7                2,707,142           ---                ---
Schenker, Monroe H.    500,000             1.6                500,000             ---                ---
& Barbara P.
Schoen, William R. &   250,000             *                  250,000             ---                ---
Barbara J.
Schorlemmer, Rodney    1,000,000           3.3                1,000,000           ---                ---
& Vikki
Schriver, James &
Jayne
Schwarzwaelder,        500,000             1.6                500,000             ---                ---
Douglas
Schwickert, Kim (Mr.)  500,000             1.6                500,000             ---                ---
Sederholt, David       3,562               *                  3,562               ---                ---
Sederholt, Karl
Sederholt, Richard
Sederholt, David -     3,562               *                  3,562               ---                ---
Custodian for
Kristin Sederholt
Sederholt, David &     283,206             *                  283,206             ---                ---
Maria - Joint Tenants
Shah, Harish, Dr.      397,500             *                  397,500             ---                ---
Shapero, Larry R.      2,000,000           *                  2,000,000           ---                ---
Shea Co., Inc., John   300,000             1.0                300,000             ---                ---
F. Shea
Shea, Jr., Edmund H.   404,985             1.3                404,985             ---                ---
Sheppard, Matt         200,000             *                  200,000             ---                ---
Sherman, William
Shrager, Jay & Carole  1,000,000           3.3                1,000,000           ---                ---
Shulansky, John D.     500                 *                  500                 ---                ---
Sieber, Dale H.        800                 *                  800
Sieger, Stuart M.      482,387             1.5                482,387             ---                ---
Silverman, Andrew      2,000,000           6.6                2,000,000           ---                ---
Sink, James D.         2,000,000           6.6                2,000,000           ---                ---
Sivak, George C.,      200,000             *                  200,000             ---                ---
M.D.
Skoly, Dr. Stephen     500,000             1.6                500,000             ---                ---
T., Jr.
Slafkosky, John P.     500                 *                  500                 ---                ---
Sleeper, Mitchell J.   671,547             2.2                671,547             ---                ---
Smith, James
Sober, Amy Lynn        500                 *                  500                 ---                ---
Solomon, Michael Gary  318,274             1                  318,274             ---                ---
Somerville, William    79,569              *                  79,569              ---                ---
Earl
Spigarelli, Anthony    500,000             1.6                500,000             ---                ---
M. & Nancy M.
Spivack, Joel          500,000             1.6                500,000             ---                ---
Spreitzer, Thomas &    7,500               *                  7,500               ---                ---
Barbara - Joint
Tenants
Stein, Stephan         6,151,224           16.9               6,151,224           ---                ---
Steiner, Philip H.     1,000,000           3.3                1,000,000           ---                ---
Steiner, Richard H.    1,000,000           3.3                1,000,00            ---                ---
Stellway, David        500,000             1.6                500,000             ---                ---
Sterling, Roman J.
Sterling Computer
Services
Stout Living Trust     1,000               3.3                1,000               ---                ---
Sullivan, Marc
Swiaek, Nicole         10,457              *                  10,457              ---                ---
Swimmers Gold, LLC
Sybesma, William       500,000             1.6                500,000             ---                ---
Tachibana, Rick Glenn  257,390             *                  257,390             ---                ---
Tancredi, Jr.,         1,000,000           3.3                1,000,000           ---                ---
Samuel A.
Taylor, Donna M.       268                 *                  268                 ---                ---
Terry, Hilda L.        40                                     40                  ---                ---
Thompson, George       500,000             1.6                500,000             ---                ---
Tjahjono, Bagus        500,000             1.6                500,000             ---                ---
Toombs, Walter F.      4,675,000           15.6               4,675,000           ---                ---
Trident III LLC        1,487,193           4.8                1,487,193           ---                ---
Trombone, Mario        60,643                                 60,643              ---                ---
Tuttle, Kerry          398,969             1.3                398,969             ---                ---
Tuttle, Kerry &        398,969             1.3                398,969             ---                ---
Carol - Joint Tenants
Underhill, James R.
Vainberg, Vladik       1,000                                  1,000               ---                ---
Verbin, Syd & Helen    200,000             *                  200,000             ---                ---
Trust
Verdino, Lorraine      10,457              *                  10,457              ---                ---
Virkler, Timothy       100                 *                  100                 ---                ---
Voss, W. Cary &        300,000             1                  300,000             ---
Barbara G.p
Voss, Warren           500,000             1.6                500,000             ---                ---
Ward, Tom              3,152               *                  3,152               ---                ---
Weidenbener, Erich J.  250,000             *                  250,000             ---                ---
Weider Alexander
Wibel, Mark            1,000,000           3.3                1,000,000           ---                ---
Wilkinson, Christine   1,000,000           3.3                1,000,000           ---                ---
M.
Wilkinson, Renee       500,000             1.6                500,000             ---                ---
Wilkinson, Susan       4,000               6.6                4,000               ---                ---
Williams, Debra
Winton, Don (to be     408,065             1.3                408,065             ---                ---
issued to Denise K.
Shull)
Wisseman, Dr.          600,000             2                  600,000             ---                ---
Charles Louis, III
Woodhol Properties     300,000             1                  300,000             ---                ---
Inc.
Wrobleski Joseph A.    500                 *                  500                 ---                ---
& Beverly A.
Wynne, Joseph          299,847                                299,847             ---                ---

-----------------------------------
*   Less than 1% of outstanding shares of Common Stock.
** The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the date of this table. Beneficial ownership may be disclaimed as to certain of the securities.
*** In computing the "Percentage of Class" figures as to each person, there is added to the numerator and denominator, for such person, the number of shares of Common Stock such person could acquire within 60 days by the conversion of a convertible security owned by such person or the exercise of an option or warrant held by such person. This presentation maximizes the percentage of each person, since it assumes that no other holder of rights to convert or purchase preferred stock or warrants or notes is then exercising the same, and often results in a combined listing percentage of ownership that exceeds 100%.

                              PLAN OF DISTRIBUTION

     The sale of Shares by the Selling Security Holders may be effected from time to time in private transactions or in the over-the-counter market at prices related to the prevailing prices of the Shares on the NASDAQ Bulletin Board at the time of the sale or at negotiated prices. The Selling Security Holders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Security Holders. The Selling Security Holders and any broker-dealers that participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by such broker-dealers and any profits realized on the resale of Shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. We and the Selling Security Holders may agree to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act. In addition, we have agreed to indemnify certain of the Selling Security Holders with respect to the Shares of Common Stock offered hereby against certain liabilities, including certain liabilities under the Securities Act.

     To the extent required under the Securities Act, a supplemental Prospectus will be filed, disclosing (a) the name of any such broker-dealers, (b) the number of shares involved, (c) the price at which such shares are to be sold,
(d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

     Each Selling Shareholder may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases of any of the securities by the Selling Security Holders.

     We can give no assurance that any of the Selling Security Holders will sell any of the Shares.

     We have agreed to pay certain costs and expenses incurred in connection with the registration of the Shares offered hereby, except that the Selling Security Holders shall be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of such Shares.

     We propose to keep the registration statement relating to the offering and sale by the Selling Security Holders of the Shares continuously effective until such date as such Shares may be resold without registration under the provisions of the Securities Act, under Rule 144 thereof or otherwise, but we may, at such time as it determines, file an amendment to remove any unsold Shares.

                            DESCRIPTION OF SECURITIES

     Authorized Capital Stock

     As of March 27, 2000, the Company's authorized capital stock consisted of 400,000,000 shares of Common Stock, par value of $.001 per share; and 5,000,000 shares of preferred stock. As of March 27, 2000, there were 29,979,013 shares of Common Stock issued and outstanding (not including shares of Common Stock issuable upon conversion of convertible securities, or exercise of options and warrants) and 356,909 shares of Series B Preferred Stock issued and outstanding, presently convertible into 178,454,500 shares of Common Stock.

     Common Stock

     Holder of shares of Common Stock are entitled to one vote per share, without cumulative voting, on all matters to be voted on by shareholders. Therefore, the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect all of the directors, subject to the right of the holders of the Preferred Shares (upon a default in the payment of dividends) to elect one director (which right is to be exercised for the holders of Preferred Shares by the Placement Agent) so long as Preferred Shares remain outstanding. Our Certificate of Incorporation provides for a staggered Board of Directors, which is intended to allow for the election of one third of the Board every year for three year terms. This provision is designed to maintain the continuity of the Board of Directors. At a recent meeting of stockholders, three directors were elected for a term of one year and the Board of Directors was not "staggered." Subject to preferences that may be applicable to any outstanding preferred shares, holders of Common Stock are entitled to receive ratably, such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of our liquidation or dissolution, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of the outstanding Preferred Shares. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking-fund provisions with respect to such shares. All the shares of Common Stock presently outstanding are fully paid and non-assessable.

     Preferred Shares

     Conversion of Preferred Shares. The Preferred Shares are convertible, at the option of the holder at a conversion price initially equal to $0.05 per share of Common Stock. The conversion rate will be reduced by 10% per month for each month we fail to comply with its obligations, in good faith, process a registration statement (see below). In the case of our consolidation or merger with or into any other corporation, or in case of any sale or transfer of substantially all our assets, a holder of Preferred Shares will be entitled to receive on conversion the consideration which the holder would have received had he converted immediately prior to the occurrence of the event. The conversion price is subject to the adjustments on the terms set forth in the Certificate of Designation. The outstanding Preferred Shares may, at our option, be converted, with no action on the part of the holder, if, at any time after February 2000, the Common Stock into which the same is converted is registered under the Securities Act and the closing bid price of the Common Stock for twenty (20) consecutive trading days is at least four time the conversion price ($0.20 based on the initial conversion price of $0.05).

     Filing of Registration Statement. We are required to cause a registration statement under the Securities Act of 1933, as amended (the "Act") to be filed under the Act covering the shares of Common Stock issuable upon conversion of the Preferred Shares sold in the Offering, by August 17, 1999, and are required thereafter to use our best efforts to cause such Registration Statement to be declared effective. The Registration Statement was timely filed, so if we fail to use our best efforts to have such Registration Statement declared effective within ninety (90) days thereafter, the conversion price will be automatically reduced by 10% for each month of such failure, and the dividend rate on the Preferred Shares will be increased to 14% per annum from issuance. We believe we have used our best efforts, although, this registration statement is not presently effective. All expenses incurred in any registration of the holder's shares of Common Stock will be paid by us; provided, however, that we will not be liable for any discounts or commissions to any underwriter, any stock transfer taxes incurred in respect of shares sold by the offering holders, or for any legal fees and expenses to effect the sale of the respective holder's shares. The holders and we will indemnify each other for certain liabilities under the Act.

     Dividends. Holders of Preferred Shares are entitled to receive, semi-annually, dividends at the rate of 8% per annum before any dividends may be paid with respect to the Common Stock, which shall be paid in cash or Preferred Shares at our election. If there is a failure to pay dividends, then the Placement Agent, on behalf of such holders, has the right to designate one director to our Board. In addition, if we fail to comply with our obligations to file and process a Registration Statement (see above), the dividend rate will increase to 14% per annum from issuance.

     Liquidation Preference. Holders of Preferred Shares are entitled to receive $25.00 per share (plus all unpaid dividends), and no more before any distribution or payment is made to holders of Common Stock or other junior stock in the event of our dissolution, liquidation, or winding up. If, in any such event, our assets are insufficient to permit full payment, the holders of Preferred Shares will be entitled to a ratable distribution of the available assets. A consolidation, merger, or sale of all or substantially all of our assets, will not be considered a liquidation, dissolution, or winding up for these purposes.

     Voting Rights. The Preferred Shares are non voting (however, the shares of Common Stock into which the Shares are convertible will be entitled to one vote for each share). The Preferred Shares will have certain additional voting rights provided by law and/or the Certificate of Designation. We may not, without the consent of the majority of the holders of the then outstanding Preferred Shares, voting as a class (i) alter, amend, or modify the authorizing resolution or Certificate of Designation creating the Preferred Shares; (ii) adversely affect rights or preferences of the Preferred Shares; or (iii) issue any stock that ranks in liquidation equal or senior to the Preferred Shares.

                                  OUR BUSINESS

General

     Spencer's Restaurants, Inc. a Delaware corporation (unless the context otherwise indicates, with its subsidiaries, "we" or the "Company") was formed and commenced operations in 1993, and effected an initial public offering of its stock in 1995 to develop, build and operate a chain of casual dining southwestern restaurants under the name Rattlesnake Southwestern Grill. At one time, we operated a total of 8 restaurants in the New York metropolitan area. Management was unable to operate the restaurants profitably, failed to control general and administrative expenses and did not develop a workable growth strategy. As a consequence, we experienced substantial losses and incurred a significant amount of debt. In 1997, the Board of Directors elected certain of its members as officers to take control of operations and replace the existing management pursuant to its Cost Reduction Plan. We then disposed of development projects and non-performing restaurants, negotiated severance agreements with the former management, and sharply reduced general and administrative expenses.

     In fiscal 1998, in furtherance of our Cost Reduction Plan, we terminated operations at our Lynbrook, New York and Danbury, Connecticut facilities, and in November 1998, terminated operations at our Flemington, New Jersey facility as well, for which we recorded an impairment charge in 1998.

     In April 1999, 106 Federal Road Restaurant Corp., our wholly-owned subsidiary, purchased the Danbury, Connecticut facility previously closed. The closed restaurant was remodeled and reconfigured to serve as the first location for our new restaurant concept and opened for business as a Spencer's Restaurant in November 1999.

     We continue to operate a self sustaining Rattlesnake(R) Southwestern Grill in South Norwalk, Connecticut.

New Restaurant Concept

     In the last half of calendar year 1998, our management recognized that we had a limited future as an operator of Rattlesnake Southwestern Grill restaurants. As a result, management set out to: (i) increase our working capital through the consummation of a private placement offering of our securities, with Commonwealth Associates serving as placement agent (the "Placement Agent"); (ii) assemble a new, highly experienced and established management team; and (iii) alter our restaurant theme and menu and develop restaurants with a new concept.

Private Placement Offering

     In October 1998, we commenced a private placement offering (the "Private Placement Offering") of our securities, pursuant to which we offered investors Series B Convertible Preferred Shares. See "Description of Securities - Preferred Shares." Upon completion of the Offering in July 1999, we had raised approximately $6,000,000 and converted approximately $1,350,000 of debt to equity. After satisfying certain of our remaining debts, disbursements of and commissions to the placement agent, and payment of other expenses of the Offering, we secured approximately $4,000,000 for working capital use. As a result of the continued operating losses incurred, the Company's cash balance decreased to $605,347 at March 27, 2000.

New Management Team

     In order to develop and implement its new restaurant concept, we installed a new management team and Board of Directors with significant experience in the restaurant operations industry. See "Management - Agreements with New Management." Accordingly, we have entered into personal service agreements (of varying commitment levels) with certain key persons who, as principals, have previously participated in the development of food service chains, including Shelly Frank (Chi-Chi's), Kenneth Berry (Roy Rogers, regionally), A.G. "Sandy" Rappaport (Outback Steakhouse) and Stephan A. Stein (David's Cookies). See "Management". However, due to a number of factors, including our historical operating losses, small restaurant base and geographic concentration, as well as dependence on certain external factors we cannot control, there can be no assurance that new management will be able to make us profitable or commercially viable.

New Concept and Menu

     We developed a concept for a multi-regional chain of mid-priced steakhouses, to feature price/value steak and distinctive shrimp (and other) dishes, named Spencer's. Our first Spencer's Restaurant opened in November 1999 in Danbury, Connecticut.

     Spencer's is a price/value oriented restaurant concept which is designed to provide fresh, high quality food at moderate prices in a relaxed atmosphere. The key elements of the Spencer's concept include the following:

A casual, back to basics, large portions, mid-priced steakhouse; designed to offer exceptional service, specializing in two areas: steaks and shrimp offerings.

               - The menu will feature house cut and aged steaks and steak burgers (intended to be comparable quality to high priced steakhouse offerings), as well as bulk offerings of shrimp that are served in distinctive "house" sauces on pasta or rice with dunking bread.

               - The combination of food quality, comparatively moderate pricing, entertaining shrimp offerings, in an atmosphere where customer focus will be on price/value, without extensive or overbearing visual or gimmick effects, is intended to distinguish Spencer's from competitors.

               - To compliment the steak and shrimp offerings, menu items are expected to include: appetizers, caesar and unique salads; various but basic chicken, fish, rib, and pasta entrees; mainstay sandwiches; a separate Kid's list of choices that are inclusive of fries and beverage; house made fries, steamed or creamed "sides"; and desserts. Standard alcoholic beverages as well as selection of blended specialty drinks will be offered.

               - The average check, exclusive of tax/tip, is estimated to be $8.50 at lunch and $17.50 at dinner. Lunch and dinner will be served seven days (with a target of 18 table turns) per week and will be location sensitive.

               - A typical Spencer's should range in size from 6,000 to 8,000 square feet with 150 to 250 seats with a 175 seat average. It is intended that the Spencer's will be built according to a retrofit construction strategy. As a result, each Spencer's is expected to have a somewhat different layout. The interior image and trade dress, however, is intended to be consistent. The first Spencer's, located in Danbury, Connecticut, has a size of 7,200 square feet.

               - Total investment to open a Spencer's is estimated to be approximately $700,000 inclusive of retrofit expenses and exclusive of capitalized lease costs, with an estimated 3:1 annual sales to investment ratio.

               -  The  Spencer's   menu  and  unit  economics  are  intended  to
                  facilitate replication in multi-regional area development hubs through Company-owned and ultimately franchised operations.

Operating Strategy

     Our objective is to differentiate its restaurants by exceeding customer expectations as to the quality of food, the friendliness of service and value of steak and shrimp dinners. To achieve this objective, we propose to use the following strategies:

     Quality Assurance. We intend to provide freshly prepared, high quality items. We believe that our menu offerings will allow for simplified food preparation, efficient delivery and consistent quality. We will implement generalized procedures for quality assurance concerning products served in our restaurants.

     Commitment to Value. Our pricing strategy is designed to create an attractive price-to-value relationship, thereby increasing our ability to attract value-oriented customers as well as traditional casual dining customers. We believe that the featured items, steak and shrimp, are considered quality foods, and if delivered at moderate prices, there should be a perceived value for the menu. The objective is to attract "repeat" business rather than "special occasion" business.

     Focus on Customer Service. We believe that we must provide prompt, friendly and efficient service to generate customer satisfaction. We plan to staff each restaurant with an experienced management team and keep table-to-server ratios low. Through the use of customer surveys, management expects to receive valuable feedback on its restaurants and through prompt response demonstrate a continuing dedication to customer satisfaction.

     Employee Training and Motivation. We believe a well-trained, highly motivated restaurant management team is critical to achieving our operating objectives. Our training and compensation systems will be designed to create accountability at the restaurant level for the performance of each restaurant. We will train, motivate and educate its restaurant level managers and hourly co-workers. Each new manager will participate in a comprehensive training program which includes hands-on experience in one of our restaurants. To instill a sense of ownership in restaurant management, compensation is proposed to be based, in part, on restaurant profits and low employee turnover. Management believes this focus on unit level operations creates a "single store mentality" and provides an incentive for managers to focus on increasing same store sales and restaurant profitability.

Growth Strategy

     Our growth strategy is to open new Spencer's restaurants by converting existing restaurants to its Spencer's concept. In developing the Spencer's format, there will be an emphasis on objective standards, so that the format and operating procedure could be readily duplicated. We plan to cluster new restaurants in existing metropolitan markets, which, management believes, would enhance supervisory, marketing and distribution efficiencies.

Restaurant Layout

     It is anticipated that Spencer's restaurants will be 6,000-8,000 square feet in size. Seating will vary from 150-250. The Danbury, Connecticut Spencer's restaurant is 7,200 square feet in size and seats 175. The restaurants will be designed to include family dining with some privacy, and booths will be used when appropriate. Kitchen areas should be as open as possible to the dining areas. Decor should be uniform and designed to be distinctive. We will seek visible main road locations which are suitable for Spencer's unit economics but are below the size believed to be acceptable to general menu national restaurant chain operations.

Support Operations

     Advertising and Marketing. We plan to develop an ongoing defined advertising and marketing plan for the potential development of radio and newspaper advertising but will initially use point of sale and local store marketing. Our advertising is planned to focus on building brand loyalty and emphasizing the distinctiveness of the Spencer's atmosphere and menu offerings. In addition to advertising, we will encourage unit level personnel to become active in their communities through local charities and other organizations and sponsorships.

     Restaurant Reporting. Systems and technology are essential for the management oversight needed to monitor our restaurant operations. Operational and financial controls are planned to be maintained through the use of point of sale systems in each restaurant and an automated data processing system at the home office. Management will utilize this data to monitor the effectiveness of controls and to prepare periodic financial and management reports. The system will also be utilized for financial and budgetary analysis, including analysis of sales by restaurant, product mix and labor utilization. All of the Company's systems are, because of the use of current software, anticipated to be Year 2000 compliant.

     Human Resources. We will ultimately maintain a human resources department that supports restaurant operations through the design and implementation of policies, programs, procedures and benefits for our employees. The eventual human resources department will include an employee relations manager.

Franchise Activities

     We previously franchised Ottomanelli's Cafes(R). That operation involved approximately five restaurants with nominal royalty revenues. No franchises were sold during the past approximately five years. We determined not to expand such operations and in April 2000, we transferred to Nicolo Ottomanelli and his brother, Joseph Ottomanelli, the outstanding capital stock of Ottomanelli's Cafe Franchising Corp. We may determine to franchise the Spencer's concept through area development agreements once several prototype restaurants are established and operating in a profitable manner, but there can be no assurance as to if or when any franchising program would be commenced for Spencer's restaurants.

Trademarks

     We are presently the licensee of Rattlesnake(R). We were previously the licensee of Ottomanelli's Cafe(R), which license was terminated in April 2000. Rattlesnake(R) is licensed from a non-affiliated person under an agreement expiring in or about the year 2000, with a right of renewal, and requiring minimum royalty payments of $5,000 per year. We have not determined whether to continue operations under the Rattlesnake(R) name. Ottomanelli's Cafe(R) is licensed from a corporation, the capital stock of which is owned by Nicolo and Joseph Ottomanelli, with a term co-extensive with the licensor's rights and for no separate consideration, entered into as part of our merger transaction with such persons (see "Certain Transactions").

     We filed an application with the United States Patent and Trademark Office ("PTO") to trademark Spencer's. There can be no assurance as to the opposition to this filing by the PTO and/or third parties, or if or when the trademark would be granted to us. Names and marks similar to our trademarks may be used by third parties in certain limited geographical areas. Such third party use may prevent the Company from licensing the use of its service marks for restaurants in such areas. We intend to protect its trademarks by appropriate legal action whenever necessary.

Government Regulation

     We are subject to various federal, state and local laws affecting its business. In addition, each of our restaurants will be subject to licensing and regulation by a number of governmental authorities, which will include alcoholic beverage control, health, safety, sanitation, building and fire agencies in the state or municipality in which the restaurant is located. Most municipalities in which our restaurants will be located require local business licenses. Difficulties in obtaining or failures to obtain the required licenses or approvals could delay or prevent the development of a new restaurant in a particular area. We are also subject to Federal and state environmental regulations, but such regulations have not had a material adverse effect on our operations to date.

     Approximately ten to twenty (10-20%) percent of our restaurant sales is anticipated to be attributable to the sale of alcoholic beverages. Each restaurant, where permitted by local law, will require appropriate licenses from regulatory authorities allowing it to sell liquor, beer and wine and in some states or localities to provide service for extended hours and on Sunday. Each restaurant requires food service licenses from local health authorities. The failure of a restaurant to obtain or retain liquor or food service licenses could adversely affect, or in an extreme case, terminate its operations. However, each restaurant is expected to operate in accordance with standardized procedures designed to assist in compliance with all applicable codes and regulations. In the states in which we operate restaurants and propose to operate restaurants, we are subject to "dram-shop" statutes or judicial interpretations, which generally provide a person injured by an intoxicated person the right to cover damages from an establishment which wrongfully served alcoholic beverages to such person.

     The Americans With Disabilities Act (the "Disabilities Act") prohibits discrimination on the basis of disability in public accommodations and employment. We design our restaurants to be accessible to the disabled and believe that we are in substantial compliance with all current applicable regulations relating to restaurant accommodations for the disabled. We intend to comply with future regulations relating to accommodating the needs of the disabled, and we do not currently anticipate that such compliance will require the Company to expend substantial funds.

     The development and construction of additional restaurants will be subject to compliance with applicable zoning, land use and environmental regulations. Our operations are also subject to Federal and state minimum wage laws and other laws governing such matters as working conditions, citizenship requirements, overtime and tip credits. In the event a proposal is adopted which materially increases the applicable minimum wage, such an increase would result in an increase in our payroll and benefits expense.

Employees

     At March 27, 2000, we employed approximately 115 persons, 4 of whom were home office management and staff personnel, and the remainder of whom were restaurant personnel. A substantial number of our restaurant personnel are employed on a part-time basis. None of our employees are covered by a collective bargaining agreement. We consider our employee relations to be good.

Competition

     The restaurant industry is intensely competitive with respect to price, service, location and food quality, and there are many well-established competitors with substantially greater financial and other resources than we have. Such competitors include a large number of national and regional restaurant chains. Although we believe that our concept will distinguish us from competitors, steakhouse chains with which we will compete include Outback, Longhorn, Lone Star and Bugaboo Creek restaurants. Some of our competitors have been in existence for a substantially longer period than we and may be better established in the markets where our restaurants are or may be located. The restaurant business is often affected by changes in consumer tastes, national, regional or local economic conditions, demographic trends, traffic patterns, and the type, number and location of competing restaurants. In addition, factors such as inflation, increased food, labor and employee benefits costs and the lack of experienced management and hourly employees may adversely affect the restaurant industry in general and our restaurants in particular. Any restaurant unit may face intense competition from a competitor opening a restaurant with a similar format in the near vicinity, at least in the short term, since newly opened restaurants frequently generate a high volume of customers.

Properties

     At March 27, 2000, our principal office was and is located at 106 Federal Road, Danbury, Connecticut at the location of the Spencer's restaurant. As of March 27, 2000, the South Norwalk, Connecticut restaurant continues in operation.

Legal Proceedings

     As of March 27, 2000, the Company was engaged in certain active litigation as follows:

     Peck v. Rattlesnake Ventures, Inc. et. al.

     Plaintiff, the owner of an apartment situated above the South Norwalk Rattlesnake Grill operated by Rattlesnake Ventures, Inc. ("RVI"), a wholly-owned subsidiary of the Company, brought an action for negligence per se, intentional infliction of emotional distress, negligent infliction of emotional distress, and violations of the Connecticut Unfair Trade Practices Act based on allegations of excessive noise, and rude and or threatening conduct of employees of RVI including the Corporate Chairman and CEO at the time, William Opper ("Opper").

     A jury verdict in the amount of $225,000 was entered against RVI and Opper jointly on the negligence per se counts of the plaintiff's complaint. In addition, verdicts in the amount of $200,000 were entered against both Opper and RVI separately on the intentional and negligent infliction of emotional distress counts of the complaint. The trial court subsequently set aside the emotional distress awards against both Opper and RVI leaving only the negligence per se award against Opper and RVI jointly in the amount of $225,000 referred to above. This award is currently on appeal by RVI and Opper. The plaintiff has also appealed the trial court's post trial reduction of the jury award. It should be noted that an Offer of Judgment was filed in Peck in 1994. As a result there is the potential that interest at the statutory rate of 12% will be applied to any ultimate final award in Peck.

     Plaintiff's claims are arguably covered by one or more of RVI's insurance policies. Farmington Casualty Company (Travelers Property Casualty is successor in interest to Aetna Property and Casualty who was successor in interest to Farmington Casualty Company) and Insurance Company of Greater New York retained counsel to defend Rattlesnake under a reservation of rights. The third insurance carrier, Public Service Mutual denied coverage. Greater New York and Farmington have continued to prosecute the appeal under a reservation of rights. RVI has advised all three insurance companies that it intends to pursue its rights in an action for damages and declaratory relief against them in the event that the appeal is unsuccessful and the insurance carriers refuse to provide coverage for plaintiff's claims.

     William Opper Indemnification Demand/Peck

     On or about July 7, 1999, a demand letter was tendered to the Company by Mr. Opper's attorney seeking indemnification from potential liabilities arising out of Peck (above). This demand is based on an indemnification provision in an agreement between Mr. Opper and the Company. The Company has been advised that viable defenses to this demand may exist.

     Travelers Property Casualty as Successor in Interest to Aetna Property and Casualty v. Rattlesnake Bar and Grill Holding Company, Inc. et. al.

     Plaintiff seeks declaratory judgement that Travelers is not obligated to indemnify the defendants in the underlying Peck action. Plaintiff alleges the absence of a qualifying incident of bodily injury or property damage due to the lack of an "occurrence" defined in the policy as accidental, the lack of a bodily injury as defined in the policy and the lack of property damage as defined in the policy. The plaintiff furthermore argues for exclusion of coverage due to the alleged intent to harm the plaintiff and alleged existence of property damage expected or intended from the standpoint of the insured. Preliminary analysis suggests viable arguments may exists for extension of coverage in this matter.

     Settlement

     In June 2000, all of the above claims and proceedings against the Company were settled for a payment by the Company of an aggregate of approximately $60,000.

     Jack Cioffi Trust v. Rattlesnake Lynbrook and Rattlesnake Holding

     This is an action for an alleged breach of a commercial lease in which damages exceeding $190,000 are being sought. The Company has answered and denied liability. Depositions are in process. A compliance conference was scheduled for May 4, 2000.

Market for Common Equity and Related Stockholder Matters

     The high and low bid quotations for the preceding three fiscal years for the Common Stock of the Company on the NASDAQ SmallCap Market (until September
1997) and the NASDAQ Bulletin Board (thereafter), is as follows (fractions converted to approximate decimal values):

                                                            BID
         Fiscal Year 1998                              Low      High
         ----------------                              ---      ----
Quarter ended September 30, 1997                       .17      .65
Quarter ended December 31, 1997                        .17      .31
Quarter ended March 31, 1998                           .17      .65
Quarter ended June 28, 1998                            .44      .65
         Fiscal Year 1999
         ----------------
Quarter ended September 30, 1998                       .22     1.03
Quarter ended December 31, 1998                        .13      .45
Quarter ended March 31, 1999                           .13      .31
Quarter ended June 30, 1999                            .09      .31
         Fiscal Year 2000
         ----------------
Quarter ended September 21, 1999                       .08      .24
Quarter ended December 27, 1999                        .07      .21
Quarter ended March 27, 2000                           .06      .19

     As of the close of business on March 27, 2000, there were 146 holders of record of the Common Stock. We have paid no dividends on our common stock for the last three years and does not expect to pay dividends in the future.

Directors,  Executive Officers,  Promoters and Control Persons;  Compliance with
Section 16(A) of the Exchange Act

     The following table sets forth certain information concerning each of the executive officers, directors and consultants as of March 27, 2000 (See "Agreements with New Management" below for information on contractual commitments related to certain of these persons). Our officers are elected to serve in such capacities until the earlier to occur of the election and qualification of their respective successors or until their respective deaths, resignations or removals by our Board of Directors from such position. We do not pay any compensation to any person for serving, as such, as a director. Current officers and directors include:

NAME                           AGE                   POSITIONS
----                           ---                   ---------

Kenneth Berry                  47                    President, CEO and Director

John Reuther                   46                    Vice President - Finance

Stephan A. Stein               48                    Consultant, Secretary and
                                                     Director

Nicolo Ottomanelli             57                    Director

     Kenneth Berry From 1997 until February 1999, Mr. Berry was a Director of Operations for Briad Group, a $75 million per year multi-unit restaurant operations company in the Metro-New York area operating primarily Wendy's and TGIF Friday's restaurants. From 1989 to 1996, Mr. Berry was a principal in the Kerry Organization, which acquired and operated Roy Rogers Restaurants in Connecticut, during which period he served on the Board of the Roy Rogers National Franchisee Advisory Council. Prior to that, and from 1985 to 1989, Mr. Berry was a Regional Vice-President of Operations for KFC National Management Company, a PepsiCo subsidiary. Mr. Berry attended Pace University.

     John Reuther Mr. Reuther became Chief Financial Officer of the Company in June 2000. Prior to this time, he served in various capacities, including MIS Director, Financial Controller, and Consultant for Magic Restaurants, Inc./Redheads, Inc. from 1994 until he joined the Company, except for a one-year period from 1998 to 1999, in which he served as Financial Controller/MIS Director for Mars 2112, Inc. Both companies for which Mr. Reuther previously served work under a theme/entertainment restaurant concept. Mr. Reuther has a B.S. in Accounting/Finance from the University of Connecticut School of Business Administration.

     Stephan A. Stein Mr. Stein has been a Director of the Company since 1996 and served as its Acting Chairman from inception of the 1997 Cost Reduction Plan until February 1999. Mr. Stein was a Managing Director of the Corporate Finance Department of the Placement Agent until May 31, 1999. Prior to joining the Placement Agent, and from 1977 to 1996, Mr. Stein had broad based transaction and business management experience, initially as a practicing attorney in New York City and thereafter as a principal of various food-service related companies involved in manufacturing, distribution, retailing and franchising, both domestically and internationally. Mr. Stein has a B.A. degree in economics from Ohio State University and a Juris Doctor degree from The Vermont Law School.

     Nicolo Ottomanelli For more than forty years, Mr. Ottomanelli has been engaged in the food business in New York as a member of Ottomanelli Bros., a century old retail meat purveyor, and has operated a number of casual dining restaurants under the Ottomanelli's Cafe(R) name. He has also operated steak restaurants and is the founder of the Ottomanelli's Cafe franchising operation, which the Company owns and plans to dispose of.

Committees of the Board of Directors

     Our Board of Directors currently has no committees, though it anticipates the formation of an Audit Committee and Compensation Committee prior to the next annual meeting of stockholders.

Section 16(a) Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than ten (10%) percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of these reports. As of March 27, 2000, we believe we are in compliance with all Section 16 requirements and believes our current management and directors to be in compliance.

Executive Compensation

     The following table sets forth as of June 30, 2000 the cash compensation paid by us, as well as any other compensation paid to or earned by our President and those executive officers compensated at or greater than $100,000 for services rendered to us in all capacities during the three most recent fiscal years:

Summary Compensation Table

Name of Individual                                                             Stock                Long-Term
and Principal Position         Year         Salary          Bonus           Compensation           Compensation
-----------------------------------------------------------------------------------------------------------------

Kenneth Berry,                 2000        $95,000           ---                ---                    ---
  President                    1999        $31,000         30,000               ---                    ---
                               *1998         ---             ---                ---                    ---

Nicolo Ottomanelli,            2000        $74,375         25,000               ---                    ---
  Director (1)                 1999        $89,567           ---                ---                    ---
                               1998        $69,230           ---                ---                    ---

-------------

     * Kenneth Berry was not employed by the Company during fiscal year 1998.

(1) Nicolo Ottomanelli served as President until Kenneth Berry became President during fiscal year 2000. Nicolo Ottomanelli was compensated under an employment agreement entered into in March, 1998 and terminating in 2002, pursuant to which he was to receive a salary of $150,000 per annum. We and Nicolo Ottomanelli amended his employment agreement in October 1998 to reduce the fixed compensation to $85,000, to make him a participant in our incentive bonus program and to provide a payment of $25,000 in early 1999. We and Mr. Ottomanelli terminated his employment agreement in January 2000. See "Beneficial Ownership" and "Management."

Agreements with Management

     We entered into a three year employment agreement, as revised, with Kenneth Berry which commenced on March 31, 1999, providing for fixed compensation of $95,000 a year, a signing bonus of $30,000, participation in our performance bonus plan, and receipt of $250,000 of term life insurance coverage. In March of 1999, Mr. Berry's employment agreement was modified to provide him with the option to elect, on one occasion only, to extend the term of his agreement for a period of two years until 2004, during which time he should be paid at an annual rate of $150,000 per year. In addition, Mr. Berry was granted the warrant described in "Security Ownership of Certain Beneficial Owners and Management."

     Subsequent to June 28, 1998, we entered into a three year advisory service agreement with A. G. (Sandy) Rappaport providing for certain consultative services on an as need basis and providing for compensation of $12,000 per year plus the warrant described in "Security Ownership of Certain Beneficial Owners and Management."

     The performance bonus plan for senior management creates a bonus pool based on the yearly targeted number of restaurant openings, and our aggregate revenues and pre-tax (and pre-bonus) income of the Company. The plan initially has a five year term. The pool, if created, would be allocated by the Chairman of the Board, including to himself. It is anticipated that the bonus pool could vary from a maximum of approximately $100,000 in the first year to $1,000,000 (or more) in the fifth year, based on meeting or exceeding targeted goals. There can be no assurance as to the size of the bonus pool, if any, during any year of operations.

Limited Liability of  Directors and Executive Officers

     Our Certificate of Incorporation provides that we shall indemnify to the fullest extent permitted by Delaware law any person whom it may indemnify thereunder, which includes our directors, officers, employees and agents. Such indemnification (other than as ordered by a court) shall be made by us only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. In addition, the Certificate of Incorporation provides for the elimination, to the extent permitted by Delaware law, of our personal liability of directors to us and its stockholders for monetary damages for breach of fiduciary duty as directors.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of the expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy, as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

Stock Option Plans

     1994 Employees Stock Option Plan

     In December 1994, we adopted the 1994 Employees Stock Option Plan (the Employees Plan), which provided for the issuance of incentive stock options (ISO's) and non-qualified options (Non-ISO's) to officers and key employees. Up to 1,000,000 shares of our common stock were reserved for issuance under the Plan. The Plan was administered by our Board of Directors. The term of the options was generally for a period of 5 years. The exercise price for non-qualified options outstanding under the Employees Plan could be no less than 100% of the fair market value, as defined, of our common stock at the date of the grant. For ISO's the exercise price could be generally no less than the fair market value of our common stock at the date of the grant, with the exception of any employee who prior to the granting of the option, is a 10% or greater stockholder as defined, for which the exercise price can be no less than 110% of the fair market value of our common stock at the date of grant. There are presently approximately 1,000,000 shares available for option under the Employees Plan.

     1994 Director Plan

     In December 1994, we adopted the non-Executive Director Stock Option Plan (the "Director Plan"), which provided for the issuance of non-ISO's to non-executive directors, as defined, and members of any advisory board established by us who were not our full-time employees. We reserved 500,000 shares for issuance under the provisions of the Director Plan. The Director Plan provided that each non-executive director would automatically be granted an option to purchase 25,000 shares upon joining the Board of Directors and 15,000 shares on each December 1st thereafter, provided such person served as a director for the 12 months immediately prior to such December 1st. The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the Common Stock on the date of grant. Options to purchase 295,000 shares were granted under the Directors Plan.

     1999 Stock Option Plan

     On April 18, 1999, our Board of Directors approved the adoption of the 1999 Stock Option Plan (the "1999 Plan"), which provides for the issuance of ISOs, Non-ISOs, and stock appreciation rights to our officers and key employees. Up to 25,000,000 shares have been reserved for issuance under the 1999 Plan, which is administered by our Board of Directors. The term of the options is generally for a period of five (5) years. The exercise price for Non-ISOs outstanding under the 1999 Plan can be no less than 100% of the fair market value as, defined, of our Common Stock on the date of grant. For ISOs, the exercise price can generally be no less than the fair market value of our Common Stock at the date of grant, without the exception of any employee who prior to the option grant, is a 10% or greater stockholder, as defined, for which the exercise price can be no less than 110% of the fair market value of our Common Stock at the date of grant. There are presently no options granted under the 1999 Plan.

     1999 Director Plan

     On April 18, 1999, we adopted the non-Executive Director Stock Option Plan (the "Director Plan"), which provides for the issuance of non-ISO's to non-executive directors, as defined, and members of any advisory board established by us who are not our full-time employees. We have reserved 10,000,000 shares for issuance under the provisions of the Director Plan. The Director Plan provides that each non-executive director will automatically be granted an option to purchase shares upon joining the Board of Directors and options to purchase shares each year thereafter, provided such person has served as a director for the 12 months immediately prior to such December 1st. The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the Common Stock on the date of grant. There are presently 10,000,000 shares available for option under the Directors Plan.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock as of May 31, 2000, based on information obtained from the persons named below, by (i) each person known to us to beneficially own more than 5% of the outstanding shares of Common Stock,
(ii) each executive officer and director of the Company, and (iii) all officers and directors of the Company as a group:

Name and Address of              Amount and Nature of
Beneficial Owner**               Beneficial Ownership***          Percentage****
--------------------------------------------------------------------------------

Kenneth Berry                          20,000,000 (1)                  40%


Nicolo Ottomanelli                      4,815,749 (2)                16.2%


Joseph Ottomanelli                      3,911,029 (3)                13.1%


Stephan A. Stein                        6,151,224 (4)                18.4%


Shelly Frank*****                      45,000,000 (5)                64.3%
16 Arrowhead Way
Weston, CT  06883

Commonwealth Associates                15,650,000 (6)                37.7%
830 Third Avenue
New York, New York 10022

Guy Snowden                             2,254,126 (7)                 7.6%
4080 Ibis Point Circle
Boca Raton, FL 33431

All Directors and Officers as            30,966,973                  57.5%
group (5 Persons)
-----------------------------------------
*   Less than 1% of outstanding shares of Common Stock.
** Unless otherwise indicated, the beneficial owner's address is the principal office of the Company.
*** The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the date of this table. Beneficial ownership may be disclaimed as to certain of the securities.
**** In computing the "Percentage of Class" figures as to each person, there is added to the numerator and denominator, for such person, the number of shares of Common Stock such person could acquire within 60 days by the conversion of a convertible security owned by such person or the exercise of an option or warrant held by such person. This presentation maximizes the percentage of each person, since it assumes that no other holder of rights to convert or purchase preferred stock or warrants or notes is then exercising the same, and often results in a combined listing percentage of ownership that exceeds 100%.
***** Not a director at the date hereof

(1) Includes warrants to purchase 20,000,000 shares of Common Stock at an exercise price of $.05. Does not include warrants to purchase 10,000,000 shares of Common Stock at $.05 per share, which are not exercisable within sixty (60) days.

(2) Does not include any shares beneficially owed by Mr. J. Ottomanelli, Mr. N. Ottomanelli's brother or Mr. N. Ottomanelli's children, of which Mr. N. Ottomanelli disclaims beneficial ownership.

(3)  Does not include any shares  beneficially owned by Mr. N. Ottomanelli,  Mr.
     J. Ottomanelli's brother or Mr. J. Ottomanelli's children, of which Mr. J. Ottomanelli disclaims beneficial ownership.

(4) Includes warrants to purchase 3,920,548 shares of Common Stock at an exercise price of $.05 per share.

(5) Includes warrant to acquire 45,000,000 shares of common stock at $.05 per share.

(6) Includes warrants to purchase 12,000,000 shares of Common Stock at an exercise price of $.05.

(7) Does not include 54,126 shares of Common Stock owned by Mr. Snowden's spouse, of which Mr. Snowden disclaims any beneficial ownership. Does not include 3,000 shares of Preferred B Shares owned by Mr. Snowden.

Certain Relationships and Related Transactions

Nicolo Ottomanelli

     In August 1997, Nicolo Ottomanelli and his brother, Joseph Ottomanelli, entered into a Reorganization Agreement with us, whereby they agreed to exchange the stock of certain corporations owned by them for certain shares of our Common Stock and certain warrants. This transaction was closed in March 1998. After amendment to the transaction, the Ottomanellis transferred the stock of (i) a corporation which franchises Ottomanelli's Cafes(R) and (ii) a corporation which operated two restaurants in Paramus, New Jersey (since closed), for a total of approximately 6,975,000 shares of Common Stock (including an estimated 4,152,750 shares of Common Stock to be issued on account of the 55,370 Preferred Shares, convertible into 6,921,250 shares of Common Stock, to be exchanged for the outstanding shares of Series A Preferred Shares). In accordance with the agreement, Nicolo Ottomanelli and a designee of Joseph Ottomanelli (who has since resigned) were designated directors, and the Ottomanellis received employment agreements, both of which has since been terminated (see "Management--Executive Compensation"). In April 2000, the Company transferred the shares of the above entities back to Nicolo Ottomanelli and his brother, and terminated a license agreement which had licensed the name Ottomanelli's Cafe(R) to us.

     The Ottomanellis own the premises at which our offices were located until December 1, 1998, and at which we occupied approximately 600 square feet of space as a month-to-month tenant at a rent of $2,200 per month. We believe these terms were at least as favorable to us as could have been obtained from a non-affiliated person. After February 1999, we terminated this tenancy without penalty and to moved its offices to one of its restaurants.

Stephan A. Stein

     Mr. Stein was an employee of the placement agent in the Offering until May 31, 1999. Commencing in March 1998, the placement agent raised approximately $850,000 for us, principally by the sale of common stock, and to a lesser extent, by the sale of notes with warrants. The Placement Agent received a commission of approximately $75,000 and warrants to purchase 750,000 shares of common stock at $0.15 per share for a term of five years. Commencing October 1998, the placement agent raised approximately $6,000,000 for the Company, principally by the sale of Series B Preferred Stock, and to a lesser extent, by the sale of notes with warrants. The placement agent received a commission of approximately $650,000 and warrants to purchase approximately 30,000,000 shares of common stock at $.05 per share for a term of five (5) years.

                                  LEGAL MATTERS

     The validity of the shares of common stock hereby and certain legal matters in connection with this offering will be passed upon for us by Ruskin, Moscou, Evans & Faltischek, P.C.

                                     EXPERTS

     Our consolidated financial statements as of June 28, 1998 and June 30, 1999 and for each of the years in three-year period ended June 30, 1999 have been included herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     We have filed with the Commission a registration statement (of which this prospectus is a part and which term shall encompass any amendments thereto) on Form S-1 pursuant to the Securities Act with respect to the common stock being offered. This prospectus does not contain all of the information set forth in the registration statement. Certain portions of the registration statement, and the exhibits and schedules thereto are omitted, as permitted by the Commission. Statements made in this prospectus about the contents of any document referred to are not necessarily complete; with respect to any such document filed as an exhibit to the registration statement, reference is made to the exhibit itself for a more complete description of the matter involved. Each such statement shall be deemed qualified in its entirety by reference to the registration statement exhibits.

     This Registration Statement and all other information filed by us with the Commission may be inspected without charge at the principal reference facilities maintained by the Commission at:

                  450 Fifth Street, N.W.
                  Washington, D.C. 20549,

                  Citicorp Center
                  500 West Madison Street
                  Suite 1400
                  Chicago, Illinois 60661,

                  7 World Trade Center
                  13th Floor
                  New York, New York 10048.

     Copies of all or any part thereof may be obtained upon payment of fees prescribed by the Commission from the Public Reference Section of the Commission at its principal office in Washington, D.C. set forth above. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

     The common stock is expected to be listed on the Over-the-Counter Bulletin Board and, upon listing, copies of such reports, proxy statements and other information concerning the Company can also be inspected and copied at the library of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006.

     [Balance of page intentionally left blank]

                  SPENCER'S RESTAURANTS, INC. AND SUBSIDIARIES
        (formerly The Rattlesnake Holding Company, Inc. and Subsidiaries)

                   Index to Consolidated Financial Statements

(a)      Report of Independent Auditors............................................................................F-2

(b)      Consolidated Balance Sheets as of June 28, 1998 and June 30, 1999.........................................F-3

(c)      Consolidated Statements of Operations for the years ended June 29, 1997, June 28, 1998 and
         June 30, 1999.............................................................................................F-4

(d)      Consolidated Statements of Shareholders' Equity for the years ended June 29, 1997, June 28, 1998,
         June 30, 1999.............................................................................................F-5

(e)       Consolidated  Statements  of Cash Flows for the years ended June 29,  1997, June 28, 1998,
          June 30, 1999............................................................................................F-7

(f)      Notes to Consolidated Financial Statements................................................................F-8

(g)      Interim (Unaudited) Condensed Consolidated Balance Sheet as of March 27, 2000.............................F-18

(h)      Interim (Unaudited) Condensed Consolidated Statements of Operations for the Three and
         Nine Months Ended March 31, 1999 and March 27, 2000.......................................................F-19

(i)      Interim (Unaudited) Condensed Consolidated Statements of Cash Flows for the Three and
         Nine Months Ended March 31, 1999 and March 27, 2000.......................................................F-20

(j)      Notes to Interim (Unaudited) Condensed Consolidated Financial Statements..................................F-22

----------------------------------
SPENCER'S RESTAURANTS, INC.
AND SUBSIDIARIES

Consolidated Financial Statements

June 29, 1997, June 28, 1998 and June 30, 1999

(With Independent Auditors' Report Thereon)

                          Independent Auditors' Report


The Board of Directors and Stockholders
Spencer's Restaurants, Inc.:

We have audited the accompanying consolidated balance sheets of Spencer's Restaurants, Inc. and subsidiaries (formerly The Rattlesnake Holding Company, Inc. and subsidiaries) as of June 28, 1998 and June 30, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spencer's Restaurants, Inc. and subsidiaries as of June 28, 1998 and June 30, 1999 and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1999, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Between February 17, 1999 and July 2, 1999, the Company completed a private placement of approximately $6,000,000 of Series B preferred stock. During the private placement, the Company satisfied principally all short and long term debt that was previously in default. Coincident with the private placement, the holders of 56,500 shares of Series A preferred stock exchanged their holdings for 55,370 shares of Series B preferred stock and waived their rights to the unpaid and accumulated dividends. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                         KPMG LLP

Melville, New York
October 26, 1999

                  SPENCER'S RESTAURANTS, INC. AND SUBSIDIARIES
        (formerly The Rattlesnake Holding Company, Inc. And Subsidiaries)
                           Consolidated Balance Sheets
                         June 28, 1998 and June 30, 1999

                                                                                    June 28, 1998    June 30, 1999
                                                                                    -------------    -------------

       Assets
       Current assets:
            Cash                                                                    $     311,328        2,337,675
            Accounts receivable                                                            16,831            9,754
            Notes receivable, current installments                                          4,080             --
            Inventory                                                                      29,397           16,688
            Prepaid expenses and other current assets                                       7,200           11,918
                                                                                    -------------    -------------

            Total current assets                                                    $     368,836    $   2,376,035

       Notes receivable, less current installments                                        225,920             --
       Land, Building and equipment, net                                                   81,375        1,445,079
       Intangible assets, net                                                              30,598           20,769
       Other assets                                                                        78,443           76,383
                                                                                    -------------    -------------

                                                                                    $     785,172    $   3,918,266
                                                                                    =============    =============

       Liabilities and Stockholders' Equity (Deficit)

       Current liabilities:
            Current maturities of notes payable, including amounts
            due to related parties of $553,385 at June 28, 1998                     $   1,282,539           55,838
            Accounts payable                                                            1,019,139          689,679
            Accrued expenses                                                              629,414          678,221
            Dividends payable                                                             207,636          198,846
            Other current liabilities                                                     182,971          171,621
                                                                                          -------          -------
       Total current liabilities                                                        3,321,699        1,794,205
                                                                                        ---------        ---------

       Notes payable, net of current maturities                                           525,006          242,504
                                                                                          -------          -------

            Total liabilities                                                       $   3,846,705    $   2,036,709
                                                                                    -------------    -------------

       Stockholders' equity (deficit):
            Preferred stock, Series A, $.10 par value, 5,000,000
                shares authorized, 56,500 issued and outstanding at June 28, 1998           5,650             --
            Preferred stock, Series B, $0.10 value, 5,000,000 shares authorized
                328,563 issued and outstanding at June 30, 1999                              --             32,856

            Common stock, $.001 par value - 400,000,000
                shares authorized,10,889,285 and 29,979,013 issued and
                outstanding, at June 28, 1998 and June 30, 1999,
                respectively                                                               10,890           29,980
            Additional paid-in capital                                                 12,554,618       20,794,657
            Accrued dividends                                                            (207,636)        (198,846)
            Accumulated deficit                                                       (15,425,055)     (18,777,090)
                                                                                      -----------      ------------
                                                                                       (3,061,533)       1,881,557
                                                                                       ----------        ---------

                                                                                    $     785,172        3,918,266
                                                                                    =============        ==========

See accompanying notes to consolidated financial statements

                  SPENCER'S RESTAURANTS, INC. AND SUBSIDIARIES
        (formerly The Rattlesnake Holding Company, Inc. And Subsidiaries)
                      Consolidated Statements of Operations
           Years ended June 29, 1997, June 28, 1998 and June 30, 1999

                                                                      June 29, 1997        June 28, 1998      June 30, 1999
                                                                      -------------        -------------      -------------

         Restaurant Sales                                                 8,265,474            3,888,643         1,696,679
         Less:  promotional sales                                           413,524              127,343            69,434
                                                                          ---------            ---------         ---------

              Net restaurant sales                                        7,851,950            3,761,300         1,627,245

         Costs and expenses:
         Cost of food and beverage sales                                  2,443,860            1,225,982           621,595
         Restaurant salaries and fringe benefits                          2,792,622            1,322,119           662,343
         Occupancy and related expenses                                   2,025,198            1,072,796           485,200
         Depreciation and amortization expenses                             726,526              314,017            44,096
                                                                          ---------            ---------         ---------

              Total restaurant costs and expenses                         7,988,206            3,934,914         1,813,234

         Selling, general and administrative                              2,715,293            1,279,831         2,849,771
         Loss on closure of restaurant sites                              1,731,842            1,464,756           365,000
              and impairment charges
         Interest expense                                                   172,886              261,276           175,248
         Litigation award                                                       ---                  ---           269,000
         Miscellaneous expenses                                              41,580               56,562            19,456
                                                                          ---------            ---------         ---------

              Total expenses                                             12,649,807            6,997,339         5,491,709
                                                                         ----------            ---------         ---------

         Net loss before income taxes and extraordinary item            (4,797,857)          (3,236,039)       (3,894,464)
         Income taxes                                                           ---                  ---               ---
                                                                          ---------            ---------         ---------
         Net loss before extraordinary item                             (4,797,857)          (3,236,039)       (3,894,464)

         Extraordinary item:
         Gain on early extinguishments of debt                                  ---                  ---           512,429
                                                                          ---------            ---------         ---------

              Net loss                                                  (4,797,857)          (3,236,039)       (3,352,035)
                                                                        -----------          -----------       -----------

         Dividends on preferred shares                                    (103,818)            (103,818)         (198,846)
                                                                          ---------            ---------         ---------

         Net loss available common stockholders                         (4,901,675)          (3,339,857)       (3,550,881)
                                                                        ===========          ===========       ===========

         Net loss per share:
         Loss before extraordinary item                                      (1.85)               (0.80)            (0.21)
         Extraordinary item                                                     ---                  ---              0.03
                                                                          ---------            ---------         ---------
              Net loss - Basic and diluted                                   (1.85)               (0.80)            (0.18)
                                                                             ======               ======            ======

         Weighted average number of common and
         common equivalent shares outstanding -
              Basic and diluted                                           2,645,335            4,173,985        19,205,208
                                                                          =========            =========        ==========

See accompanying notes to consolidated financial statements.

                  SPENCER'S RESTAURANTS, INC. AND SUBSIDIARIES
        (formerly The Rattlesnake Holding Company, Inc. And Subsidiaries)
                 Consolidated Statements of Stockholders' Equity
           Years ended June 29, 1997, June 28, 1998 and June 30, 1999

                                                                            Preferred Shares      Preferred Stock        Additional
                                               Common         Common                                                      Paid In
                                               Shares         Stock        Series A   Series B   Series A   Series B      Capital
                                               ------         -----        --------   --------   --------   --------      -------

Balance, June 30, 1996                        2,643,734      $  2,644       54,500        ---    $ 5,450         ---    $10,704,315

Proceeds from issuance of preferred                 ---           ---        2,000        ---        200         ---         49,800
stock
Conversion of debt to equity                      6,493             7          ---        ---        ---         ---         24,992
Accrued dividends                                   ---           ---          ---        ---        ---         ---            ---
Issuance of warrants for services                   ---           ---          ---        ---        ---         ---        293,750
     performed
Net loss                                            ---           ---          ---        ---        ---         ---            ---
                                              ---------      --------       ------    -------    -------    --------    -----------
Balance, June 29, 1997                        2,650,227        $2,651       56,500        ---      5,650         ---     11,072,857

Issuance of common stock in                   2,822,058         2,822          ---        ---        ---         ---        437,419
     connection with acquisition of
     Ottomanelli Group
Net proceeds from issuance of common          4,480,000         4,480          ---        ---        ---         ---        539,068
     stock in connection with private
     placement
Conversion of debt to equity                    937,000           937          ---        ---        ---         ---        499,063
Issuance of warrants for services                   ---           ---          ---        ---        ---         ---         25,100
     performed
Deferred compensation                               ---           ---          ---        ---        ---         ---       (18,889)
Accrued dividends                                   ---           ---          ---        ---        ---         ---            ---
Net loss                                            ---           ---          ---        ---        ---         ---            ---
                                              ---------      --------       ------    -------    -------    --------    -----------
Balance, June 28, 1998                       10,889,285       $10,890       56,500        ---      5,650         ---     12,554,618

Net proceeds received from issuance           1,100,000         1,100          ---        ---        ---         ---        152,400
     of common stock
Net proceeds received from issuance                 ---           ---          ---    236,279        ---      23,627      5,111,392
     of Series B preferred stock
Issuance of warrants for services                   ---           ---          ---        ---        ---         ---      1,098,547
     performed
Deferred Compensation                               ---           ---          ---        ---        ---         ---         12,221
Issuance of common stock for services         2,651,991           806          ---        ---        ---         ---        132,692
     performed
Conversion of debt to common and             10,421,070        12,267          ---     36,914        ---       3,692      1,500,091
     preferred stock
Conversion of Series A preferred stock              ---           ---     (56,500)     55,370    (5,650)       5,537            113
     to Series B preferred stock
Additional issuance of common stock           5,000,000         5,000          ---        ---        ---         ---        245,000
     in connection with acquisition of
     the Ottomanelli Group
Cancellation of common shares                  (83,333)          (83)          ---        ---        ---         ---       (12,417)
Accrued dividends - Series A                        ---           ---          ---        ---        ---         ---            ---
Forgiveness of dividends                            ---           ---          ---        ---        ---         ---            ---
Accrued dividends - Series B                        ---           ---          ---        ---        ---         ---            ---
Net loss                                            ---           ---          ---        ---        ---         ---            ---
                                              ---------      --------       ------    -------    -------    --------    -----------
Balance, June 30, 1999                       29,979,013    $   29,980          ---    328,563        ---     $32,856    $20,794,657
                                             ==========    ==========    =========    =======    =======     =======    ===========

See accompanying notes to consolidated financial statements.

                                                                                                             Total
                                                              Accrued               Accumulated           Stockholders'
                                                             Dividends                Deficit                Equity
                                                             ---------                -------                ------

Balance, June 30, 1996                                          ---                $(7,391,159)               $3,321,250
Proceeds from issuance of preferred stock                       ---                     ---                       50,000
Conversion of debt to equity                                    ---                     ---                       24,999
Accrued dividends                                            (103,818)                  ---                    (103,818)

Issuance of warrants for services performed                     ---                     ---                      293,750
Net loss                                                        ---                 (4,797,857)              (4,797,857)
                                                             ---------              -----------              -----------

Balance, June 29, 1997                                       (103,818)             (12,189,016)              (1,211,676)
Issuance of common stock in connection                          ---                     ---                      440,241
     with acquisition of Ottomanelli Group
Net proceeds received from issuance of                          ---                     ---                      543,548
     common stock in connection with private
     placement
Conversion of debt to equity                                    ---                     ---                      500,000
Issuance of warrants for services performed                     ---                     ---                       25,100
Deferred compensation                                           ---                     ---                     (18,889)
Accrued dividends                                            (103,818)                  ---                    (103,818)

Net loss                                                        ---                 (3,236,039)              (3,236,039)
                                                             ---------              -----------              -----------

Balance, June 28, 1998                                       (207,636)             (15,425,055)              (3,061,533)

Net proceeds received form issuance                             ---                     ---                      153,500
     of common stock
Net proceeds received from issuance of                          ---                     ---                    5,135,019
     Series B preferred stock
Issuance of warrants for services performed                     ---                     ---                    1,098,547
Deferred Compensation                                           ---                     ---                       12,221
Issuance of common stock for services performed                 ---                     ---                      133,498
Conversion of debt to common and preferred stock                ---                     ---                    1,516,050
Conversion of Series A preferred stock                          ---                     ---                          ---
     to Series B preferred stock
Additional issuance of common stock in                          ---                     ---                      250,000
     connection with acquisition of the
     Ottomanelli Group
Cancellation of common shares                                   ---                     ---                     (12,500)
Accrued dividends - Series A                                 (51,909)                   ---                     (51,909)
Forgiveness of dividends                                      259,545                   ---                      259,545
Accrued dividends - Series B                                 (198,846)                  ---                    (198,846)
Net loss                                                         ---                (3,352,035)              (3,352,035)
                                                             ---------              -----------              -----------
Balance, June 30, 1999                                      $(198,846)             $(18,777,090)              $1,881,557
                                                            ==========             =============              ==========

See accompanying notes to consolidated financial statements.

                  SPENCER'S RESTAURANTS, INC. AND SUBSIDIARIES
        (formerly The Rattlesnake Holding Company, Inc. And Subsidiaries)
                      Consolidated Statements of Cash Flows
           Years ended June 28, 1997, June 28, 1998 and June 30, 1999


                                                              Year Ended         Year Ended          Year Ended
                                                             June 29, 1997      June 28, 1998       June 30, 1999
                                                             -------------      -------------       -------------

Cash flows from operating activities:
Net loss                                                       $(4,797,857)        $(3,236,039)       $(3,352,035)
Adjustments to reconcile net loss to net
cash used in operating activities:
     Depreciation and amortization                                  797,092             314,017             44,096
     Litigation Award                                                   ---                 ---            225,000
     Loss from fixed asset disposals                                 26,989                 ---                ---
     Gain on early extinguishments of debt                              ---                 ---          (512,429)
     Loss on closure of restaurant sites                          1,850,043           1,437,136            365,000
     Warrants issued for services performed                         293,750               6,211          1,110,769
     Issuance of stock in connection with                               ---                 ---                ---
     debt restructuring
Debt issued for services provided                                       ---              50,000                ---
Stock issued for services provided                                      ---                 ---            133,498
Changes in assets and liabilities:
     Decrease in accounts receivable                                 50,308               9,832              7,077
     Decrease in inventory                                           27,356              15,072             12,709
     Decrease (increase) in prepaid and                             119,016              54,550            (2,658)
        other assets
     Decrease in assets held for sale                                   ---              25,000                ---
     Increase (decrease) in accounts payable                      (177,779)             902,214            192,937
        and accrued expenses
     Increase (decrease) in other liabilities                       157,016                 ---           (11,350)
     Decrease in liabilities related to                                 ---           (330,041)                ---
        assets held for sale                                    -----------           ---------        -----------

     Net cash used in operating activities                      (1,654,066)           (752,048)        (1,787,386)

Cash flows from investing activities
Capital expenditures                                              (269,237)                 ---        (1,397,972)
Payments for acquisitions of leaseholds
     and lease costs                                              (208,627)                 ---                ---
                                                                -----------           ---------        -----------

     Net cash used in investing activities                        (477,864)                 ---        (1,397,972)

Cash flows from financing activities:
Proceeds from issuance of convertible notes                         500,000                 ---            250,000
Proceeds from private placement                                         ---             543,548                ---
Proceeds from issuance of common stock                            1,287,625                 ---            153,500
Proceeds from issuance of preferred stock                               ---                 ---          5,135,019
Costs of issuance of preferred stock                                    ---                 ---                ---
Payments relating to canceled common stock                              ---                 ---           (12,500)
     subscription agreements
Proceeds from borrowings                                                ---             900,000                ---
Principal repayments of borrowings                                (272,087)           (448,194)          (314,314)
                                                                -----------           ---------        -----------

     Net cash provided by financing activities                    1,515,538             995,354          5,211,705

Net increase (decrease) in cash                                   (616,392)             243,306          2,026,347

Cash, beginning of period                                           684,414              68,022            311,328
                                                                -----------           ---------        -----------

Cash, end of period                                                 $68,022            $311,328          2,337,675
                                                                    =======            ========          =========

Cash paid during the period for:
Interest                                                        $   100,871               5,263             53,616
Income taxes                                                    $    31,963               9,800                ---

See accompanying notes to consolidated financial statements.

                   SPENCER'S RESTAURANT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)  Description of Business

As of June 30, 1999, Spencer's Restaurants Inc. and subsidiaries (formerly The Rattlesnake Holding Company, Inc. and subsidiaries), (collectively, the Company), operated one restaurant in South Norwalk, Connecticut featuring a casual dining concept with a southwestern theme. Additionally, the Company owned one site under construction in Danbury, Connecticut at which it anticipates operating the first of its new concept restaurants named Spencer's, featuring a casual steakhouse theme.

(2)  Summary of Significant Accounting Policies

     (a)  Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. The consolidated financial statements have been presented on a historical cost basis for the consolidated statements of operations. All significant intercompany balances and transactions have been eliminated in consolidation.

The accompanying consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. However, due to the matters discussed below, its continuation as a going concern can not be reasonably assured.

The Company has incurred aggregate losses since inception of $18,777,090, inclusive of a net loss in fiscal 1999 of $3,352,035. Based upon interim financial information prepared by management, the Company has continued to incur losses in fiscal 2000. Additionally, $18,750 of Series C subordinated notes payable matured on August 6, 1997, $15,000 of the note payable relating to the acquisition of a lease, and a $2,089 subordinated note payable matured on August 6, 1996, such obligations aggregating $35,839 are in default as of June 30, 1999.

Management completed its Cost Reduction Plan, which included the closure of the Flemington N. J. restaurant as non-performing, in fiscal 1999. Subsequent to the completion of its private placement of Series B preferred stock, which satisfied primarily all short and long-term debt that was in default, except as noted above, (note 9), the Company assembled a new management team and developed a new restaurant concept (Spencer's) which will be introduced at the reacquired Danbury, Connecticut location.

Management believes that the finalization of its Cost Reduction Plan and the approximate $6,000,000 private placement financing will enable the Company to achieve profitable operations and restore liquidity. However, no assurance can be made regarding the achievement of the goals outlined in the strategic plan as outlined above, or if such plans are achieved, that the Company's operations will be profitable.

     (b)  Reporting Periods

On April 2, 1996, the Board of Directors approved a change, effective July 1, 1996, in the Company's fiscal year to a 52 week cycle ending on the last Sunday in June. On May 12, 1999, the Board of Directors approved a further change of its fiscal year to June 30, effective for fiscal 1999.

     (c)  Accounts Receivable

Accounts receivable consist principally of bank credit card accounts receivable.

     (d)  Inventories

Inventories consist primarily of restaurant food items and supplies and are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method.

                  SPENCER'S RESTAURANT, INC. AND SUBSIDIARIES

     (e)  Pre-Opening Costs

Certain costs relating to hiring and training of employees prior to the opening of new restaurants are capitalized and amortized over a twelve month period commencing upon restaurant opening. At June 28, 1998 and June 30, 1999, there were no unamortized pre-opening costs.

     (f)  Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated primarily on the straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful life or the lease term of the related asset. The estimated useful lives are as follows:

Artifacts                                   3 years
Original small wares                        3 years
Furniture and fixtures                      5 years
Restaurant and office equipment             7 years
Leasehold improvements                      7 years
Building                                   40 years

     (g)  Intangible Assets

Intangible assets consist principally of costs to acquire leased facilities. These costs are amortized over the life of the related lease, 7 years. Accumulated amortization at June 28, 1998 and June 30, 1999 was $69,942 and $79,771 respectively. Amortization expense was $201,377, $44,501 and $9,829 for the years ended June 29, 1997, June 28, 1998 and June 30, 1999, respectively. In connection with the Flemington location, the Company wrote off approximately $258,490 in leasehold and related costs, net of accumulated amortization of $48,012, in fiscal 1998. In connection with the Danbury location, the Company wrote off approximately $41,285 in leasehold and related costs, net of accumulated amortization of $29,023, in fiscal 1998. In connection with the closing of the Fairfield, White Plains, Yorktown Heights, Lynbrook and 86th Street locations, the Company wrote-off approximately $1,239,000 in leasehold costs, organization costs, and lease costs net of accumulated amortization of $494,541 in fiscal 1997.

As a result of the fiscal 1998 acquisition of the Ottomanelli Group (note 3), goodwill of $436,383 was recorded. Upon further analysis, the operations of the former Ottomanelli Group were deemed inconsistent with the Company's operating plans, were authorized to be terminated in fiscal 1998 and operating restaurants were closed in early fiscal 1999. Accordingly, the Company concluded that the goodwill was impaired and recorded an impairment charge in the 1998 Consolidated Statement of Operations.

     (h)  Other Assets

The Company utilizes an outside service to provide financing and promotional activities. The costs relating to these activities are capitalized and are being amortized over the repayment period.

     (i)  Financial Instruments

Management of the Company believes that the book value of its monetary assets and liabilities, exclusive of long-term debt, approximates fair value as a result of the short-term nature of such assets and liabilities. Management further believes that the fair market value of long-term debt does not differ materially from carrying value.

     (j) Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

Effective July 1, 1996, the Company adopted "Statement of Financial Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No.121 requires, among other things, that long-lived assets held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of SFAS No.121 on July 1, 1996 did not have a material impact on the Company's consolidated financial position or results of operations (note 4).

                   SPENCER'S RESTAURANT, INC. AND SUBSIDIARIES

     (k)  Accounting for Stock-Based Compensation

Effective July 1, 1996, the Company adopted SFAS No.123 "Accounting for Stock-Based Compensation", which encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation under the existing accounting rules contained in Accounting Principles Board Opinion No.25, "Accounting for Stock Issued to Employees", and related interpretations, but has provided disclosures of stock-based compensation expense determined under the fair value provisions of SFAS No.123.

     (l)  Advertising Expense

Advertising costs are expensed as incurred. Advertising expenses were $128,736, $15,500 and $6,939 in 1997, 1998 and 1999, respectively.

     (m)  Earnings per Share

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share" ("Statement 128"). Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Diluted earnings per share is calculated in a manner similar to the previously reported fully diluted earnings per share. Earnings per share amounts for all periods have been presented and, where appropriate, restated to conform to the Statement 128 requirements (note 17).

     (n)  Comprehensive Income

Effective for fiscal 1998, the Company has adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income", which requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. The Company has no activities which represent items of other comprehensive income and, accordingly, the adoption of SFAS No. 130 did not have a material effect in the Company's consolidated financial statements.

     (o)  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amount of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)  Acquisition

On August 21, 1997, the Company signed a Reorganization and Stock Exchange Agreement with the Ottomanelli Group, which was later amended pursuant to a Modification Agreement dated February 26, 1998 and the transaction closed in March 1998.

After amendment to the transaction, the Ottomanelli Group transferred the stock of (i) a franchising corporation which has limited operations and (ii) a corporation which operated two restaurants in Paramus, New Jersey (since closed
- note 4), for a total of 2,822,058 shares of common stock with a fair value determined by an independent appraisal of approximately $440,000. The Agreement also contains certain anti-dilution provisions, as discussed below. The acquisition was accounted for as a purchase transaction, and, accordingly, the purchase price was allocated to identifiable assets and liabilities based upon their fair values at the date of acquisition. The excess of the aggregate purchase price over the fair value of the net assets acquired was recorded as goodwill and amortizable over the period to be benefited, fifteen years.

                   SPENCER'S RESTAURANT, INC. AND SUBSIDIARIES

As indicated in note 4, management concluded that upon further analysis, the operations of the former Ottomanelli Group were deemed inconsistent with the Company's operating plans and were authorized to be terminated. Accordingly, the Company concluded that the goodwill was impaired and recorded an impairment charge in the 1998 Consolidated Statement of Operations. The Company's 1998 financial statements contain approximately three months of operations of the Ottomanelli Group. Pro-forma data has not been provided as they were deemed immaterial to the operations of the Company by management.

Pursuant  to  the  March  1998  agreement  to  acquire  the  Ottomanelli  Group, additional consideration due to anti-dilution provisions contained in the agreements in the form of common stock was payable to the Ottomanelli Group shareholders as a result of the private placement. In February 1999, 5,000,000 shares of common stock were issued pursuant to such anti-dilution provisions, which included a maximum addition which was met. As the Company recorded an impairment charge in fiscal 1998 relating to the termination of the operations of the Ottomanelli restaurants, the fair value of the common stock issued, $250,000, was recognized as a further impairment loss in fiscal 1999.

(4)  Closure of Restaurant Sites

In fiscal 1997, the Board of Directors authorized the closing of the Rattlesnake Southwestern Grill Restaurant located in Fairfield, Connecticut. The facility was closed on January 4, 1997. The fixed assets, leasehold improvements and intangibles at the facility were written off. The building is reflected at its estimated realizable value and was accounted for in the financial statements in "net assets held for sale". A net loss of $394,941 relating to the closing of the Fairfield location was recorded in fiscal 1997. In March 1998, this location was sold with the Company receiving a $230,000 note from the purchaser (note 5). Pursuant to the finalization of the terms of sale, an additional loss of $88,559 was recorded in fiscal 1998.

A note receivable of $230,000, which was received as partial consideration for the sale of the Company's Fairfield facility, was exchanged with a value assigned of $115,000 in partial satisfaction of a $425,000 note payable (note
10) and an additional $115,000 loss on restaurant closure was recognized in fiscal 1999.

In fiscal 1997, the Board of Directors authorized the closing of the Rattlesnake Southwestern Grill Restaurant located in White Plains, New York. The facility was closed on March 1, 1997 and sold on July 16, 1997. The Company recorded a loss of $224,135 related to the closing of this location in 1997. The Company sold all of the assets of White Plains except for cash, receivables and certain items specified in the Asset Purchase Agreement in exchange for a release from its note payable to the landlord of $276,499, the purchaser's assumption of food credits and other miscellaneous liabilities and the receipt of a $23,500 note receivable from the purchaser. The facility was sold to a group which includes the Company's then Chairman of the Board and the Company is a guarantor of the remaining lease obligation (note 13).

The restaurant location on 86th Street in New York was never opened and on May 29, 1997 the Company sold the fixed assets and transferred its interest in the lease at that location for cash of $289,387. The Company continues to guarantee the lease obligation (note 13). A net loss of $306,456, relating the sale of the 86th Street location, was recorded in fiscal 1997.

In fiscal 1997, the Board of Directors authorized the disposition of the Rattlesnake Southwestern Grill Restaurant located in Lynbrook, New York. On September 17, 1997, the Company closed the restaurant and wrote-off the related assets to its estimated realizable value. A net loss of $374,852 relating to the closing of this location was recorded in fiscal 1997. An additional loss of $55,725 was recorded in fiscal 1998 relating to the Lynbrook facility, principally relating to additional exit costs.

                   SPENCER'S RESTAURANT, INC. AND SUBSIDIARIES

As indicated in notes 2 and 3, Company management concluded that the operations of the former Ottomanelli Group were inconsistent with the Company's operating plans and were authorized to be terminated in fiscal 1998, including the operations of its two New Jersey restaurants. Accordingly, the Company concluded that the goodwill relating to the acquisition was impaired and recorded an impairment charge of approximately $436,000 in fiscal 1998.

On June 22, 1998, the Company closed its Danbury, Connecticut facility and subsequently lost its tenancy pursuant to a foreclosure action. Accordingly, the Company recognized a loss of $270,426 in fiscal 1998 relating to the closure. On April 15, 1999, the Company subsequently acquired the Danbury facility for $1,350,000 in cash (note 2).

In fiscal 1998, the Company performed a further analysis of historical and projected operating results, which reflected a pattern of historical operating losses and negative cash flow, as well as future projected negative cash flow and operating results for fiscal 1999 for its Flemington restaurant. Accordingly, the Company recorded an impairment charge for this restaurant to write-down the impaired asset of $558,282 in fiscal 1998. The restaurant was subsequently closed in fiscal 1999.

(5)  Note Receivable

At June 28, 1998, a $230,000 note receivable was outstanding relating to the sale of the Company's Fairfield, Connecticut facility. The note bore interest at 7%, was secured by a leasehold mortgage on the restaurant, and provided for stipulated monthly payments of principal and interest and a balloon payment due in March 2003.

As indicated in note 4, the note receivable was eventually assigned to a related party in partial satisfaction of the Company's indebtedness to that party.

(6)  Land, Building and Equipment

Property and equipment consists of the following:

                                              June 28, 1998         June 30,1999
                                              -------------         ------------

     Land                                     $          --           1,000,000
     Buildings                                           --             358,067
     Leasehold improvements                         100,047             100,047
     Restaurant and office equipment                110,578             138,483
     Furniture and fixtures                          31,425              31,425
     Construction in progress                           ---              12,000
                                              -------------          ----------
                                              $     242,050           1,640,022

     Less accumulated depreciation                 (160,675)           (194,943)
       and amortization                       -------------          ----------
                                              $      81,375           1,445,079
                                              =============          ==========

Related depreciation and amortization expenses were $478,611, $269,516 and $34,268 for the years ended June 29, 1997, June 28, 1998 and June 30, 1999, respectively.

                   SPENCER'S RESTAURANT, INC. AND SUBSIDIARIES

(7)  Other Assets

Other assets consist of the following:

                                              June 28, 1998        June 30, 1999
                                              -------------        -------------
     Promotional meal programs                $      76,738              75,383
     Deposits                                         1,705               1,000
                                              -------------        ------------
                                              $      78,443              76,383
                                              =============        ============

(8)  Capital Structure

The Company's capital structure is as follows:

                                                        Shares
                                Par Value             Authorized          June 28, 1998        June 30, 1999
                                ---------             ----------          -------------        -------------

     Common stock            $.001 per share          400,000,000           10,899,285          29,979,013
     Preferred stock:
        Series A              $.10 per share              ---                 56,500                ---
        Series B              $.10 per share           5,000,000               ---                328,563

The Company's Series A preferred stock bears a dividend rate of 7-1/2% per annum payable semi-annually in arrears on May 15 and November 15 of each year commencing November 15, 1996. The shares are convertible at any time, one year after issuance into common stock at a conversion price equal the lesser of (i) 120% of the average of the last reported sale price of the common stock for the 10 trading days immediately preceding the first closing of the offering, or $4.50, whichever is lower; or (ii) 85% of the average of the last reported sale price of the common stock for the 10 trading days immediately preceding the first anniversary of the first closing, subject to certain anti-dilution adjustments. The Board of Directors has the authority to establish the specific provisions of the preferred stock, i.e., liquidation rights, dividend parameters, at the date of issuance.

The Series A preferred stock is redeemable only at the option of the Company, commencing one year from the date of issuance, based upon the sales price of the Company's common stock. The Series A preferred stock has a liquidation preference of $24.50 per share, together with accrued and unpaid dividends. The Board of Directors has the authority to establish the specific provisions of the preferred stock, i.e., liquidation rights, dividend parameters, at the date of issuance.

The Board of Directors had not declared any dividends, although cumulative dividends relating to the Series A preferred stock of $207,636 have been accrued in the June 28, 1998 consolidated balance sheet. As at June 30, 1999, the Company had raised net proceeds of $5,135,019 from the private placement of Series B preferred stock. Coincident with the private placement, the holders of 56,500 shares of Series A preferred stock exchanged their holdings for 55,370 shares of Series B preferred stock and waived their rights to the unpaid and accumulated dividends of $259,545.

In February 1999, the holders of a majority of the issued and outstanding shares of the Company's common stock, by written consent in lieu of a meeting pursuant to Section 228 of Delaware's General Corporation Law, adopted an amendment to the Company's Certificate of Incorporation, increasing the Company's capitalization. As a result of this amendment to the Certificate of Incorporation, the Company is authorized to issue a total of 405,000,000 shares, of which 400,000,000 are shares of common stock and 5,000,000 shares of Series B preferred stock.

                   SPENCER'S RESTAURANT, INC. AND SUBSIDIARIES

In fiscal 1999, the Company principally completed an offering of its Series B Convertible Preferred Stock selling 236,279 shares at $25 per share and received proceeds of $5,135,019, net of offering expenses. In connection with the offering, the underwriter received a warrant to purchase approximately 25,000,000 shares of the Company's common stock at $.05 per share.

The preferred shares will be convertible, at the option of the holder at any time after November 1999, at a conversion price initially equal to $0.05 per share of common stock. The conversion rate will be reduced by 10% per month for each month the Company fails to comply with its obligations to file, and in good faith process, a registration statement.

The conversion price is subject to the adjustments on the terms set forth in the Certificate of Designation. The outstanding preferred shares shall be converted, with no action on the part of the holder, if, at any time after February 2000, the common stock into which the same is converted is registered under the
Securities Act and the closing bid price of the common stock for twenty consecutive trading days is at least four times the conversion price ($0.20 based on the initial conversion price of $0.05).

Holders of preferred shares are entitled to receive, semi-annually, dividends at the rate of 8% per annum before any dividends may be paid with respect to the Common Stock, which shall be paid in cash or preferred shares at the election of the Company. If there is a failure to pay dividends, the Placement Agent, on behalf of such holders, has the right to designate one director to the Company's Board. In addition, if the Company fails to comply with its obligations to file and process a registration statement, the dividend rate will increase to 14% per annum from issuance.

To date, the Board of Directors has declared dividends relating to the Series B preferred stock of $198,836 which have been accrued at June 30, 1999. The payment of dividends was in the form of 7,954 additional shares of Series B preferred stock issued in September 1999.

                   SPENCER'S RESTAURANT, INC. AND SUBSIDIARIES

(9)  Notes Payable

Notes payable consists of the following:

                                                                                    June 28, 1998    June 30, 1999
                                                                                    -------------    -------------
     Series A  subordinated  notes payable due August 6, 1996,
     with interest at 9%                                                             $    2,089       $   2,089*

     Series B  convertible  subordinated  notes  payable  due July 7,
     2000 with interest at 9%, convertible at $3.85 per share                           500,000           237,505

     Series C  subordinated  notes payable due August 6, 1997,
     with interest at 15%                                                               303,749            18,750*

     Convertible  subordinated  notes payable due September 4,
     1997, with interest at 18%                                                         100,000                --

     Note   payable  to   related   party   relating   to  the
     acquisition  of the  Fairfield  building,  due January 2,
     1997 with interest at 15%                                                          425,000                --

     Note  payable  to  a  related   party,   due  in  monthly
     installments of $1,270,  including principal and interest
     at 18% through February 1998                                                        11,709                --

     Notes  payable  relating to bridge  financing,  due  December
     31, 1997 with interest  at 10%  and a  default  interest  rate  of
     14%  for  $120,000  of principal                                                   220,000                --

     Notes  payable  relating to bridge  financing due May 31,
     1998 with interest of 14%.                                                         100,000                --

     Note payable to investment  banking firm due May 31, 1998
     with interest at 8%.                                                                50,000                --

     Note  payable  relating to bridge  financing  due October
     31, 1998 with interest at 16%.                                                      50,000                --

     Notes payable relating to acquisition of lease, due in
     monthly installments of $1,666 of  principal  plus  interest  at
     1% over prime (9.5% at June 29, 1997 through September
     1, 2000)                                                                            44,998             39,998**
                                                                                  -------------     --------------
                                                                                      1,807,545           $298,342

     Less:  Current maturities                                                        1,282,539             55,838
                                                                                  -------------     --------------
                                                                                  $     525,006     $      242,504
                                                                                  =============     ==============

     * Obligation  in default at June 30, 1999
     **$15,000 of these Notes were in default at June 30, 1999

Notes payable to shareholders and other related parties (Company officers and directors) were $553,385 at June 28, 1998.

Maturities  of these notes is as follows:

     Fiscal year ended:
                         2000           $ 55,838
                         2001            242,504
                                        --------
                                        $298,342
                                        ========

                   SPENCER'S RESTAURANT, INC. AND SUBSIDIARIES

(10) Financing Arrangements

On March 4, 1997, the Company entered into a private financing arrangement for $500,000 of convertible subordinated notes. The notes are payable on September 4, 1997. The principal amount of the Notes may be converted into the Company's common stock at a conversion price of $0.75 per share anytime before the repayment of principal. The notes are fully subordinated to all "senior indebtedness" of the Company and are secured by all the issued and outstanding shares of certain of the Company's wholly-owned subsidiaries. In fiscal 1998, $400,000 of the principal outstanding was paid in cash.

In fiscal 1999, the noteholder accepted common stock, with a fair value of $100,000, in exchange for the forgiveness of the remaining principal balance and accrued interest. The Company recorded an extraordinary gain of $88,950 in fiscal 1999 recognizing this settlement.

In September 1997, the Company completed a bridge financing under which it sold units consisting of notes and warrants totaling $250,000, which were due December 31, 1997. Each full unit consisted of (i) the Company's ten percent (10%) promissory note in the principal amount of $50,000 (the "Note"), and (ii) upon repayment of the Note, one four-year warrant for each dollar of financing provided, at the rate of one warrant convertible into one share of the Company's common stock at the average bid price on the date of the receipt of the financing. The Company made principal payments of $30,000 in fiscal 1998 and satisfied the remaining principal and interest by payment of cash and conversion to Company equity in connection with the Offering in fiscal 1999.

In fiscal 1998, the Company entered into private financing arrangements to provide an aggregate of $150,000 of bridge financing at interest rates ranging from 14% to 16%, payable on dates ranging between May 31, 1998 and October 31, 1998. In fiscal 1999, the Company satisfied principal and interest by payment of cash and conversion to Company equity in connection with the Offering.

In fiscal 1998, the Company executed a $50,000 convertible note agreement with an investment banking firm for services rendered. The note is convertible into 250,000 shares of common stock, bears interest at 8% and matured on May 31, 1998.

In August 1998, the Company issued a sixty day convertible note in the principal amount of $100,000 at an interest rate of 8% to an investment bank in consideration for professional services rendered.

In connection with the private placement offering in February 1999, the investment bank notes were satisfied by conversion to 1,750,000 shares of Company common stock.

During the quarter ended September 30, 1998, the Company privately sold 1,100,000 shares of its common stock at $.15 per share for an aggregate of $165,000. In connection with this sale the placement agent received warrants to purchase 750,000 shares of the Company's common stock at $.15 per share.

Between October and December 1998, the Company entered into private financing arrangements with three individuals to provide $150,000 of bridge financing at 16% interest per annum, plus warrants, with due dates of the earlier of the closing of the proposed private placement or ninety days, respectively.

                   SPENCER'S RESTAURANT, INC. AND SUBSIDIARIES

In connection with the private placement, the Company sold 236,279 shares of Series B preferred stock at $25 per share, generating gross proceeds of $5,906,975. As part of the private placement, noteholders, including $293,332 Series C subordinated notes payable matured on August 6, 1997, of which noteholders with principal balances aggregating $62,499 extended the repayment date to December 15, 1997, $425,000 note payable matured on January 2, 1997, $11,709 note payable matured in February 1998, $190,000 note payable matured on December 31, 1997, $150,000 notes payable matured on May 31, 1998, $270,828 Series B subordinated notes payable due July 7, 2000, $50,000 notes payable matured on October 31, 1998, $100,000 note payable matured on August 31, 1998 and $150,000 notes payable matured on February 1, 1999, such obligations aggregating $1,640,869 and all of which were in default, including accrued and unpaid interest of approximately $428,500, entered into a series of debt satisfaction agreements, whereby in exchange for cash payments the issuance of 2,200,000 shares of common stock with a fair value of $0.05 per share, the issuance of 29,645 shares of Series B preferred stock at $25 per share and to the mortgage holder of the Fairfield facility, a discounted note receivable arising from the sale of the Fairfield property with a fair value of $115,000, all of the above mentioned indebtedness was extinguished. Additionally, the Corporation entered into a series of settlement agreements, whereby various creditors accepted cash payments of $84,811 and 446,714 shares of common stock in exchange for the release of trade obligations. As a result of these transactions, the Corporation recognized an extraordinary gain on the forgiveness of debt of $423,479 in fiscal 1999.

In connection with this private placement financing, the holders of 56,500 shares of Series A Preferred Stock exchanged their holdings for 55,370 shares of Series B Preferred Stock and waived the payment of accumulated dividends of $259,545.

(11) Accrued Expenses and Other Liabilities

     (a)  Accrued Expenses

Accrued expenses consist of the following:

                                          June 28, 1998           June 30, 1999

        Litigation award                      $     ---              $  225,000
        Accrued rent                                ---                 140,099
        Interest payable                        424,160                 125,363
        Professional fees                           ---                 120,000
        Other                                   153,114                  52,292
        Accrued payroll                          52,140                  15,467
                                               --------              ----------
                                              $ 629,414               $ 678,221
                                              =========               =========

     (b)  Other Liabilities

The Company has entered into marketing agreements whereby it received temporary financing in exchange for participating in discounted price meal programs. At June 28, 1998 and June 30, 1999, the balances outstanding under this program were $182,971 and $171,621, respectively, which are included in other liabilities in the accompanying consolidated balance sheets.

                   SPENCER'S RESTAURANT, INC. AND SUBSIDIARIES

(12) Income Taxes

In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No.109, "Accounting for Income Taxes". SFAS 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

There was no income tax expense for any period presented due to losses incurred by the Company. Components of the deferred tax assets and deferred tax liabilities at June 28, 1998 and June 30, 1999 are presented below:


                                            June 28,1998          June 30, 1999

        Deferred tax assets:
        Net operating loss carry-forward    $  5,584,600             $6,947,521
        Fixed assets                              15,324                     --
                                            ------------             ----------
        Total gross deferred tax assets        5,599,924              6,947,521
        Less valuation allowance               5,599,924              6,947,521
                                            ------------              ---------
        Net deferred tax assets             $      ---               $    ---
                                            ============             ==========

The valuation allowance for deferred tax assets as of June 28, 1998 and June 30, 1999 was $5,599,924 and $6,947,521, respectively. The change in the total valuation allowance for the years ended June 28, 1998 and June 30, 1999 was $1,263,924 and $1,347,597, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating losses and temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. At June 28, 1998 and June 30, 1999, the Company has net operating loss carry forwards for Federal and State income tax purposes of approximately $13,962,000 and $17,331,000, respectively (the "NOL carry forwards"), which are available to offset future taxable income, if any, through 2013. Based upon the limited operating history of the Company and losses incurred to date, management has fully reserved the deferred tax asset.

In accordance with Section 382 of the Internal Revenue Code of 1986, as amended, as it applies to the NOL carry forwards, a change in more than 50% in the beneficial ownership of the Company within a three-year period (an "Ownership Change") will place an annual limitation on the Company's ability to utilize its existing NOL carryforwards to offset United States Federal taxable income in future years. Generally, such limitation would be equal to the value of the Company as of the date of the Ownership Change multiplied by the Federal long-term tax exempt interest rate, as published by the Internal Revenue Service. The Company believes that Ownership Changes have occurred and would cause the annual limitations as described above to apply. The Company has not determined what the maximum annual amount of taxable income is that can be reduced by the NOL carryforwards.

                   SPENCER'S RESTAURANT, INC. AND SUBSIDIARIES

(13) Commitments

Commitments

The Company's operations are principally conducted in leased premises. Remaining lease terms range through 2002. The leases contain contingent rental provisions based upon a percentage of gross sales. As of June 30, 1999, the Company has operating lease commitments as follows, for its South Norwalk restaurant:

             2000                                    $ 50,400
             2001                                      50,400
             2002                                      46,200

Certain shareholders and former officers have personally guaranteed lease payments for the South Norwalk location.

Pursuant to sales agreements for the Company's New York City and White Plains, New York restaurants (note 4), the Company guaranteed specified lease obligations. As of June 30, 1999, the Company has not been notified of any claims against these guarantees.

The Company is also a defendant in litigation regarding lease guarantees for its former Lynbrook, New York facility (note 16).

On July 2, 1998, the Company entered into a contract for the purchase of a restaurant facility in New York City for $400,000 in a combination of cash and notes. The Company ultimately chose not to purchase this property and in connection with the termination of contract incurred an expense of approximately $12,500.

On July 3, 1998, the Company entered into a contract for the purchase of a restaurant facility in Greenwich, Connecticut for $400,000 in a combination of cash and notes. The Company ultimately chose not to purchase this property.

Contingent rental payments on building leases are typically made based on the percentage of gross sales on the individual restaurants that exceed predetermined levels. The percentage of gross sales to be paid and related gross sales level vary by unit. There were no contingent rental payments in any of the periods presented.

Rent expense was $930,676, $426,923 and $190,733 for the years ended June 29, 1997, June 28, 1998 and June 30, 1999, respectively.

(14) Employee Benefit Plans

     (a)  Stock Option Plan

In December 1994, the Company adopted the 1994 Employees Stock Option Plan (the Employees Plan), which provides for the issuance of incentive stock options (ISO's) and non-qualified options (Non-ISO's) to officers and key employees. Up to 1,000,000 shares of the Company's common stock have been reserved for issuance under the Plan. The Plan is currently administered by the Board of Directors of the Company. The term of the options is generally for a period of 5 years. The exercise price for non-qualified options outstanding under the Employees Plan can be no less that 100% of the fair market value, as defined, of the Company's common stock at the date of the grant. For ISO's, the exercise price can be generally no less than the fair market value of the Company's common stock at the date of the grant, with the exception of any employee who prior to the granting of the option, is a 10% or greater stockholder as defined, for which the exercise price can be no less than 110% of the fair market value of the Company's common stock at the date of grant.

                   SPENCER'S RESTAURANT, INC. AND SUBSIDIARIES

In December 1994, the Company adopted the non-Executive Director Stock Option Plan (the Director Plan), which provides for the issuance of non-ISO's to non-executive directors, as defined, and members of any advisory board established by the Company who are not full-time employees of the Company. The Company has reserved 500,000 shares for issuance under the provisions of the Director Plan. The Director Plan provides that each non-executive director will automatically be granted an option to purchase 25,000 shares upon joining the Board of Directors and 15,000 shares on each December 1st thereafter, provided such person has served as a director for the 12 months immediately prior to such December 1st. The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the Common Stock on the date of grant.

At June 30, 1999, there were 1,000,000 and 295,000 additional shares available for grant under the Employees and Director Plans, respectively. The per share weighted-average fair value of stock options granted during 1997 and 1996 was $0.51 and $1.22, respectively for those options whose exercise price equaled the market price of the stock on the date of grant and $.05 and $0, respectively for those options whose exercise price was above the market price of the stock on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 1997 and 1996 - expected dividend yield 0%, risk-free interest rate of between 5.07% and 5.86%, an expected life of between approximately 2.5 - 5 years and expected stock volatility of between 38
- 130%. There were no options granted in 1999 and 1998.

The Company applies APB Opinion No.25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its employees and directors stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No.123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                                   1997                 1998             1999
     Net loss available to common shareholders:
               As reported                                 $(4,901,675)          (3,339,957)     $(3,352,035)
     Pro-forma                                              (5,371,634)          (3,422,957)     $(3,550,881)
     Loss per share:            As reported                      (1.85)                               $(0.18)
                                                                                      (0.80)
     Pro-forma                                                   (2.03)               (0.82)        $  (0.18)

Pro forma net loss reflects only options and warrants granted in 1997. Therefore, the full impact of calculating compensation cost for stock options and warrants under SFAS No.123 is not reflected in the pro forma net income amounts presented above because compensation cost for options and warrants granted prior to July 1, 1995 were not considered.

Activity in non-ISO's was as follows:

                                                               Number        Option Price       Weighted
                                                              of Shares       per Share         Average
                                                                                                Exercise
                                                                                                 Price
                                                              ---------      ------------       --------

           Options outstanding June 29, 1997                      693,000       0.25-5.25       $    3.11
           Options granted                                            ---             ---             ---
           Terminated options                                   (488,000)     0.25 - 5.25         _______
                                                             ------------     -----------         -------
           Options outstanding June 28, 1998                      205,000      $4.50-5.25       $    4.88
                                                                  =======      ==========       =========
           Options granted                                            ---             ---             ---
           Terminated options                                         ---             ---             ---
                                                                ---------       ---------       ---------
           Options outstanding June 30,1999                       205,000      $4.50-5.25       $    4.88
                                                                  =======      ==========       =========

Activity in ISO's was as follows:

                                                               Number          Option Price      Weighted
                                                               of Shares         per Share        Average
                                                                                                Exercise
                                                                                                 Price
                                                               ---------       ------------     --------

           Options outstanding June 29, 1997                      103,500      $0.25-5.50            5.35
           Options granted                                            ---             ---             ---
           Terminated options                                   (103,500)      $0.25-5.50            5.35
                                                                ---------       ---------            ----
           Options outstanding June 28, 1998 and June
           30, 1999                                                   ---             ---             ---
                                                                =========      ==========        ========

The Employees and Director Plans expire in December 2004, unless terminated earlier by the Board of Directors under conditions specified in the respective Plans. No options have been exercised as of June 28, 1998 and June 30, 1999.

At June 30, 1999, the range of exercise prices and range of the remaining contractual life of outstanding options was $4.50 - $5.25 and approximately 1.5
- 2.5 years, respectively.

At June 28, 1998 and June 30, 1999, the number of options exercisable was 205,000 and the weighted-average exercise price of those options was $4.88.

                   SPENCER'S RESTAURANT, INC. AND SUBSIDIARIES

On April 18, 1999, the Board of Directors approved the adoption of the 1999 Stock Option Plan (the "1999 Plan"), subject to the approval of Stockholders which was obtained in September 1999, which provides for the issuance of ISOs, Non-ISOs, and stock appreciation rights to officers and key employees of the Company. Up to 25,000,000 shares have been reserved for issuance under the 1999 Plan, which is administered by the Board of Directors of the Company. The term of the options is generally for a period of five (5) years. The exercise price for Non-ISOs outstanding under the 1999 Plan can be no less than 100% of the fair market value, as defined, of the Company's Common Stock on the date of grant. For ISOs, the exercise price can generally be no less than the fair market value of the Company's Common Stock at the date of grant, without the exception of any employee who prior to the option grant, is a 10% or greater stockholder, as defined, for which the exercise price can be no less than 110% of the fair market value of the Company's Common Stock at the date of grant. There are presently no options granted under the 1999 Plan.

On April 18, 1999, the Board of Directors approved the adoption of the 1999 Non-Employee Directors' Stock Option Plan (the "1999 Directors' Plan"), subject to the approval of Stockholders which was obtained in September 1999, which provides for the issuance of non-qualified stock options to non-employee directors of the Company. Up to 10,000,000 shares have been reserved for issuance under the 1999 Directors' Plan, which is administered by the Board of Directors of the Company. The term of the options is generally for a period of five (5) years. The exercise price for options outstanding under the 1999 Plan can be no less than 100% of the fair market value, as defined, of the Company's Common Stock on the date of the grant. There are presently no options granted under the 1999 Directors' Plan.

     (b)  Employment Agreements

The Company and its Vice-Chairman and Chief Administrative Officer entered into a part-time employment agreement in December 1995 for a period commencing December 1995 through December 1998. The agreement provides for annual compensation of $90,000 increasing 10% per annum, plus certain other benefits. An additional $20,000 was paid for services rendered in fiscal 1996 provided over and above the part-time agreement. The employee is also entitled to receive a bonus during each year of this agreement, determined by the Board of Directors. The Board of Directors and/or the Compensation Committee shall set forth a formula for determining the bonus for each year.

On March 15, 1997 an agreement was signed between the Company and Vice Chairman and Chief Administrative Officer which amended the December 1995 employment agreement. Under the new agreement, the former Vice Chairman and Chief Administrative Officer will accept the position of Acting Co-Chief Executive Officer. This agreement waives any base rate or annual rate increases per the previous agreement and modified the term to March 1, 1997 through February 28, 1999. Services are provided on a part-time consulting basis. The compensation for the period March 1, 1997 through February 28, 1999 will be $75,000, plus benefits. This agreement also included the grant of an option to purchase 125,000 shares of stock at the closing price on the date of this agreement. The agreement also includes that in the event the stock options previously granted under the current Company stock option plans are repriced for any employee, the existing stock option grants for the acting Co-CEO will be repriced at the same time as any repricing and under the same terms and conditions. No such options were repriced and the agreement was replaced with a May 1998 consulting agreement (note 15).

Subsequent to June 1998, the Company entered into a three year employment agreement, as amended, with the Chief Financial Officer providing for fixed compensation of $52,000 in year one, with a time allowance in year one to complete certain projects and commercially standard compensation for full time services to be determined for years two and three. The executive has also been granted options to purchase common stock as follows: 100,000 vesting at close of year one; 100,000 vesting at close of year two; 100,000 vesting at close of year three at the exercise price of $.05, the fair value at the date of grant, with additional options to purchase 200,000 shares exercisable at the close of each of years two and three.

                   SPENCER'S RESTAURANT, INC. AND SUBSIDIARIES

In October 1998, the Company entered into a three year employment agreement, as revised, with an individual to act as President and/or Chief Executive Officer and as a member of the Board of Directors of the Company, effective upon the completion of the private placement in February 1999. In consideration, the employee is to receive a monthly fee of $7,917 plus reasonable expenses and a $30,000 sign-on bonus. In addition, the employee shall be entitled to a performance bonus and shall receive a warrant to purchase an amount of Common Stock equal to ten (10%) of the outstanding common stock of the Company, on a fully diluted basis, after the private placement financing at $0.05 per share, the fair value at the date of grant, representing 30,000,000 shares, exercisable for a period of five years, one third of the number of shares covered thereby vesting at the time of the private placement financing, and one third (1/3) at the end of each one year period thereafter during the term.

In February 1998, the Company executed a four year employment agreement with the then President and Chief Executive Officer, which provides for annual compensation of $150,000. The agreement was amended in October 1998 to reduce the annual compensation to $85,000, provided for a $25,000 cash payment and the executive accepted a new position as Vice President. The employee received payments of $119,992 during fiscal 1999 for current and deferred salary. The Company also issued 1,504,720 shares of common stock with a value of $75,236 to satisfy other deferred salary not compensated for in cash.

     (c)  Separation Agreements

In October 1998, the Company and a Vice President terminated a March 1998 employment agreement. The executive is to receive $15,000 over a one year period.

(15) Consulting Agreements

On May 1, 1998, the Company entered into a three year consulting agreement with its former Vice Chairman and current Secretary, which replaced a March 15, 1997 employment agreement to provide financial and related services to the Company with compensation of $7,000 per month. The consultant, in consideration for services, received 500,000 shares of the Company's common stock, with a value of $25,000, of which 250,000 shares are subject to anti-dilution provisions and 250,000 shares which may be repurchased at the Company's option under specified conditions. In addition, the consultant received a warrant, expiring in April 30, 2003, to purchase an additional 250,000 shares of Company Common Stock at an exercise price of $0.15 per share. The consultant also received approximately 1,664,000 shares of common stock with a value of $83,200 to compensate him for his deferred portion of consulting fees not paid in cash.

On July 20, 1998, the Company entered into a three year consulting agreement with an individual to provide service to design and implement the future expansion of the Company's planned restaurant concepts. In consideration, the consultant is to receive a monthly fee of $1,000 plus reasonable expenses. The consultant purchased $100,000 of common stock and received a warrant to purchase 300,000 shares of the Company's common stock, with an initial exercise price of $0.48 per share expiring in July 2002, vesting one-third annually.

In October 1998, the Company entered into a three year consulting agreement, as revised, with an individual to provide advice and consultation in the implementation of the future expansion of the Company's planned restaurant concepts. In consideration, the consultant shall serve without regular, periodic compensation. The consultant shall be entitled to a performance bonus and shall receive a warrant, immediately exercisable, to purchase an amount of common stock equal to fifteen percent of the outstanding common stock of the Company, on a fully diluted basis, after the private placement financing at $0.05 per share, exercisable for a period of five years, representing 45,000,000 shares.

                   SPENCER'S RESTAURANT, INC. AND SUBSIDIARIES

(16) Litigation

The Company is a co-defendant in an action brought by an owner of an apartment above the South Norwalk Company restaurant for negligence per se, intentional infliction of emotional distress, negligent infliction of emotional distress, and violations of the Connecticut Unfair Trade Practices Act (CUTPA) based upon alleged excessive noise and rude and/or threatening conduct of employees. The jury awarded a verdict in the amount of $625,000 against various defendants, including the Company's former Chairman on August 5, 1998. On November 20, 1998, the Court set aside the jury's verdict as to all counts against the Company except for plaintiff's claim for negligence per se and accordingly reduced the jury's award to $225,000. The jury's award is currently on appeal by the Company, and plaintiff has appealed the Court's decision to set aside a portion of the jury's verdict and reduce the award. There are also potential claims of indemnification by other defendants against the Company in the event the plaintiff's appeal is successful. The Company reduced its original accrual from $625,000 to $225,000 which represents the appealed verdict in the quarter ended December 31,1998.

In July 1999, a demand letter was tendered to the Company by the legal counsel of the former Chairman seeking indemnification from potential liabilities arising out of this matter. This demand is based on an indemnification provision in an agreement between the former Chairman and the Company. The Company believes that valid defenses to the indemnification claim may exist.

Plaintiff's negligence claims in this matter are arguably covered by one or more of the Company's insurance policies. Farmington Casualty Company ("Farmington") and Insurance Company of Greater New York ("GNY"), two out of three of the Company's insurance carriers, retained counsel to represent the Company and defended the Company in this case under a reservation of rights. The third, Public Service Mutual Ins. Co., denied coverage for the claim altogether. GNY and Farmington have continued to prosecute the appeal in this matter, but under a reservation of rights. The Company has advised all three insurance carriers that it intends to pursue its rights in an action for damages and declaratory relief in the event that the appeal is unsuccessful and the insurance carriers refuse to provide coverage for plaintiff's claims. GNY and Farmington continue to reserve all rights with respect to coverage.

Settlement negotiations are ongoing. However, there can be no assurance of a satisfactory settlement.

In May 1999, the Company was served with an eviction notice by the landlord of the South Norwalk restaurant. The suit was settled and the eviction notice was withdrawn.

The Company is a defendant in an action for an alleged breach of a commercial lease in which damages exceeding $190,000 are being sought. The Company has disputed this claim and believes that the plaintiff has inadequately responded to the Company's demand for discovery and inspection and interrogatories. The Company intends to vigorously defend this action.

The Company is also a party in various other legal actions incidental to the normal conduct of its business. Management does not believe that the ultimate resolution of these actions will have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

(17) Earnings Per Share

As discussed in note 2, the Company  adopted  Statement  128, which replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Dilutive net loss per share for fiscal 1997, 1998 and1999, are the same as basic net loss per share due to the anti-dilutive effect of the assumed conversion of preferred stock, and exercise of stock options and warrants.

The following table reconciles net loss per share with net loss per share available to common stockholders:

                   SPENCER'S RESTAURANT, INC. AND SUBSIDIARIES

                                                                        1997           1998          1999
                                                                        ----           ----          ----

       Net loss per share                                             $(1.81)        $(0.78)       $(0.20)
       Net gain on extraordinary item                                   ---            ---           0.03
       Net loss per share attributable to preferred stock              (0.04)         (0.02)        (0.01)
                                                                       ------         ------        ------
       dividends
       Net loss per share available to common stockholders            $(1.85)        $(0.80)       $(0.18)
                                                                       ======         ======       =======

(18) Subsequent Events

On July 2, 1999, the Company sold an additional 2,000 shares of its Series B preferred stock for a value of $50,000 as part of its Offering.

On September 9, 1999, the Company formally changed its name with the appropriate authorities to Spencer's Restaurants, Inc. (symbol: SPST) from Rattlesnake Holding Company Inc.

In September 1999, the Company finalized its agreement with the landlord of its previously closed restaurant in Flemington, New Jersey. The agreement satisfied all remaining obligations for past due rents, real estate taxes, utilities, and outstanding $39,998 note payable (note 9). The Company assigned its liquor license in satisfaction of the note payable and issued 4,660 shares of Series B preferred stock with a valuation of $116,500 to complete the settlement.

In September 1999, the holders of a majority of the issued and outstanding shares of the Company's Common Stock, by written consent in lieu of a meeting pursuant to Delaware Law, adopted an option plan providing for incentive stock options and non-incentive stock options for employees and non-employees, under which options may be granted for a total of 25,000,000 shares of common stock and adopted an option plan for the members of the Board of Directors under which options may be granted for a total of 10,000,000 shares of common stock.

In September 1999, the Company paid dividends in the amount of $198,846 to the preferred shareholders of record in the form of 7,954 additional shares of Series B Preferred Stock in lieu of cash payment.

(19) Other Information

On September 17, 1997, the Company received a letter from NASDAQ indicating that the Company would be removed from the NASDAQ Small Cap listing at the close of business on September 17, 1997 due to its failure to comply with the minimum capital and surplus requirement of $1,000,000 and the $1.00 minimum stock price.

On November 4, 1997 the Boston Stock Exchange suspended trading and has applied for the delisting of the Company common stock from such exchange pursuant to Rule 12d-2f2.

                  SPENCER'S RESTAURANTS, INC. AND SUBSIDIARIES
        (formerly The Rattlesnake Holding Company, Inc. And Subsidiaries)
                 Unaudited Condensed Consolidated Balance Sheets
                                 March 27, 2000

                                                                                            March 27, 2000
                                                                                            --------------

      Assets
      Current assets:
           Cash                                                                                 $  605,347
           Accounts receivable                                                                      10,083
           Inventory                                                                                41,814
           Prepaid expenses and other current assets                                                29,082
                                                                                                ----------

           Total current assets                                                                 $  686,326

      Property and equipment, net                                                                2,069,563
      Intangible assets, net                                                                        10,256
      Other assets                                                                                  82,605
                                                                                                ----------

                                                                                                $2,848,750
                                                                                                ==========
      Liabilities and Stockholders' Equity

      Current liabilities:
           Current maturities of long term debt                                                 $  258,344
           Accounts payable                                                                        792,973
           Accrued expenses                                                                        451,309
           Dividends payable                                                                       178,450
           Other current liabilities                                                               156,976
                                                                                                   -------
      Total current liabilities                                                                 $1,838,052
                                                                                                ----------

      Notes payable, net of current maturities                                                         ---
                                                                                                 ---------

           Total liabilities                                                                     1,838,052
                                                                                                 ---------

      Stockholders' equity
           Preferred stock, Series B, $0.10 par value, 5,000,000 shares authorized,
               356,909 shares issued and outstanding at March 27, 2000                              35,690

           Common stock, $.001 par value - 400,000,000
               shares authorized, 29,979,013 issued and
               outstanding, at March 27, 2000                                                       29,980
           Additional paid-in capital                                                           20,986,092
           Accrued dividends                                                                     (178,450)
           Accumulated deficit                                                                (19,862,614)
                                                                                              ------------
                                                                                                 1,010,698
                                                                                                 ---------

                                                                                                $2,848,750
                                                                                                ==========

See accompanying notes to the unaudited condensed consolidated financial statements.

                  SPENCER'S RESTAURANTS, INC. AND SUBSIDIARIES
        (formerly The Rattlesnake Holding Company, Inc. And Subsidiaries)
            Unaudited Condensed Consolidated Statements of Operations
          Three and Nine Months Ended March 31, 1999 and March 27, 2000

                                                                  Three Months Ended          Nine Months Ended
                                                                March 31,      March 27,    March 31,     March 27,
                                                                  1999           2000         1999          2000
                                                                  ----           ----         ----          ----

Restaurant Sales                                                 322,808        893,869     1,421,073     1,775,680
Less:  promotional sales                                          10,548         28,058        55,664        51,962
                                                                  ------         ------        ------        ------

     Net restaurant sales                                        312,260        865,811     1,365,409     1,723,718

Costs and expenses:
Cost of food and beverage sales                                   98,763        299,778       520,759       613,688
Restaurant salaries and fringe benefits                          112,429        467,100       560,770     1,029,164
Occupancy and related expenses                                    40,271         48,082       416,747       103,611
Depreciation and amortization expenses                            13,893         20,786        36,175        38,357
                                                               ---------        -------     ---------     ---------

     Total restaurant costs and expenses                         265,356        835,746     1,534,451     1,784,820

Selling, general and administrative                            1,587,185        358,121     2,050,405       932,367
Loss on closure of restaurant sites                              365,000            ---       365,000        42,800
     and impairment charges
Interest expense, net                                             65,154         26,663       196,340        26,663
Litigation Award                                                     ---            ---       225,000           ---
Miscellaneous expenses (income)                                  (2,332)            ---       (1,708)           ---

                                                               ---------        -------     ---------     ---------
     Total expenses                                            2,280,363      1,220,530     4,369,488     2,786,650

Net loss before income taxes and extraordinary item          (1,968,103)      (354,719)   (3,004,079)   (1,062,932)
Income Taxes                                                         ---       (22,592)           ---      (22,592)
                                                               ---------       --------    ----------     ---------
Net loss before extraordinary item                           (1,968,103)      (377,311)   (3,004,079)   (1,085,524)

Extraordinary item:
Gain on early extinguishments of debt                            254,360            ---       343,310           ---
                                                               ---------        -------     ---------     ---------

     Net loss before preferred dividends                     (1,713,743)      (377,311)   (2,660,769)   (1,085,524)
                                                             -----------      ---------   -----------   -----------

Dividends on preferred shares                                        ---      (178,450)           ---     (521,768)
                                                             -----------      ---------   -----------     ---------

Net loss available common stockholders                       (1,713,743)      (555,761)   (2,660,769)   (1,607,292)
                                                             ===========      =========   ===========   ===========
Net loss per share:
     Loss before extraordinary item                               (0.09)         (0.02)        (0.19)        (0.05)
     Extraordinary item                                             0.01            ---          0.02           ---
                                                                 -------         ------       -------        ------
     Net loss - basic and diluted                                 (0.08)         (0.02)        (0.17)        (0.05)
                                                                  =====          =====        ======         =====

Weighted average number of common and
common equivalent shares outstanding -
     Basic and diluted                                        21,441,412     29,979,013    15,609,352    29,979,013
                                                              ==========     ==========    ==========    ==========

See accompanying notes to the unaudited condensed consolidated financial statements.

                  SPENCER'S RESTAURANTS, INC. AND SUBSIDIARIES
        (formerly The Rattlesnake Holding Company, Inc. And Subsidiaries)
            Unaudited Condensed Consolidated Statements of Cash Flows
               Nine Months Ended March 31, 1999 and March 27, 2000

                                                                              Nine Months          Nine Months
                                                                                Ended                 Ended
                                                                             March 31, 1999       March 27, 2000
                                                                             --------------       --------------

         Cash flows from operating activities:
         Net loss                                                               $(2,660,769)        $(1,085,524)
         Adjustments to reconcile net loss to net
         cash used in operating activities:
              Depreciation and amortization                                           36,175              38,357
              Litigation Award                                                       225,000                 ---
              Gain on early extinguishments of debt                                (343,310)                 ---
              Loss on closure of restaurant sites                                    365,000              42,800
              Valuation of warrants for services                                   1,093,873                 ---
         Stock compensation                                                          106,077                 ---
         Issuance of stock for services                                              218,676              72,909
         Changes in assets and liabilities:
              Increase in accounts receivable                                        (5,012)               (329)
              Decrease (increase) in inventory                                        13,369            (25,126)
              Increase in prepaid and other assets                                     (978)            (23,386)
              Decrease in accounts payable                                         (322,576)           (123,618)
                 and accrued expenses
              Increase (decrease) in other liabilities                                   108            (14,645)
                                                                                 -----------         -----------

              Net cash used in operating activities                              (1,274,367)         (1,118,562)

         Cash flows from investing activities:
         Capital expenditures                                                       (26,900)           (663,766)
                                                                                 -----------         -----------

              Net cash used in investing activities                                 (26,900)           (663,766)

         Cash flows from financing activities:
         Proceeds from issuance of preferred stock                                       ---              50,000
         Proceeds from issuance of convertible notes                                 150,000                 ---
         Proceeds from issuance of common stock                                      153,500                 ---
         Proceeds from issuance of Series B preferred stock, net                   4,732,624                 ---
         Principal repayments of borrowings                                        (385,831)                 ---
                                                                                 -----------         -----------

              Net cash provided by financing activities                            4,650,293              50,000

         Net increase (decrease) in cash                                           3,349,026         (1,732,328)

         Cash, beginning of period                                                   311,328           2,337,675
                                                                                     -------           ---------

         Cash, end of period                                                       3,660,354             605,347
                                                                                   =========             =======

         Cash paid during the period for:
         Interest                                                                    223,202                 ---
         Income taxes                                                                    ---              22,592

See accompanying notes to the unaudited condensed consolidated financial statements.

                  SPENCER'S RESTAURANTS, INC. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.   Description of Business

     As of March 27, 2000, Spencer's Restaurants, Inc. and subsidiaries ("The Company") owned and operated two restaurants: One in South Norwalk, Connecticut and the other in Danbury, Connecticut. The South Norwalk location, Rattlesnake Ventures Inc., features a casual dining concept with a Southwestern theme.

     The Danbury restaurant, opened on November 3, 1999, is the prototype of the new Spencer's Restaurants theme. "Spencer's" specializes in steak, distinctive shrimp dishes and various other offerings in a casual, family dining environment.

2.   Principles of Consolidation.

     The condensed consolidated financial statements include the accounts of Spencer's Restaurants, Inc. and subsidiaries (the "Company"). All significant inter-company accounts and transactions have been eliminated in consolidation.

3.   Consolidated Financial Statements.

     The accompanying unaudited condensed consolidated financial statements were prepared in accordance with generally accepted accounting principles and include all adjustments which, in the opinion of management, are necessary to present fairly the consolidated financial position of the Company as of March 27, 2000, and the results of operations and cash flows for the periods ended March 31, 1999 and March 27, 2000. In the opinion of management, all necessary adjustments that were made are of a normal recurring nature.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year-end June 30, 1999. The results of operations for the period ended March 27, 2000 are not necessarily indicative of the operating results, which may be achieved for the full year.

4.   Basis of Presentation.

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. However, due to the matters discussed below, the Company's continuation as a going concern cannot be reasonably assured.

5.   Private Placement Offering and Cost Reduction Plan.

     Subsequent to the completion of the private placement in February 1999, which effectively satisfied all short and long-term debt that was in default (see below), the Company assembled a new management team and developed a new restaurant theme which was introduced at the recently reacquired Danbury, Connecticut location (as described in note number one above, "Description of Business").

     Management believes that the finalization of its cost reduction plan and approximately $6,000,000 in private placement financing will enable the Company to achieve profitable operations and restore liquidity. However, no assurance can be made regarding the achievement of the goals outlined in the Company's strategic plans, or if such plans are achieved, that the Company's operations will be profitable.

                  SPENCER'S RESTAURANTS, INC. AND SUBSIDIARIES

     On October 27, 1998, the Company commenced an offering (the "Offering") of its Series B Convertible Preferred Shares, $.10 par value. Between February 17, 1999 and July 2, 1999, the Company sold approximately $6,000,000 of Series B Preferred Shares pursuant to the Offering and converted approximately $1,350,000 of its debt to Company equity. During the Offering, the Company satisfied, by payment of cash and/or equity in the form of preferred and/or common stock, the following: (a) all outstanding Series C promissory notes; (b) certain outstanding Series B promissory notes; (c) all outstanding promissory notes related to the now-closed Fairfield facility; and (d) all outstanding promissory notes from (i) September 1997, (ii) March through June 1998, and (iii) October and November 1998, effectively satisfying all short term and long term debt which was in default.

     On July 2, 1999 the Company sold an additional 2,000 shares of its Series B Preferred Stock for $50,000 as part of its Offering.

     The preferred shares will be convertible, at the option of the holder at any time after November 1999, at a conversion price initially equal to $0.05 per share of common stock. The conversion rate will be reduced by 10% per month for each month the Company fails to comply with its obligations to file, and in good faith process, a registration statement.

     The Company did file a registration statement on August 16, 1999 and plans to file a first amendment during the fourth fiscal quarter 2000.

     The conversion price is subject to the adjustments on the terms set forth in the Certificate of Designation. The outstanding preferred shares shall be converted, with no action on the part of the holder, if, at any time after February 2000, the common stock into which the same is converted is registered under the Securities Act and the closing bid price of the common stock for twenty consecutive trading days is at least four times the conversion price ($0.20 based on the initial conversion price of $0.05).

     Holders of preferred shares are entitled to receive, semi-annually, dividends at the rate of 8% per annum before any dividends may be paid with respect to the Common Stock, which shall be paid in cash or preferred shares at the election of the Company. If there is a failure to pay dividends, the Placement Agent, on behalf of such holders, has the right to designate one director to the Company's Board. In addition, if the Company fails to comply with its obligations to file and process a Registration Statement, the dividend rate will increase to 14% per annum from issuance.

     Dividends were paid in September 1999 and March 2000 in the form of 7,954 and 13,732 additional shares of Series B Preferred Stock, respectively.

     Pursuant to the March 1998 agreement to acquire the Ottomanelli Group, additional consideration due to anti-dilution provisions contained in the agreements in the form of common stock was payable to the Ottomanelli Group shareholders as a result of the private placement. In February 1999, 5,000,000 shares of common stock were issued pursuant to such provisions, as amended.

6.   Restaurant Operations.

     See Description of Business in note number one, above.

     In April 1999, 106 Federal Road Corporation, a wholly owned subsidiary of the Company, purchased the former Rattlesnake Restaurant building and accompanying land in Danbury, CT. Federal Road Restaurant Corporation, another wholly owned subsidiary of the Company leases this building from 106 Federal Road Corporation as the building has been renovated and styled with the new Spencer's Restaurants theme. This first Spencer's Restaurant opened for business on November 3, 1999.

     On September 3, 1999, the Company formally changed its name with the appropriate authorities to Spencer's Restaurants, Inc. (symbol: "SPST") from The Rattlesnake Holding Company Inc. (symbol: "RTTL").

                  SPENCER'S RESTAURANTS, INC. AND SUBSIDIARIES

     In September 1999, the Company finalized its agreement with the landlord of its previously closed restaurant in Flemington, New Jersey. The agreement completely satisfied all remaining obligations for past due rents, real estate taxes, utilities and outstanding $39,998 note payable. The Company assigned the liquor license in satisfaction of the note payable and issued 4,660 shares of Series B Preferred stock with a valuation of $116,500 to complete the settlement and to terminate the lease. The Company incurred a $42,800 loss due to the finalization of the restaurant closure.

     On December 15, 1999, the Company's contract with its Chief Financial Officer was terminated without payment or further remuneration.

     On December 31, 1999, a contract scheduled to expire October, 2001 for consulting services being provided the Company was terminated by the consultant. A new contract, effective January 10, 2000 and scheduled to expire December 31, 2000, was substituted.

     On January 31, 2000 the Company accepted the resignation of its Senior Vice President, Nicolo Ottomanelli. Mr. Ottomanelli remains on the Board of Directors and provides consulting services to the Company on an as needed basis. Mr. Ottomanelli's contract was terminated effective with the resignation and without payment or further remuneration.

     On February 9, 2000, at the Annual Shareholders Meeting, the shareholders approved the 1999 Stock Option Plan and the 1999 Non-Employee Director's Stock Option Plan. The shareholders also re-elected to the Board; Kenneth R. Berry to a three-year term, Stephen A. Stein to a two-year term and Nicolo Ottomanelli to a one-year term. To date, employee stock options were issued to purchase 2,575,000 of the 25,000,000 shares allocated for the 1999 Stock Option Plan. All options were granted at fair market value on the day of grant.

7.   Litigation.

     The Company is a co-defendant in an action brought by an owner of an apartment above the South Norwalk Company restaurant for negligence per se, intentional infliction of emotional distress, negligent infliction of emotional distress, and violations of the Connecticut Unfair Trade Practices Act (CUTPA) based upon alleged excessive noise and rude and/or threatening conduct of employees. The jury awarded a verdict in the amount of $625,000 against various defendants, including the Company`s former Chairman on August 5, 1998.
Accordingly, the Company has recorded a $625,000 charge in the quarter ended September 30, 1998 to accrue this judgment. On November 20, 1998, the Court set aside the jury's verdict as to all counts against the Company except for plaintiff's claim for negligence per se and accordingly reduced the jury's award to $225,000. Accordingly, the Company reduced by $400,000, in the quarter ended December 31, 1998, the amount of the accrual recognized in the quarter ended September 30, 1998. The jury's award is currently on appeal by the Company, and plaintiff has appealed the Court's decision to set aside a portion of the jury's verdict and reduce the award. There are also potential claims of indemnification by other defendants against the Company in the event the plaintiff's appeal is successful.

     In July 1999, a demand letter was tendered to the Company by the legal counsel of the former Chairman seeking indemnification from potential liabilities arising out of this matter. This demand is based on an indemnification provision in an agreement between the former Chairman and the Company. The Company believes that there are valid defenses to the indemnification claim.

     Plaintiff's negligence claims in this matter are arguably covered by one or more of the Company's insurance policies. Farmington Casualty Company ("Farmington") and Insurance Company of Greater New York ("GNY"), two out of three of the Company`s insurance carriers, retained counsel to represent the Company and defended the Company in this case under a reservation of rights. The third, Public Service Mutual Ins. Co., denied coverage for the claim altogether. GNY and Farmington have continued to prosecute the appeal in this matter, but under a reservation of rights. The Company has advised Farmington and GNY that it intends to pursue its rights in an action for damages and declaratory relief in the event that the appeal is unsuccessful and the insurance carriers refuse to provide coverage for plaintiff's claims. GNY and Farmington continue to reserve all rights with respect to coverage.

                  SPENCER'S RESTAURANTS, INC. AND SUBSIDIARIES

     Settlement negotiations are ongoing. However, there can be no assurance of a satisfactory settlement.

     The Company is a defendant in an action for an alleged breach of a commercial lease in which damages exceeding $190,000 are being sought. The Company has disputed this claim and believes that the plaintiff has inadequately responded to the Company's demand for discovery and inspection and interrogatories. A compliance conference was adjourned to June 21, 2000. The Company is vigorously defending this action.

     The Company is also a party in various other legal actions incidental to the normal conduct of its business. Management does not believe they will be material or will have an adverse effect on the Company's consolidated financial position, results of operations or liquidity.

==============================================
     No dealer, sales representative or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, or any underwriter. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy common stock by anyone in any jurisdiction in which such an offer or solicitation is not authorized, or in which the person making such an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date of this prospectus.

                                 --------------

                                TABLE OF CONTENTS
                                                    Page
                                                    ----
Prospectus Summary...................................
Risk Factors.........................................
Dividend Policy......................................
Capitalization.......................................
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations........................................
Use of Proceeds......................................
Determination of Offering Price......................
Selling Security Holders.............................
Plan of Distribution.................................
Description of Securities............................
Our Business.........................................
Legal Matters........................................
Experts  ............................................

                                 --------------

     Until , 2000 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered Securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

==============================================

==============================================

            200,000,000 Shares

Being sold by certain Selling Stockholders






        SPENCER'S RESTAURANTS, INC.


               Common Stock








                 PROSPECTUS








              __________, 2000


====================================


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than the underwriting discounts, payable by the Registrant in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee.

SEC Registration Fee.................................       $
*Printing Costs......................................
*Legal Fees and Expenses.............................
*Accounting Fees and Expenses........................
*Blue Sky Fees and Expenses..........................
*Transfer Agent and Registrar Fees...................
*Miscellaneous.......................................
Total    ............................................       $

*To be filed by amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Article VII of the Registrant's Bylaws provides for indemnification by Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall bot be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability ((i)for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases, redemptions or other distributions, or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation provides for such limitation of liability. The Registrant intends to obtain directors, and officers, insurance providing indemnification for certain of the Registrant's directors, officers and employees for certain liabilities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

During the fiscal year ended June 30, 1999, the Company commenced an offering (the "Offering") of its Series B Convertible Preferred Shares, $.10 par value. Between February 17, 1999 and July 2, 1999, the Company sold approximately $6,000,000 of Series B Preferred Shares pursuant to the Offering and converted approximately $1,350,000 of its debt to Company equity. During the Offering, the Company satisfied, by payment of cash and/or equity in the form of preferred and/or common stock, the following: (a) all outstanding Series C promissory notes; (b) certain outstanding Series B promissory notes; (c) all outstanding promissory notes related to the Fairfield facility; and (d) all outstanding promissory notes from (i) September 1997, (ii) March through June 1998, and
(iii) October and November 1998, effectively satisfying all short term and long term debt save approximately $229,000 of Series B Notes due July 2000.

During the fiscal year ended June 28, 1998, the Company privately sold approximately $850,000 of its common stock at $.15 per share and issued convertible promissory notes for approximately $50,000. All notes were satisfied by payment of cash and/or conversion to Company equity at the Initial Closing of the Offering. In addition, certain management personnel deferred a portion of their salary pending completion of the Offering. This debt was satisfied by payment of cash and conversion to Company equity at the Initial Closing of the Offering.

During the fiscal year ended June 29, 1997, the Company converted debt to equity resulting in the issuance of an additional 6,493 shares of common stock.

ITEM 16.  EXHIBITS

(a)

Exhibit No.       Description

3.1               Form of Restated Certificate of Incorporation of the Registrant (1)

3.1.1             Designation of Preferred Stock (2)

3.1.2             Amendment to Certificate of Incorporation regarding capitalization of Registrant (4)

3.2               By-Laws (1)

4.1               Form of Common Stock Certificate (1)

4.2+              Form of Series B Preferred Stock Certificate

5.1+              Opinion of Ruskin, Moscou, Evans & Faltischek, P.C.

10.1              1994 Employee Stock Option Plan (1)

10.2              1994 Non-executive Directors Stock Option Plan (1)

10.3              Employment Agreement with Stephen A. Stein (2)

10.3.1+           Revised Employment Agreement with Stephen A. Stein

10.4              Lease Agreement with Jack Cioffi Trust ULWT dated April 15, 1996 together with Exhibits (2)

10.5              Form of Series C Note (2)

10.6              License Agreement by and between Ottomanelli Bros., Ltd. and The Rattlesnake Holding    Company, Inc. (3)

10.7+             Convertible Subordinated Secured 18% Promissory Note dated March 4, 1997, in favor of J.L.B. of Nevada, Inc.

10.8+             Convertible Subordinated Secured 18% Promissory Note dated March 4, 1997, in favor of Michael Lauer

10.09             Reorganization and Stock Exchange Agreement among The Rattlesnake Holding Company, Inc. and Ottomanelli Brothers
                  West, Ltd., Ottomanelli's Cafe Franchising Corp., 34th St. Cafe Associates Inc., Garden State Cafe Corp. (3)

10.10             Modification Agreement to the Reorganization and Stock Exchange Agreement among The Rattlesnake Holding Company,
                  Inc. and Ottomanelli Brothers West, Ltd., Ottomanelli Cafe Franchising Corp., 34th St. Cafe Associates, Inc.,
                  Garden State Cafe Corp. and their shareholders, dated February 26, 1998. (3)

10.11             Amendment Agreement among The Rattlesnake Holding Company, Inc. and Ottomanelli Brothers West, Ltd., Ottomanelli
                  Cafe Franchising Corp., 34th St. Cafe Associates, Inc., Garden State Cafe Corp., Nicolo Ottomanelli and Joseph
                  Ottomanelli, dated  April 27, 1998. (3)

10.12             Registration Rights Agreement dated February 26, 1997. (3)

10.13+            William J. Opper Severance Agreement

10.14             Shelly Frank Consulting Agreement dated as of October 1998. (3)

10.15             Kenneth Berry Employment Agreement dated as of October 1998. (3)

10.15.1           Amendment to Kenneth Berry Employment Agreement dated as of March 1999. (+)

10.16             A.G. (Sandy) Rappaport Consulting Agreement dated as of July 20, 1998. (3)

10.17             Frank Ferro Employment Agreement dated as of September 1998. (3)

10.18             Stephan A. Stein Consulting Agreement dated as of May 1, 1998. (3)

10.18.1           Amendment to Stephan A. Stein Consulting Agreement dated as of March 15, 1997. (3)

10.19             Nicolo Ottomanelli Employment Agreement dated as of February 26, 1998. (3)

10.19.1           Amendment to Nicolo Ottomanelli Employment Agreement dated as of October 1998. (3)

10.20             Form of Shelly Frank and Kenneth Berry Warrants. (3)

10.21             Form of Investor Rights Agreement for Subscribers in Offering. (3)

10.22             Form of Warrant Issued to Commonwealth Associates in Offering. (3)

22                Subsidiary List (+)

23.1              Consent of KPMG LLP

23.2              Consent of Ruskin, Moscou, Evans & Faltischek, P.C. (included in Exhibit 5.1)

24                Power of Attorney (included on signature page) (4)

------------------------

          (1)  Previously   filed  with  the   Commission   with  the  Company's
               registration on Form SB-2 (File No. 33-88486)
          (2)  Previously  filed  with the  Company's  10-KSB for the year ended
               June 30, 1996.
          (3)  Previously  filed  with the  Company's  10-KSB for the year ended
               June  28,  1998.
          (4)  Previously  filed  with the  Company's  Registration  in Form S-1 filed August 16, 1999.
          +    To be filed by amendment.

(b)  Reports on Form 8-K

     None.

(c) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth herein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933,as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public polity as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that: (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective. (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 21st day of July, 2000.


                                           /s/ Kenneth Berry
                                           ------------------------------------
                                           Kenneth Berry, President


                                           /s/ John Reuther
                                           ------------------------------------
                                           John Reuther, Chief Financial Officer


POWER OF ATTORNEY KNOW ALL PERSONS BY THESE PRESENT, that persons whose signatures appear below each severally constitutes and appoints Kenneth Berry and Stephan A. Stein, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do, or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                        Title                  Date
--------------------------------------------------------------------------------

      /s/ Kenneth Berry                     Director           July 31, 2000
----------------------------------
          Kenneth Berry


     /s/ Stephan A. Stein                   Director           July 31, 2000
----------------------------------
        Stephan A. Stein


     /s/ Nicolo Ottomanelli                 Director           July 31, 2000
----------------------------------
       Nicolo Ottomanelli